Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of August 6, 2021 by and among THE ONE GROUP, LLC, a Delaware limited liability company (the “Company”); the other Credit Parties signatory hereto; the Lenders signatory hereto and GOLDMAN SACHS BANK USA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.The Credit Parties, Lenders and Administrative Agent are parties to a certain Credit and Guaranty Agreement, dated as of October 4, 2019 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of May 8, 2020, and by that certain Second Amendment to Credit and Guaranty Agreement, dated as of August 10, 2020, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Company;

B.The Company has requested that the Lenders amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders executing this Amendment, which Lenders constitute the Requisite Lenders, are willing to do so;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A.AMENDMENTS

1. Effective as of the Third Amendment Effective Date, the Existing Credit Agreement (excluding all Exhibits and Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto.

B.CONSENTS

1. Effective as of the Third Amendment Effective Date, the Lenders agree that the Company shall no longer be required to deliver the 13-week cash flow projection to the

Administrative Agent on a weekly basis, as required under that certain Consent Letter dated as of May 4, 2020, executed by the Lenders in favor of the Company.

C.CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Credit Parties shall have no rights under this Amendment, until the following conditions are satisfied:

1.Administrative Agent shall have received:

(i)executed counterparts of (A) this Amendment from the Company, each other Credit Party, each of the Guarantors and the Lenders and (B) the Fee Letter from the Company, in each case, in form and substance satisfactory to Administrative Agent;

(ii)for each Credit Party, a certificate from an Authorized Officer of such Credit Party certifying that its Organizational Documents are in full force and effect and have not been amended or otherwise altered since the Closing Date (or, if applicable, the most recent date such Organizational Documents were certified by an Authorized Offer of the Company), and attaching (a) (x) a copy of the resolutions of the Board of Directors of such Credit Party that were delivered to Administrative Agent on the Closing Date, certified as of the Third Amendment Effective Date by an Authorized Officer as being in full force and effect without modification or amendment and/or (y) and (y) resolutions of the Board of Directors of Holdings authorizing this Amendment and the transactions contemplated hereby on behalf of itself and, as a member of the other Credit Parties, on behalf of the other Credit Parties, and (b) a good standing certificate or other equivalent evidence, if applicable, dated a recent date from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business;

(iii)payment of a principal amount equal to $22,160,000, which constitutes the amount necessary to reduce the outstanding principal amount of the Term Loans to $25,000,000, together with all accrued interest on such principal amount and the Prepayment Fee required under the Fee Letter in connection with such prepayment; and

(iv)reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of counsel to Administrative Agent).

2.Administrative Agent shall have completed, to its satisfaction, all legal, regulatory, financial, accounting and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Credit Parties in scope and determination satisfactory to Administrative Agent, and shall have received internal credit committee approval for the transactions contemplated by this Amendment.

2

3.The organizational structure and capital structure of Holdings and its Subsidiaries, both before and after giving effect to the transactions contemplated by this Amendment, shall be satisfactory to Administrative Agent.

4.The pro forma income statement or other financial information delivered to the Administrative Agent shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that the Company shall have generated Consolidated Adjusted EBITDA for the twelve-month period ending June 30, 2021 of at least $24,000,000.

5.The pro forma balance sheet or other financial information delivered to the Administrative Agent shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Third Amendment Effective Date and immediately after giving effect to any Credit Extensions to be made on the Third Amendment Effective Date, including the payment of all Transaction Costs required to be paid in Cash, the ratio of (i) total Indebtedness for Company and its Subsidiaries as of the Third Amendment Effective Date, to (ii) pro forma Consolidated Adjusted EBITDA for the twelve-month period ending June 30, 2021 shall not be greater than 1.10:1.00.

D.REPRESENTATIONS

To induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent that:

1.Each of the Credit Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing (if applicable and provided that an English Credit Party shall not be required at any time to make such good standing representation and warranty) under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect;

2.The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Credit Party that is a party hereto;

3.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

4.The Credit Parties have, at all times following May 4, 2020, complied with the terms of that certain letter agreement, dated May 4, 2020, from Goldman Sachs Bank USA to the Company; all proceeds of the CARES Act Loans (as defined in such letter agreement) were applied in accordance with such letter agreement and all such loans have been forgiven; and

3

5.After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof.

E.OTHER AGREEMENTS

1.Continuing Effectiveness of Credit Documents. As amended hereby, all terms of the Credit Agreement and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Credit Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2.Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Credit Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Credit Parties to the Lenders or any other obligation of the Credit Parties, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Credit Parties, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3.Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Administrative Agent and the Lenders under the Credit Agreement and the other Credit Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Credit Documents.

4.Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to the Lenders and Administrative Agent, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes of the Credit

4

Agreement.

5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Credit Documents or an accord and satisfaction in regard thereto.

7.Costs and Expenses. The Credit Parties agrees to pay on demand all costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent with respect thereto.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Amendment are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature and, when used elsewhere in this Amendment, “electronic transmission,” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

9.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Amendment.

10.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11.Release. (a) Each Credit Party hereby releases, acquits, and forever discharges Administrative Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Administrative Agent and the Lenders (each a “Releasee”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Releasee existing or occurring on or prior to the date of this Amendment or any instrument executed on or prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Credit Documents. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of Releasees, and their

5

respective heirs, executors, administrators, successors and assigns, and the other released parties set forth herein. No Credit Party is aware of any claim or offset against, or defense or counterclaim to, any Credit Party’s obligations or liabilities under the Credit Agreement or any other Credit Document. The provisions of this Section shall survive payment in full of the Obligations, full performance of the terms of this Amendment and the Credit Documents, and/or Administrative Agent’s or each Lender’s actions to exercise any remedy available under the Credit Documents or otherwise. Each Credit Party warrants and represents that such Credit Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each Credit Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

[remainder of page intentionally left blank]

6

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

THE ONE GROUP, LLC, as the Company

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

THE ONE GROUP HOSPITALITY, INC., as Holdings

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

LITTLE WEST 12TH LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

BASEMENT MANAGER, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

MPD SPACE EVENTS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

ONE 29 PARK MANAGEMENT, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK MIDTOWN HOLDINGS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK MIDTOWN, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

ONE MARKS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

WSATOG (MIAMI) LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK MIAMI, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

STK MIAMI SERVICE, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK-LA, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK – LAS VEGAS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK ATLANTA, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK ORLANDO LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK CHICAGO LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

STK WESTWOOD, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK DENVER, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK DALLAS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK REBEL AUSTIN, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK TEXAS HOLDINGS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK TEXAS HOLDINGS II, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

STK REBEL SAN DIEGO, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK ROOFTOP SAN DIEGO, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK IBIZA, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

THE ONE GROUP – STKPR, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

THE ONE GROUP - MENA, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

THE ONE GROUP - QATAR VENTURES, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

THE ONE GROUP – MEXICO, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

SEAPORT REBEL RESTAURANT LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK NASHVILLE, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG MARKETING LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK ASPEN, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG ORLANDO F&B MANAGER LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

KONA GRILL ACQUISITION, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG KONA MACADAMIA, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG KONA BALTIMORE, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG KONA TEXAS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG KONA SUSHI, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

T.O.G. (UK) LIMITED

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

HIP HOSPITALITY LIMITED

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

T.O.G. (ALDWYCH) LIMITED

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

CA ALDWYCH LIMITED

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

9401415 CANADA LTD.

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

TOG KONA TEXAS CONCESSION, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

STK SCOTTSDALE, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

STK BELLEVUE, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

JEC II LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

KGA TEXAS, LLC

By:	/s/ Tyler Loy
Name: Tyler Loy
Title: Authorized Officer

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent and as a Lender

By:	/s/ Greg Watts
Name:	Greg Watts
Title:	Authorized Signatory

[Signature Page to Third Amendment to Credit and Guaranty Agreement]

Exhibit A to Third Amendment

[see attached]

~~CONFORMED~~

~~through Second~~

Exhibit A to Third Amendment  ~~August 10, 2020~~

CREDIT AND GUARANTY AGREEMENT

dated as of October 4, 2019

among

THE ONE GROUP HOSPITALITY, INC.,

as Holdings,

THE ONE GROUP, LLC,

as Company,

CERTAIN SUBSIDIARIES OF HOLDINGS,

as Guarantors

VARIOUS LENDERS,

GOLDMAN SACHS BANK USA,

as Administrative Agent, Collateral Agent and Lead Arranger

$60,000,000 Senior Secured Credit Facilities

TABLE OF CONTENTS

		Page

SECTION 1 DEFINITIONS AND INTERPRETATION		1

1.1	Definitions	1
1.2	Accounting Terms, Financials Statements, Calculations, Etc	60
1.3	Interpretation, Etc	61

SECTION 2 LOANS AND LETTERS OF CREDIT		62

2.1	Term Loans	62
2.2	Revolving Loans	~~56~~63
2.3	Issuance of Letters of Credit and Purchase of Participations Therein	64
2.4	Pro Rata Shares; Availability of Funds	~~62~~69
2.5	Use of Proceeds	~~63~~70
2.6	Evidence of Debt; Register; Lenders’ Books and Records; Notes	~~63~~70
2.7	Interest on Loans	~~64~~71
2.8	and Letter of Credit Disbursements.	~~64~~71
2.8	Conversion/Continuation	73
2.9	Default Interest	~~66~~73
2.10	Fees	74
2.11	Scheduled Payments	75
2.12	Voluntary Prepayments/Commitment Reductions	~~68~~75
2.13	Mandatory Prepayments/Commitment Reductions	~~69~~77
2.14	Application of Prepayments/Reductions	~~72~~80
2.15	General Provisions Regarding Payments	~~73~~81
2.16	Ratable Sharing	~~74~~82
2.17	Making or Maintaining LIBO Rate Loans	~~75~~83
2.18	Increased Costs; Capital Adequacy	87
2.19	Taxes; Withholding, Etc.	~~79~~88
2.20	Obligation to Mitigate	91
2.21	Defaulting Lenders	92
2.22	Removal or Replacement of a Lender	95
2.23	Limitation on Interest.	97
2.24	Interest Act (Canada).	97

SECTION 3 CONDITIONS PRECEDENT		98

3.1	Closing Date	98
3.2	Conditions to Each Credit Extension	104

SECTION 4 REPRESENTATIONS AND WARRANTIES		~~95~~105

4.1	Organization; Requisite Power and Authority; Qualification	~~95~~106

i

4.2	Capital Stock and Ownership	106
4.3	Due Authorization	106
4.4	No Conflict	106
4.5	Governmental Consents	~~96~~107
4.6	Binding Obligation	107
4.7	Historical Financial Statements	107
4.8	Projections	107
4.9	No Material Adverse Change	~~97~~107
4.10	[Reserved]	~~97~~108
4.11	Adverse Proceedings, etc	~~97~~108
4.12	Payment of Taxes	108
4.13	Properties	108
4.14	Environmental Matters	109
4.15	No Defaults	109
4.16	Material Contracts	~~99~~110
4.17	Governmental Regulation	~~99~~110
4.18	Federal Reserve Regulations; Exchange Act	110
4.19	Employee Matters	110
4.20	Employee Benefit Plans	~~100~~111
4.21	Certain Fees	112
4.22	Solvency	~~101~~112
4.23	Related Agreements	~~101~~112
4.24	Compliance with Statutes, Etc.	112
4.25	Disclosure	~~102~~113
4.26	Sanctions; Anti-Corruption and Anti-Bribery Laws; Anti-Terrorism and Anti-Money Laundering Laws; Etc.	113
4.27	Senior Indebtedness	~~103~~114
4.28	Government Contracts	~~103~~114
4.29	Growers’ Liens	~~103~~114
4.30	Food Safety Laws	~~104~~115
4.31	Indemnification and other Similar Obligations	116
4.32	Data Privacy and Security	116
4.33	Canadian Defined Benefit Plan	117
4.34	Governmental Contracts	~~106~~117
4.35	Centre of main interests and establishments	~~106~~117

SECTION 5 AFFIRMATIVE COVENANTS		117

5.1	Financial Statements and Other Reports	118
5.2	Existence	123
5.3	Payment of Taxes and Claims	~~112~~124
5.4	Maintenance of Properties	124
5.5	Insurance	124
5.6	Books and Records; Inspections	~~113~~125

5.7	Lenders Meetings	125
5.8	Compliance with Laws	125
5.9	Environmental	126
5.10	Additional Guarantors	~~115~~127
5.11	Additional Locations	128
5.12	Growers’ Liens.	129
5.13	Further Assurances	131
5.14	Miscellaneous Covenants	~~119~~131
5.15	Post Closing Matters	132
5.16	Data Privacy and Security	132
5.17	UK PSC Register	~~120~~132

SECTION 6 NEGATIVE COVENANTS		~~120~~133

6.1	Indebtedness	~~120~~133
6.2	Liens	~~122~~135
6.3	Equitable Lien	~~124~~137
6.4	No Further Negative Pledges	137
6.5	Restricted Junior Payments	138
6.6	Restrictions on Subsidiary Distributions	139
6.7	Investments	139
6.8	Financial Covenants	~~127~~140
6.9	Fundamental Changes; Disposition of Assets; Acquisitions	~~128~~143
6.10	Disposal of Subsidiary Interests	~~129~~144
6.11	Sales and Lease-Backs	~~130~~144
6.12	Transactions with Shareholders and Affiliates	~~130~~145
6.13	Conduct of Business	~~130~~145
6.14	Permitted Activities of Holdings	~~130~~145
6.15	Amendments or Waivers of Certain Related Agreements	~~131~~146
6.16	Amendments or Waivers with Respect to Certain Indebtedness	~~131~~146
6.17	Fiscal Year; Accounting Policies	~~131~~146
6.18	Deposit Accounts and Securities Accounts	~~131~~146
6.19	Amendments to Organizational Agreements and Material Contracts	~~131~~146
6.20	Prepayments of Certain Indebtedness	~~132~~146
6.21	Use of Proceeds	~~132~~147
6.22	~~New Restaurants~~	~~132~~[Reserved] 147
6.23	Canadian Defined Benefit Plans	~~132~~147

SECTION 7 GUARANTY		~~132~~147

7.1	Guaranty of the Obligations	~~132~~147
7.2	Contribution by Guarantors	~~132~~147
7.3	Payment by Guarantors	~~133~~148
7.4	Liability of Guarantors Absolute	~~133~~148
7.5	Waivers by Guarantors	~~135~~150

7.6	Guarantors’ Rights of Subrogation, Contribution, Etc	~~136~~151
7.7	Subordination of Other Obligations	~~136~~152
7.8	Continuing Guaranty	~~137~~152
7.9	Authority of Guarantors or Company	~~137~~152
7.10	Financial Condition of Company	~~137~~152
7.11	Bankruptcy, etc	~~137~~153
7.12	Discharge of Guaranty Upon Sale of Guarantor	~~138~~153
7.13	Keepwell	~~138~~154

SECTION 8 EVENTS OF DEFAULT		~~139~~154

8.1	Events of Default	~~139~~154

SECTION 9 AGENTS		~~143~~159

9.1	Appointment of Agents	~~143~~159
9.2	Powers and Duties	~~143~~159
9.3	General Immunity	~~144~~160
9.4	Agents Entitled to Act as Lender	~~145~~162
9.5	Lenders’ Representations, Warranties and Acknowledgment	~~146~~162
9.6	Right to Indemnity	~~148~~165
9.7	Successor Administrative Agent and Collateral Agent	~~149~~165
9.8	Collateral Documents and Guaranty	~~151~~167
9.9	Withholding Taxes	~~153~~169
9.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~153~~170
9.11	Bankruptcy Plan Voting	~~154~~171

SECTION 10 MISCELLANEOUS		~~155~~171

10.1	Notices	~~155~~171
10.2	Expenses	~~156~~173
10.3	Indemnity and Related Reimbursement	~~157~~174
10.4	Set-Off	~~159~~175
10.5	Amendments and Waivers	~~159~~176
10.6	Successors and Assigns; Participations	~~163~~180
10.7	Independence of Covenants	~~167~~184
10.8	Survival of Representations, Warranties and Agreements	~~167~~185
10.9	No Waiver; Remedies Cumulative	~~167~~185
10.10	Marshalling; Payments Set Aside	~~168~~185
10.11	Severability	~~168~~185
10.12	Obligations Several; Actions in Concert	~~168~~186
10.13	Headings	~~168~~186
10.14	APPLICABLE LAW	~~169~~186
10.15	CONSENT TO JURISDICTION	~~169~~186
10.16	WAIVER OF JURY TRIAL	~~169~~187

10.17	Confidentiality	~~170~~188
10.18	Usury Savings Clause	~~171~~189
10.19	Effectiveness; Counterparts	~~171~~189
10.20	Entire Agreement	~~172~~189
10.21	PATRIOT Act	~~172~~189
10.22	Electronic Execution of Assignments and Credit Documents	~~172~~190
10.23	No Fiduciary Duty	~~172~~190
10.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~173~~190
10.25	Limitations Act, 2002.	~~173~~191
10.26	Language.	~~173~~191
10.27	Joint and Several Obligations.	~~173~~191
10.28	Judgment Currency.	~~174~~192

v

APPENDICES:	A-1 Term Loan Commitments
A-2 Revolving Commitments
B Notice Addresses

SCHEDULES:	1.1(a) Historical Consolidated Adjusted EBITDA
1.1(b) Certain Material Real Estate Assets
1.1(c) Existing Indebtedness
3.1 Closing Date Collateral Documents
4.1 Jurisdictions of Organization and Qualification
4.2 Capital Stock and Ownership
4.13 Real Estate Assets
4.16 Material Contracts
4.20 Pension Schemes
4.29 Protected Vendor Claims
5.15 Certain Post Closing Matters
6.1 Certain Indebtedness
6.2 Certain Liens
6.7 Certain Investments
6.12 Certain Affiliate Transactions

EXHIBITS:	A-1 Funding Notice A-2 Issuance Notice
B Conversion/Continuation Notice C Compliance Certificate
D Assignment Agreement
E-1 U.S. Tax Compliance Certificate E-2 U.S. Tax Compliance Certificate E-3 U.S. Tax Compliance Certificate E-4 U.S. Tax Compliance Certificate F-1 Closing Date Certificate
F-2 Solvency Certificate
G Counterpart Agreement
H Intercompany Note and Subordination
I Wind-Down Budget

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of October 4, 2019, is entered into by and among THE ONE GROUP HOSPITALITY, INC., a Delaware corporation (“Holdings”), THE ONE GROUP, LLC, a Delaware limited liability company (the “Company”), and certain of their respective Subsidiaries, as Guarantors, the Lenders party hereto from time to time, and GOLDMAN SACHS BANK USA (“GSB”), as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders.

RECITALS:

WHEREAS, Lenders and Issuing Bank have agreed to extend certain credit facilities to the Company in the amounts and upon the terms and conditions more particularly set forth herein, the proceeds of which will be used in accordance with Section 2.5; and

WHEREAS, the Company and the other Guarantors party hereto have agreed to guarantee the Obligations of the other Credit Parties hereunder and to secure all such Persons’ respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock issued by Company and all of the Capital Stock issued by any Subsidiary of Company or Holdings, subject to the limitations set forth herein and in the Collateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND INTERPRETATION

1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accounts” means all “accounts” (as defined in the UCC) of any Credit Party and its Subsidiaries (or, if referring to another Person, of such Person), including accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Acquisition” means the acquisition of, by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures, in each case in the ordinary course of business), the business, a substantial portion of the property or assets of, or a substantial portion of the Capital Stock or other evidence of beneficial ownership of, any Person, any division or line of business, or any other business unit of any Person.

“Acquisition Consideration” means, with respect to any Permitted Acquisition or any other acquisition of any property or assets by any Person (including in connection with an Asset Sale consummated by a Credit Party), the aggregate purchase consideration for such Permitted Acquisition or other Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, such Permitted Acquisition or other Acquisition, whether paid in cash, by issuance of a note, or by exchange of Capital Stock or of other assets or otherwise, and, in each case, whether payable at or prior to the consummation of such Permitted Acquisition or other Acquisition or deferred for payment at any future time, and whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, earn out obligations (or similar deferred purchase price obligations), seller financing indebtedness, and agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, profits or other performance (or the like) of any Person or business. For purposes of this Agreement, any such consideration not consisting of Cash paid or payable upon the closing of any such Permitted Acquisition or other Acquisition shall be valued at the principal amount thereof in the case of notes or other debt Securities, the stated amount thereof in the case of fixed post-closing installments or similar seller financing indebtedness obligations, the maximum payout amount in the case of any capped earn out obligations or similar deferred contingent payment obligations, and reasonably estimable fair market value in the case of any other non-Cash consideration.

“Additional Collateral Documents” means each fixed or floating charge, debenture, deed, mortgage, security agreement, filing, assignment or security instrument or other similar instrument or agreement, in form and substance satisfactory to the Collateral Agent, executed by any Credit Party or any of their Subsidiaries with or in favor of the Collateral Agent in order to grant Liens in the Capital Stock of and all real, personal or mixed property of any Credit Party or any of its Subsidiaries organized or incorporated in any jurisdiction located outside of the United States to secure the Obligations; provided that Additional Collateral Documents shall exclude the Pledge and Security Agreement, the Canadian Collateral Documents, the English Collateral Documents, the Mortgages and the Landlord Collateral Access Agreements.

“Adjusted LIBO Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBO Rate Loan, the greater of (x) ~~1.75~~1.00% per annum, and (y) the rate per annum obtained by dividing (i)(a) the rate per annum equal to the rate determined by Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page that displays such rate) or on the appropriate page of any other information service that publishes that rate from time to time in place of Reuters, determined as of approximately

11:00 a.m. (London, England time) on such Interest Rate Determination Date (the rate referenced in this clause (a), the “Eurodollar Screen Rate”), or (b) in the event the Eurodollar Screen Rate is not available, the rate per annum equal to the offered rate, truncated at five decimal digits, that is set forth on or in such other available quotation page or service as is acceptable to Administrative Agent in its sole discretion and that provides an average ICE Benchmark Administration Limited Interest Settlement Rate or another London interbank offered rate administered by any other Person that takes over the administration of such rate for deposits (for delivery on the first day of the relevant period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available or if such information, in the reasonable judgment of Administrative Agent, shall cease to accurately reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by Administrative Agent, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate, truncated at five decimal digits, to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

~~“Adjustment Event” as defined in the definition of Applicable Margin.~~

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.17(c).

“Affected Loans” as defined in Section 2.17(c).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Capital Stock having ordinary voting power for the election of members of the Board of Directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent” means each of Administrative Agent, Collateral Agent, and any other Person appointed as an agent, arranger, bookrunner or similar title or capacity under or otherwise in connection with the Credit Documents.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.16.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement.

“Anti-Corruption and Anti-Bribery Laws” means any and all requirements of law related to anti-bribery or anti-corruption matters, including the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and the Corruption of Foreign Public Officials Act (Canada).

“Anti-Terrorism and Anti-Money Laundering Laws” means any and all requirements of law related to engaging in, financing, or facilitating terrorism or money laundering, including the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s), 1820(b) and 1951-1959), Trading With the Enemy Act (50 U.S.C. §1 et seq.), Executive Order 13224 (effective September 24, 2001), the Canadian Anti-Terrorism Laws, the Canadian Anti-Money Laundering Laws, and each of the laws, regulations, and executive orders administered by OFAC (31 C.F.R., Subtitle B, Chapter V).

“Applicable Margin” means (i) with respect to Loans that are LIBO Rate Loans, ~~(a) from the Closing Date until (1) the date of delivery of the Compliance Certificate and the financial statements for the period ending December 31, 2020 or (2) the date of the first Adjustment Event (as defined below), a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect was greater than 1.75:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:~~5.00% per annum, and (ii) with respect to any Loans that are Base Rate Loans, 4.00% per annum.

~~Leverage Ratio~~	~~Applicable Margin for Loans~~
~~Greater than or equal to 1.75:1.00~~	~~6.75%~~
~~Less than 1.75:1.00 but greater than or equal to 1.25:1.00~~	~~6.25%~~

~~Leverage Ratio~~	~~Applicable Margin for Loans~~
~~Less than 1.25:1.00~~	~~5.75%~~

~~and (ii) with respect to any Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for LIBO Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. With respect to changes in the Applicable Margin resulting from the delivery of the applicable financial statements, no change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Leverage Ratio pursuant to Section 5.1(a), (b), (c), or (d). With respect to changes in the Applicable Margin arising from changes in the Leverage Ratio due to Company’s payment of the Loans or additional borrowings hereunder (including prior to the initial delivery of financial statements pursuant to Section 5.1(b) after the Closing Date), any such change shall be effective one Business Day following the effective date of any applicable Funding Notice with respect to any borrowing and/or delivery of any Compliance Certificate in connection with any payment of the Loans, and such Funding Notice or Compliance Certificate, as applicable, shall include a calculation of the Leverage Ratio at such time (each, an “Adjustment Event”). At any time when a Default or Event of Default has occurred and is continuing or Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(a), (b), (c), or (d) or the Funding Notice or the Compliance Certificate, as applicable, the Applicable Margin shall be determined as if the Leverage Ratio were greater than or equal to the highest percentage set forth in the table above. After its receipt of the applicable information under Section 5.1(d) or the occurrence of an Adjustment Event, Administrative Agent will reasonably promptly give each Lender notice of the Applicable Margin in effect as a result of such event. Without limitation of any other provision of this Agreement or any other remedy available to Administrative Agent or Lenders under any of the Credit Documents, to the extent that any financial statements or any information contained in any Compliance Certificate delivered pursuant to Section 5.1(a), (b), (c), or (d) or the calculation of the Leverage Ratio as set forth in the Funding Notice or Compliance Certificate, as applicable, delivered in connection with an Adjustment Event is incorrect in any manner and such financial statements or other information, if correct, would have led to the application of a higher Applicable Margin for any period (the “Applicable Period”), then (x) Company or any other Credit Party shall immediately deliver to Administrative Agent and/or Lenders corrected financial statements or other corrected information for such Applicable Period, (y) Administrative Agent may recalculate the Applicable Margin based upon such corrected financial statements or such other corrected information, and (z) upon notice thereof to Company, the Loans shall bear interest based upon such recalculated Applicable Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.9 or Section 8.~~

“Applicable Reserve Requirement” means, at any time, for any LIBO Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities that includes deposits by reference to which the applicable Adjusted LIBO Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets that include LIBO Rate Loans. A LIBO Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBO Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein that is distributed to Agents, Lenders or Issuing Bank by means of electronic communications pursuant to Section 10.1(b).

“Asset Sale Reinvestment Amounts” as defined in Section 2.13(a).

“Asset Sale Reinvestment Period” as defined in Section 2.13(a).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person that is an entity, any duly authorized individual natural Person holding the position of chairman of the Board of Directors (if an officer), chief executive officer, president’, vice president, Chief Financial Officer, or, if approved by Administrative Agent, any other officer position with similar authority; provided, that the secretary or assistant secretary of such Person, or another officer of such Person satisfactory to Administrative Agent, shall have delivered an incumbency certificate to Administrative Agent verifying the authority of such Authorized Officer.

“Availability” means, at any time of determination, an amount equal to the lesser of (i) the aggregate amount of undrawn Revolving Loan Commitments, and (ii) the difference of (A) the Maximum Credit Amount less (B) the aggregate outstanding principal (or equivalent) balance of Consolidated Total Debt (including any outstanding Loans and any other Indebtedness that will be incurred simultaneously with or on the same date as such Credit Extension) at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank of America Letters of Credit” means the letter of credit issued by Bank of America, N.A. and as set forth on Schedule 6.1.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it from time to time in effect including the BIA, the CCAA, the CBCA and the WURA.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (iii) the sum of (a) the Adjusted LIBO Rate (after giving effect to any Adjusted LIBO Rate “floor”) that would be payable on such day for a LIBO Rate Loan with a one-month Interest Period plus (b) the difference between the Applicable Margin for LIBO Rate Loans and the Applicable Margin for Base Rate Loans, and (iv) ~~4.75~~4.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark ~~Delayed Discontinuance~~” means, initially, Adjusted LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.17(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark

Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)for purposes of Section 2.17(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of Adjusted LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 2.17(b)(i); and

(2)for purposes of Section 2.17(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar- denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than Adjusted LIBO Rate, the occurrence of ~~one or more of the following events with respect to the Adjusted LIBO Rate: (1)~~ a public statement or publication of information by or on behalf of the administrator of the ~~Adjusted LIBO Rate~~then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that:

(1)such administrator has ceased or will cease ~~at~~on a ~~future~~specified date to provide ~~the Adjusted LIBO Rate~~all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Adjusted LIBO Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted LIBO Rate, a resolution authority with jurisdiction over the administrator for the Adjusted LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted LIBO Rate, which states that the administrator of the Adjusted LIBO Rate will cease to provide the Adjusted LIBO Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBO Rate; or (3) a public statement or publication of information by the administrator of the Adjusted LIBO Rate that it will invoke, permanently or indefinitely, its insufficient submissions policy.~~any Available Tenor of such Benchmark; or

~~“Benchmark Discontinuance Event” means a Benchmark Delayed Discontinuance Event or a Benchmark Immediate Discontinuance Event.~~

~~“Benchmark Immediate Discontinuance Event” means (1) a public statement by the regulatory supervisor for the administrator of the Adjusted LIBO Rate or any Governmental Authority having jurisdiction over the Lender announcing that the Adjusted LIBO Rate is no longer representative or may no longer be used; (2) a public statement or publication of information by or on behalf of the administrator of the Adjusted LIBO Rate announcing that such administrator has ceased to provide the Adjusted LIBO Rate, permanently or indefinitely, and there is no successor administrator that will continue to provide the Adjusted LIBO Rate; (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted LIBO Rate, a resolution authority with jurisdiction over the administrator for the Adjusted LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted LIBO Rate, which states that the administrator of the Adjusted LIBO Rate has ceased to provide the Adjusted LIBO Rate permanently or indefinitely, and there is no successor administrator that will continue to provide the Adjusted LIBO Rate; (4) the Adjusted LIBO Rate is not published by the administrator of the Adjusted LIBO Rate for five consecutive Business Days and such~~

~~failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of the Adjusted LIBO Rate or by the regulatory supervisor for the administrator of the Adjusted LIBO Rate; (5) a public statement or publication of information by the administrator of the Adjusted LIBO Rate that it has invoked, permanently or indefinitely, its insufficient submissions policy; or (6) a Benchmark Delayed Discontinuance Event has occurred and the Adjusted LIBO Rate event about which a public statement or publication of information is made giving rise to such Benchmark Delayed Discontinuance Event has actually occurred or transpired.~~

(2)all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in form and substance reasonably acceptable to the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) with respect to a limited liability company, the manager, the managing member or members or any controlling committee or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the entity, individual, board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor Governmental Authority.

“Business Day” means (i) any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York, or the State of Texas or is a day on

which banking institutions located in any such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBO Rate or any LIBO Rate Loans, the term “Business Day” means any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market and (iii) with respect to any action taken under, or in relation to, the Canadian Collateral Documents, the English Collateral Documents and the Additional Collateral Documents, a day (other than a Saturday or Sunday) on which banks are open for general business in the applicable collateral jurisdiction, respectively.

“Canadian Anti-Money Laundering Laws” means (a) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and (b) Part XII.2 of the Criminal Code (Canada).

“Canadian Anti-Terrorism Laws” means (a) Part II.1 of the Criminal Code (Canada), (b) the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada), (c) United Nations Al-Qaida and Taliban Regulations (Canada) and (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act.

“Canadian Collateral Documents” means, collectively, (i) each agreement, debenture, share charge, guarantee, equity pledge and supplemental deed described in Part B of Schedule 3.1 and (ii) each charge, debenture, instrument, document and agreement delivered by the Canadian Credit Parties and by any other Credit Party that owns Capital Stock of a Canadian Credit Party, in each case pursuant to this Agreement or any other Credit Document in order to grant to Collateral Agent (or its subagent, trustee or assignee) a Lien on any real, personal or mixed property of such Canadian Credit Party or its Capital Stock as security for the Secured Obligations, in each case in form and substance reasonably satisfactory to the Collateral Agent and as amended, restated, joined, supplemented or otherwise modified from time to time in accordance with their terms ~~(including any amendments contemplated to be executed in accordance with Section 5.15 and described on Schedule 5.15)~~.

“Canadian Credit Party” means each Credit Party incorporated or organized under the laws of Canada or any province thereof.

“Canadian Defined Benefit Plans” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Foreign Subsidiary” means any Foreign Subsidiary organized under the laws of Canada or any province or territory thereof.

“Canadian Pension Plan” means a pension plan or plan that is subject to applicable pension benefits legislation in any jurisdiction of Canada and that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Credit Party or any Subsidiary thereof.

“Canadian Sanction Laws” means (a) the United Nations Act (Canada) and (b) the Special Economic Measures Act (Canada).

“Canadian Security Agreement” means the Canadian Security Agreement, dated as of the Closing Date, among the Canadian Foreign Subsidiaries party thereto and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means, as applied to any Person that is a lessee under any Capital Lease, that portion of obligations under such Capital Lease that is properly classified as a liability on a balance sheet in conformity with GAAP.

“Capital Stock” means any and all shares, stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or profits interests in a Person that is another type of entity, including partnership interests, membership interests, voting trust certificates, certificates of interest, and profits interests, participations, or similar arrangements, and any and all warrants, rights or options to purchase, or other arrangements or rights to acquire, subscribe, convert to or otherwise receive or participate in the economic or other rights associated with any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars (or, if Administrative Agent and Issuing Bank agree in their sole discretion, other credit support), at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent and Issuing Bank (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the U.S. Federal Government, or (b) issued by any agency of the U.S., in each case of sub-clauses (a) and (b), the obligations of which are backed by the full faith and credit of the U.S., mature within one year after such date, and have, at the time of the acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; and (iv) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from both S&P and Moody’s.

“CBCA” means the Canada Business Corporations Act.

“CCAA” means the Companies Creditors Arrangement Act (Canada).

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time: (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership or control of (x) 30% or more on a fully diluted basis of (1) the voting interests in the Capital Stock of Holdings and/or (2) the economic interests in the Capital Stock of Holdings, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of Holdings; (ii) Holdings shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of Company; (iii) during any twelve (12) consecutive months, the majority of the seats (other than vacant seats) on the Board of Directors of Company cease to be occupied by Persons who either (a) were members of the Board of Directors of Company on the Closing Date, or (b) were nominated for election by the Board of Directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iv) any “change of control”, “change of management” or similar event under any Subordinated Indebtedness or any material lease, license or management agreement associated with any Restaurant shall occur.

“Chief Financial Officer” means, as applied to any Person that is an entity, any duly authorized individual natural Person holding the position of chief financial officer or, if approved by Administrative Agent, any other officer position with similar financial responsibility; provided, that the secretary or assistant secretary of such Person, or another officer of such Person satisfactory to Administrative Agent, shall have delivered an incumbency certificate to Administrative Agent verifying the authority of such Authorized Officer.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure and (b) Lenders having Revolving Exposure, (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans and (b) Revolving Loans and (iii) with respect to Commitments, each of the following classes of Commitments: (a) Term Loan Commitments and (b) Revolving Commitments.

“Closing Date” means October 4, 2019, the date on which the Term Loans are made.

“Closing Date Acquired Business” means Kona Grill, Inc., its Subsidiaries and the debtors and debtors in possession in the Kona Bankruptcy Proceeding.

“Closing Date Acquisition” means the Acquisition by Kona Acquisition of certain properties, rights and assets of the Closing Date Acquired Business and the assumption by Kona Acquisition of certain liabilities of the Closing Date Acquired Business on the Closing Date in accordance with the terms and conditions of the Closing Date Acquisition Agreement.

“Closing Date Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of August 30, 2019, by and among the Closing Date Acquired Business and Kona Acquisition.

“Closing Date Certificate” means a certificate dated as of the Closing Date and substantially in the form of Exhibit F-1.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted and/or purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, any Intellectual Property Security Agreements, any Mortgages, any Deposit Account Control Agreements, any Securities Account Control Agreements, any Landlord Collateral Access Agreements, the English Collateral Documents, the Canadian Collateral Documents, the Additional Collateral Documents and all other instruments, documents and agreements that are expressly designated pursuant to their terms to be “Collateral Documents” or are otherwise executed and delivered by or on behalf of any Credit Party or any other Person pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a collateral questionnaire and/or perfection certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party and their respective Subsidiaries and Controlled Entities.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1 et seq.).

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Net Income plus (ii) in each case to the extent reducing Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) Consolidated Interest Expense, plus (b) provisions for taxes based on income, plus (c) total depreciation expense, plus (d) total amortization expense, plus (e) other non-Cash charges reducing Consolidated Net Income (including the non-Cash impairment of assets and write-down of assets and deferred (straight-line) rent expense, but excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charges in any future period, amortization of a prepaid Cash charge that was paid in a prior period and write-downs, write offs or reserves with respect to accounts receivable or inventory), plus (f) Transaction Costs in an aggregate amount not to exceed $1,500,000 that are not capitalized or that are written-off, plus (g) integration expenses paid to Persons that are not Affiliates of the Credit Parties in connection with the Closing Date Acquisition in an aggregate amount not to exceed $2,000,000, to the extent that (x) Company provides reasonable detail of such expenses to the Administrative Agent, (y) such expenses are certified by the Chief Financial Officer of the Company and (z) such expenses are either (1) incurred on or prior to the Closing Date or within 365 days of the Closing Date or (2) incurred in connection with satisfying the post-closing requirements ~~set forth on Schedule 5.15~~under this Agreement, plus (h) pro forma “run rate” cost savings and synergies related to the Closing Date Acquisition that are reasonably identifiable, factually supportable, certified by the chief financial officer of the Company, projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated within 6 months after the Closing Date, reasonably anticipated (in the good faith determination of the Company) to be realized during such period, and net of any benefits actually achieved in that period and benefits that are no longer expected by the Company to be achievable (provided that such netting shall apply to current periods only and not to any prior periods), in an aggregate amount not to exceed $3,000,000; provided, that to the extent that such cost savings and synergies are no longer reasonably expected by the Company to be realizable within 6 months following the Closing Date Acquisition, such amounts shall no longer be added back to Consolidated Adjusted EBITDA, plus (i) “Start-up costs” (such term used herein as defined in ASC 720-15 (formerly SOP 98-5) published by the American Institute of Certified Public

Accountants) relating to the opening of Restaurants incurred by Holdings and/or its Subsidiaries on a consolidated basis during the 120-day period prior to and the 60-day period following the opening of such Restaurants in an amount not to exceed (x) $500,000 for any such Restaurant and (y) ~~$1,500,000~~ in the aggregate for all such Restaurants, 15% of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to the addback under this clause (i)), plus (j) non-cash stock-based compensation expense for such period (including, for the avoidance of doubt, stock options), plus (k) other non-recurring cash expenses and charges incurred during such period mutually agreed to by Company and the Administrative Agent, minus (iii) in each case to the extent increasing Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus (b) interest income, plus (c) other non-ordinary course income.

Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) Consolidated Adjusted EBITDA shall be reduced to the extent Consolidated Adjusted EBITDA attributable to Subsidiaries that are not Guarantors (measured in a manner that eliminates all intercompany transactions with the Credit Parties) exceed 5% of Consolidated Adjusted EBITDA during any period, (ii) with respect to any fiscal month set forth on Schedule 1.1(a), the Consolidated Adjusted EBITDA for such fiscal month shall be the amount set forth opposite thereto on Schedule 1.1(a), (iii) for purposes of “annualizing” any calculation of Consolidated Adjusted EBITDA under this Agreement, no add-backs, adjustments or other income or gain items that are in the nature of “one-time” or “non-recurring” items or are otherwise made in respect of transactions, events, or circumstances that are not expected to recur in future periods may be “annualized” unless approved by Administrative Agent in its sole discretion, and (iv) with respect to any period during which an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in Section 6.8 or any other calculation herein using Consolidated Adjusted EBITDA (but not for purposes of determining the Applicable Margin), Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (which pro forma adjustments shall be certified by a Chief Financial Officer of Company and may only be included in determining such compliance to the extent approved by Administrative Agent in its sole discretion) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period); provided, that, notwithstanding anything to the contrary in this Agreement, any adjustments specified in this clause (iii) shall be subject to the approval of Administrative Agent in its sole discretion for all purposes of this Agreement.

“Consolidated Adjusted EBITDAR” means, for any period, an amount equal to the sum of (a) Consolidated Adjusted EBITDA for such period, plus (b) Consolidated Rental Expense for such period.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or similar items”, or that should otherwise be capitalized, as reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any paid-in-kind interest, any amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Interest Rate Agreements.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that are properly classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that are properly classified as current liabilities in conformity with GAAP, excluding the current portion of long-term debt.

~~“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Holdings and its Subsidiaries on a consolidated basis equal to:~~

~~(i)        the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) to the extent deducted in the calculation Consolidated Adjusted EBITDA, (1) interest income, plus (2) other non-ordinary course income (excluding any gains or losses attributable to Asset Sales), plus (c) the Consolidated Working Capital Adjustment; minus~~

~~(ii)        the sum, without duplication, of the amounts for such period paid from Internally Generated Cash of (a) to the extent permitted hereunder, voluntary and scheduled repayments (but not, for the avoidance of doubt, mandatory prepayments) of Indebtedness for borrowed money (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled payments of Capital Lease Obligations (excluding any interest expense portion thereof), plus (b) Consolidated Capital Expenditures, plus (c) Consolidated Cash Interest Expense, plus (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable by such Persons in cash with respect to such period, plus (e) Investments made under Section 6.7(g), plus (f) items added back to Consolidated Adjusted EBITDA pursuant to clauses (f), (g) and (i) of the definition of Consolidated Adjusted EBITDA.~~

~~“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal (or equivalent amounts) on Consolidated Total Debt and (iii) Consolidated Rental Expense paid in cash. Notwithstanding the foregoing, with respect to any period during which a Subject~~

~~Transaction has occurred, for purposes of determining compliance with the financial covenant set forth in Section 6.8(a), the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (which pro forma adjustments shall be certified by a Chief Financial Officer of Company and may only be included in determining such compliance to the extent approved by Administrative Agent in its sole discretion) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period); provided, that, notwithstanding anything to the contrary in this Agreement, any adjustments specified in this sentence shall be subject to the approval of Administrative Agent in its sole discretion for all purposes of this Agreement.~~

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.10(d) payable on or before the Closing Date.

“Consolidated Liquidity” means, at any time of determination, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the sum of (i) Qualified Cash of Holdings and its Subsidiaries, plus (ii) Availability under the Revolving Commitments; provided that, at any time that the conditions set forth in Section 3.2 cannot be satisfied as of such time, the Availability under the Revolving Commitments shall be deemed to be zero.

“Consolidated Maintenance Capital Expenditures” means, for any period, the aggregate of all Consolidated Capital Expenditures of Holdings and its Subsidiaries during such period to the extent such Consolidated Capital Expenditures are incurred to maintain existing property and equipment rather than to build or acquire new property and equipment or otherwise grow and expand the Credit Parties’ business.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) in each case to the extent otherwise included in such net income (or loss) and without duplication, (a) the income (or loss) of any Person that is not a Wholly-Owned Subsidiary (except that the income (or loss) of Little West 12th LLC may be included, net of minority interest), (b) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with any Credit Party or that Person’s assets are acquired by any Credit Party, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan and (e) (to the extent not included in clauses (a) through (e) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Rental Expense” means, for any period, the aggregate fixed amounts payable by the Company and its Subsidiaries under (a) any lease of real property between the Company or any of its Subsidiaries and an Affiliate of the Company and (b) operating leases, in each case calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP and normalized for any “run rate” cost savings and synergies related to the Closing Date Acquisition that are reasonably identifiable, factually supportable and certified by the chief financial officer of the Company.

“Consolidated Total Debt” means, as at any date of determination, the aggregate amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the difference of Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) equal to the difference of (i) Consolidated Working Capital as of the beginning of such period minus (ii) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Controlled Account” means (a) any Deposit Account of a Credit Party that is subject to a Deposit Account Control Agreement, and (b) any Securities Account of a Credit Party that is subject to a Securities Account Control Agreement.

“Controlled Entity” means any Credit Party’s Controlled Affiliates. As used in this definition, “Control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit B.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Collateral Documents, the Fee Letter, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, any Subordination Agreement, and all other documents, certificates, instruments, including any promissory notes issued from time to time hereunder to evidence the Loans, or agreements that are expressly designated pursuant to their terms to be “Credit Documents” or are otherwise executed and delivered by or on behalf of a Credit Party or any other Person for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit (or the amending of a Letter of Credit at Company’s request to extend the term or increase the amount of such Letter of Credit).

“Credit Party” means the Company, as a borrower, and each Guarantor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S., any state or territory thereof, the District of Columbia, Canada, England, Scotland, Italy or any other applicable jurisdictions.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to Administrative Agent, Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Company, Administrative Agent, or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by Administrative Agent, Issuing Bank or Company, to confirm in writing to Administrative Agent, Issuing Bank and Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent, Issuing Bank and Company), or (d) has, or has a direct or indirect parent company that (i) has become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, trustee, conservator, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) has become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to Company, each Issuing Bank, and each Lender.

“Default Rate” means any interest payable pursuant to Section 2.9.

“Deposit Account” means any “deposit account” as defined in Article 9 of the UCC.

“Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (i) is entered into among Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained, and the Credit Party maintaining such Deposit Account and (ii) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Deposit Account, or any similar agreement or notice necessary or advisable under the laws of jurisdictions outside of the United States or Canada to perfect (or the local law equivalent thereof) a Lien in such Deposit Account.

“Director” means any natural Person constituting the Board of Directors or an individual member thereof.

“Dispose” means, with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets. For purposes of clarification, “Dispose” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for previously accrued and unpaid amounts due through the date of termination or modification) or (c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any other instrument, agreement or Capital Stock into which it is convertible or for which it is exchangeable), or upon the occurrence of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder or beneficial owner thereof (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments of dividends, distributions or other Restricted Junior Payments in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other obligation, instrument, agreement, or Capital Stock that would meet any of the conditions in clauses (i), (ii), or (iii) of this definition, in each case, prior to the date that is one hundred eighty days after the Latest Maturity Date.

“Distribution” as defined in Section 7.7.

“Dollars” and the sign “$” mean the lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the U.S., any state thereof or the District of Columbia.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Requisite Lenders.

“Early Opt-in Election” means the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent and the Company to trigger a fallback from Adjusted LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) in the case of the Revolving Loans or Revolving Commitments, (a) any Lender with Revolving Exposure or any Affiliate (other than a Natural Person) of a Lender with Revolving Exposure, (b) a commercial bank organized under the laws of the U.S. or any state thereof, and having total assets or net worth in excess of $100,000,000, (c) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and that has total assets or net worth in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the U.S. , and (d) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets or net worth in excess of $100,000,000, provided that with respect to subclauses (b), (c), and (d) of this clause (i), Administrative Agent’s consent shall be required for any such Person to become a Lender or participant, (ii) in the case of the Term Loans, (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act or the Canadian Securities Administrators National Instrument 45-106, as amended, supplemented, replaced or otherwise modified from time to time) and extends credit or buys loans as one of its businesses, provided that with respect to subclause (b) of this clause (ii), Administrative Agent’s consent shall be required for any such Person to become a Lender or participant, and (iii) any other Person (other than a Natural Person) approved by Administrative Agent; provided, (x) neither Holdings nor any Affiliate of Holdings shall, in any event, be an Eligible Assignee and (y) no Person owning or controlling any trade obligations or Indebtedness of any Credit Party (other than the Obligations) or any Capital Stock of any Credit Party (in each case, other than any other Person approved by Administrative Agent) shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“English Collateral Documents” means, collectively, (i) each counterpart agreement, debenture, share charge and supplemental deed described in Part A of Schedule 3.1 and (ii) all charge, debenture, instrument, document and agreement delivered by the English Credit Parties and by any other Credit Party that owns Capital Stock of a English Credit Party, in each case pursuant to this Agreement or any other Credit Document in order to grant to Collateral Agent (or its subagent, trustee or assignee) a Lien on any real, personal or mixed property of such English Credit Party or its Capital Stock as security for the Secured Obligations, in each case in form and substance reasonably satisfactory to the Collateral Agent and as amended, restated, joined, supplemented or otherwise modified from time to time in accordance with their terms ~~(including any amendments contemplated to be executed in accordance with Section 5.15 and described on Schedule 5.15)~~.

“English Credit Party” means each Credit Party incorporated under the laws of England and Wales.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former

ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission that could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person).

“Event of Default” means each of the conditions or events set forth in Section 8.1.

~~“Excess Cash Flow Percentage” means, with respect to any Fiscal Year, (i) in the event the Leverage Ratio as of the last day of such Fiscal Year is greater than 1.75:1.00, fifty percent (50%), (ii) in the event the Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 1.75:1.00 but greater than to 1.25:1.00, twenty-five percent (25%) and (iii) in the event the Leverage Ratio as of the last day of the relevant Fiscal Year is less than or equal to 1.25:1.00, zero percent (0%).~~

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means (i) payroll, employee benefits or zero balance accounts maintained by the Credit Parties, as long as (A) in the case of payroll accounts, the total amount on deposit at any time does not exceed the current amount of payroll obligations of the Credit Parties, and (B) in the case of zero balance accounts, any deposits or funds in any such accounts are transferred at least once each Business Day into a Controlled Account (including, for the avoidance of doubt, at any time following the exercise of exclusive control by any Agent under the applicable control agreement with respect to such Controlled Account), (ii) other accounts that have an aggregate balance of less than $100,000 at all times and (iii) other accounts held in jurisdictions outside the United States (other than Canada) that do not permit or require the perfection of Liens in Deposit Accounts or Securities Accounts through notice to the depository institution, by filing of public notice (such as a financing statement), by execution of an agreement with the depository bank, automatically or through another method reasonably requested by the Collateral Agent, so long as the aggregate balance held in all such accounts referred to in this clause (iii) does not exceed $500,000 at any time.

“Excluded Foreign Subsidiary Threshold” as defined in Section 5.10.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Company under Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(c) and (d) any withholding Taxes imposed under FATCA.

“Existing Indebtedness” means (i) Indebtedness and other obligations outstanding under that certain Credit Agreement dated as of May 15, 2019 among Holdings, the guarantors party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, as in effect on the Closing Date immediately prior to giving effect to any payment of such Indebtedness and other obligations on the Closing Date, (ii) Indebtedness or other obligations set forth on Schedule 1.1(c), attached hereto as in effect on the Closing Date, immediately prior to giving effect to any payment of such Indebtedness and other obligations (whether such payment occurs in the Kona Bankruptcy Proceeding or otherwise) on the Closing Date, and (iii) all liability and claims owed to parties with Liens and trusts over the assets of (or previously owned by to the extent the ownership of such assets have been transferred to trusts in favor Protected Vendors pursuant to Growers’ Lien Laws) the Closing Date Acquired Business arising under the Growers’ Lien Laws to the extent such obligations are assumed by Holdings and/or Kona Acquisition through the Kona Bankruptcy Proceeding.

“Extraordinary Receipts” means any Cash received by or paid for the account of Holdings or any of its Subsidiaries outside of the ordinary course of such Person’s business, including any such payment under any Related Agreement, any such payments in respect of purchase price adjustments (excluding working capital adjustments), any such payments under representation and warranty insurance, tax refunds, judgments, settlements for actual or potential litigation or similar claims, pension plan reversions, proceeds of insurance, indemnity payments, any cash payment or other consideration received on account of the sale or other disposition for value of any contracts or the early termination or modification of any contact (other than payments in the ordinary course for accrued and unpaid amounts that would have been due through the date of termination or modification without giving effect thereto), and similar payments; provided, however, that “Extraordinary Receipts” shall not include (i) proceeds of any indemnity payment to the extent that no Event of Default exists at the time of receipt of such proceeds and such proceeds are promptly (and in any event within five Business Days) used to pay related third party claims and expenses or (ii) proceeds otherwise subject to Sections 2.13(a) through 2.13(~~g~~d), Section 2.13(g) or Section 2.13(i).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Farm Products” means all grapes, vines, agricultural products and other farm products (as defined in the Uniform Commercial Code) of the Credit Parties and their Subsidiaries.

“Farm Product Purchase Agreements” mean all agreements to which a Credit Party or any of its Subsidiaries are parties pursuant to which such Credit Party or Subsidiary acquires Farm Products.

“Farm Product Seller” as defined in Section 4.29.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any such agreements.

“FCA” as defined in Section 2.17(b).

“FDA” means the United States Food and Drug Administration or its successor agency in the United States.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the ~~Federal Reserve Bank of New York~~NYFRB on the next Business Day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next Business Day, and (ii) if no such rate is so published on such next Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to GSB or any other Lender selected by Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the amended and restated fee letter, dated as of the ~~Second~~Third Amendment Effective Date, between the Company and Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the Chief Financial Officer of Holdings that, as of the date of such certification, such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Amendment Effective Date” means May 8, 2020.

“First Priority” means, (i) with respect to any Lien purported to be created in any Collateral not consisting of Capital Stock pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien, and (ii) with respect to any Lien purported to be created in any Collateral consisting of Capital Stock, that such Lien is the highest priority Lien to which such Collateral is subject, other than any non-consensual Permitted Liens for Taxes, statutory obligations, or other obligations that arise and have higher priority by operation of law .

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

~~“Fixed Charge Coverage Ratio” means the ratio as of the last day of any period of (a) Consolidated Adjusted EBITDAR for such period, minus Consolidated Maintenance Capital Expenditures funded with Internally Generated Cash for such period, minus the current portion of cash Taxes for such period calculated in accordance with GAAP, (b) Consolidated Fixed Charges for such period. The Fixed Charge Coverage Ratio shall be tested on (i) March 31, 2020, for the Fiscal Quarter ending on such date, (ii) June 30, 2020 for the two Fiscal Quarters ending on such date, (iii) September 30, 2020, for the three Fiscal Quarters ending on such date and (iv) the last day of each subsequent Fiscal Quarter, for the four-Fiscal Quarter period ending on such date.~~

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster

Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted LIBO Rate.

“Food Safety Laws” means, collectively, to the extent applicable to the Company and its Subsidiaries, (i) the United States Federal Food, Drug, and Cosmetic Act, as amended; (ii) the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Egg Products Inspection Act, the Organic Foods Production Act of 1990, the Food Safety Modernization Act, the Lanham Act, the Food Security Act, PASA and PACA, in each case, as amended; (iii) the Federal Alcohol Administration Act, as amended; (iv) the Federal Trade Commission Act, as amended; and (v) any other applicable federal, state and municipal, domestic and foreign law governing the import, export, procurement, holding, distribution, sale, manufacturing, processing, packing, packaging, safety, purity, taxation, labeling, and/or advertising of food (including state and local food codes and alcohol-related laws) as amended and in effect from time to time or that are similar or analogous to any of the foregoing; and, in respect to all such laws, all rules, regulations, standards, guidelines, policies and orders administered by the FDA, USDA, TTB, FTC, and any other Governmental Authority.

“Food Security Act” means the Food Security Act, 7 U.S.C. § 1631.

“Food Security Act Notices” as defined in Section 4.29.

“FTC” means the United States Federal Trade Commission or its successor agency in the United States.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Letters of Credit issued by Issuing Bank other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to Section 1.2, U.S. generally accepted accounting principles in effect as of the date of determination thereof.

“Goldman Sachs” means Goldman Sachs & Co. LLC.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the U.S., the U.S., a region or county of England or Wales, England or Wales, a province or territory in Canada, Canada, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Growers’ Lien Laws” means, collectively, state and federal laws of the United States of America applicable to agricultural products purchased on credit from any selling party that create a Lien or imposes a trust upon the agricultural products sold and/or the proceeds of such agricultural products for the benefit of such selling party or a creditor thereof to secure payment for such agricultural products, including without limitation PACA, PASA and the Food Security Act to the extent applicable.

“Growers’ Lien Liabilities” means all payables or other liabilities owed by the Closing Date Acquired Business to Protected Vendors that have resulted in the creation of a trust under Growers’ Lien Laws.

“GSB” as defined in the preamble hereto.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (a) the Company, to the extent that the Company is not already the primary obligor in respect of any Obligations, (b) Holdings and each Subsidiary of Holdings (other than Company) that executes this Agreement on the Closing Date, and (c) each other Person that guarantees, pursuant to Section 5.10, Section 7.1 or otherwise, all or any part of the Obligations.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Section 7 and (b) each other guaranty of the Obligations that is made by any other Guarantor in favor of Collateral Agent for the benefit of Secured Parties.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or that may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any Interest Rate Agreement, and any other derivative or hedging contract, agreement, confirmation, or other similar transaction or arrangement that is entered into by Holdings or any of its Subsidiaries, including any commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, spot or forward foreign currency or commodity purchase or sale, listed or over-the-counter option or similar derivative right related to any of the foregoing, non-deliverable forward or option, foreign currency swap agreement, currency exchange rate price hedging arrangement, or other arrangement designed to protect against fluctuations in interest rates or currency exchange rates, commodity, currency, or Securities values, or any combination of the foregoing agreements or arrangements.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender that are in effect as of the Closing Date or, to the extent allowed by law, under such applicable laws that may be in effect after the Closing Date and allow a higher maximum nonusurious interest rate than applicable laws in effect as of the Closing Date.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries (other than the Closing Date Acquired Business) for the Fiscal Years ended December 31, 2017 and December 31, 2018, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, (ii) for the interim period from January 1, 2019 to the Closing Date, the unaudited financial statements of Holdings and its Subsidiaries (other than the Closing Date Acquired Business), consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each quarterly period completed prior to forty-six days before the Closing Date and for each monthly period completed prior to thirty-one days prior to the Closing Date, in the case of clauses (i) and (ii), certified by the Chief Financial Officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments and (iii) that certain quality of earnings report with respect to the Closing Date Acquired Business prepared by Plante Morgan and delivered to the Requisite Lenders on September 14, 2019.

“Holdings” as defined in the preamble hereto.

“IBA” as defined in Section 2.17(b).

“Immaterial Fee-Owned Properties” means, as of any date of determination, any   individual   fee-owned   Real   Estate   Asset   having   a   fair   market   value   less   than $~~500,000~~1,500,000; provided that, notwithstanding the foregoing, (a) if at any time the Company and its Subsidiaries own, in the aggregate, multiple fee-owned Real Estate Assets that, in the aggregate, have a fair market value in excess of $~~750,000~~2,000,000, then Company shall notify Administrative Agent thereof and Administrative Agent shall have the option, exercisable in its sole discretion, to designate any such Real Estate Assets as Material Real Estate Assets, and (b) any fee-owned Real Estate Asset designated as a Material Real Estate Asset pursuant to clause (iii) of the definition thereof and any fee-owned Real Estate Asset set forth on Schedule 1.1(b) shall not constitute “Immaterial Fee-Owned Properties”.

“Immaterial Leasehold Properties” means, as of any date of determination, any individual Leasehold Property with respect to which the aggregate payments by the Company and its Subsidiaries under the term of the underlying lease are less than $~~350,000~~1,000,000 per annum; provided that, notwithstanding the foregoing, any Leasehold Property designated as a Material Real Estate Asset pursuant to clause (iii) of the definition thereof and any Leasehold Property set forth on Schedule 1.1(b) shall not constitute “Immaterial Leasehold Properties”.

“Inactive Subsidiaries” shall mean the following Subsidiaries unless and until such Subsidiaries have been Guarantors in accordance with Section 5.10: STK, DC, LLC, JEC II, LLC, Bridge Hospitality, LLC and BBCLV, LLC.

“Increased-Cost Lender” as defined in Section 2.21.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) Capital Lease Obligations; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (including earnout obligations and seller financing obligations but excluding any such obligations incurred under ERISA or any trade payable incurred in the ordinary course of business unless (a) due more than ninety days from the date of incurrence of the obligation in respect thereof, or (b) such obligations is evidenced by a note or a similar written instrument); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit or similar instrument issued for the account of (or similar credit transaction entered into for the benefit of) that Person or as to which that Person is otherwise liable for reimbursement of drawings or is otherwise an obligor; (vii) Disqualified Capital Stock, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and as if such price were based upon, or measured by, the fair market value of such Disqualified Capital Stock); (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or provide any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedge Agreement, in each case whether entered into for hedging or speculative purposes or otherwise, provided, the “principal” amount of obligations under any Hedge Agreement that has not been terminated shall be deemed to be the Net Mark-to-Market Exposure of Company and its Subsidiaries thereunder, and (xii) any obligations consisting of accounts payable or other monetary liabilities that do not fall into the foregoing categories of Indebtedness but are overdue more than ninety days.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), Taxes, expenses and disbursements of any kind or nature whatsoever (including attorneys’ fees and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special, or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter or proposal letter delivered by any Agent or Lender to Holdings with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Company under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” means, each of any Agent, Issuing Bank, and any Lender, and each of their respective affiliates, officers, partners, members, Directors, trustees, employees, agents and sub-agents.

“Indemnitee Agent Party” as defined in Section 9.6.

“Installment” as defined in Section 2.11(a).

“Installment Date” as defined in Section 2.11(a).

“Insurance/Condemnation Reinvestment Amounts” as defined in Section 2.13(b).

“Insurance/Condemnation Reinvestment Period” as defined in Section 2.13(b). “Intellectual Property” as defined in the Pledge and Security Agreement. “Intellectual Property Asset” means, at any time of determination, any interest (including any fee, license or other interest) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreement” as defined in the Pledge and Security Agreement.

“Intercompany Note and Subordination” means a “global” intercompany promissory note and subordination that evidences and subordinates certain Indebtedness and other monetary liabilities owed among Credit Parties and their Subsidiaries and certain other controlled Affiliates, as applicable, substantially in the form of Exhibit H.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last day of each month, commencing on the first such date to occur after the Closing Date, and (b) the final maturity date of such Loan; and (ii) any LIBO Rate Loan, (a) the last day of each Interest Period applicable to such Loan and (b) the final maturity date of such Loan.

“Interest Period” means, in connection with a LIBO Rate Loan, an interest period of one-, two- or three-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or

Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on (and including) the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging or managing the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

~~“Internally Generated Cash” means, with respect to any period, any cash of Holdings or any Subsidiary generated during such period as a result of such Person’s operations, excluding Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Extraordinary Receipts, Net Equity Proceeds, and any cash that is generated from an incurrence of Indebtedness or any other liability.~~

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person, including the establishment or other creation of a Subsidiary or any other interest in the Securities of any Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for customary moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practice) or capital contributions by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales of inventory to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“ISP” as defined in Section 2.3(a).

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-2.

“Issuing Bank” means, individually or collectively as the context requires, each of GSB or other Issuing Bank and any other legally authorized Person acceptable to Administrative Agent in its sole discretion that is appointed as “Issuing Bank” hereunder from time to time.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Wholly-Owned Subsidiary of any Person be considered to be a “Joint Venture” to which such Person is a party.

~~“~~"Key Performance Indicator Report~~”~~" means a report including commentary, summaries by management pertaining to same-store-sales, traffic and average ticket metrics, in each case, (i) on a restaurant by restaurant basis, (ii) on a concept by concept basis, (iii) on a system wide basis and (iv) otherwise in form and substance satisfactory to Administrative Agent.

“Kona Acquisition” means Kona Grill Acquisition, LLC., a Delaware limited liability company.

“Kona Bankruptcy Proceeding” means the cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court captioned In re Kona Grill, Inc., et al., Case No. 19-10953, jointly administered.

~~“Landlord Consent and Estoppel” means, with respect to any Leasehold Property in respect of which a Mortgage is required pursuant to this Agreement, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.~~

“Landlord Collateral Access Agreement” means a landlord agreement in form and substance reasonable acceptable to the Administrative Agent.

“Latest Maturity Date” means, as of any time of determination, the latest possible maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time, as the case may be.

~~“~~"Las Vegas Excess Termination Payments~~”~~" shall mean the greater of (x) (1) the Las Vegas Termination Payments minus (2) any prepayment made by the Credit Parties pursuant to Section 2.13(i) and (y) $0.

~~“~~"Las Vegas Management Agreement~~”~~" means that certain Restaurant Management Agreement, dated as of January 28, 2010, between Nevada Restaurant Venture 1 LLC, as owner, and STK ~~–~~- Las Vegas, LLC, as operator.

~~“~~"Las Vegas Termination Payments~~”~~" shall mean any Net Asset Sale Proceeds received by Holdings and its Subsidiaries as a result of the termination of the Las Vegas Management Agreement.

“Lead Arranger” means GSB in its capacity as such the lead arranger hereunder.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

~~“Leasehold Property Documents” means, with respect to each Leasehold Property that is a Material Real Estate Asset:~~

~~(i)a Landlord Consent and Estoppel;~~

~~(ii)evidence that such Leasehold Property is a Recorded Leasehold Interest;~~

~~(iii)a title report reasonably satisfactory to Collateral Agent issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and issued by a title company reasonably satisfactory to Collateral Agent, together with copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent;~~

~~(iv)a subordination non-disturbance agreement duly executed by any Person that has a Lien on the fee interest in such Material Real Estate Asset and Company, in form and substance reasonably satisfactory to Collateral Agent and in recordable;~~

~~(v)to the extent available, copies of any surveys of all such Material Real Estate Asset and reports and other information regarding environmental matters relating to such Material Real Estate Assets;~~

~~(vi)one or more fully executed and notarized Mortgages encumbering such Material Real Estate Asset, in each case in proper form for recording in all appropriate places in all applicable jurisdictions;~~

~~(vii)an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state or province in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgage to be recorded in such state or province and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent;~~

~~or, in the case of any Material Real Estate Asset located in any jurisdiction other than any state, commonwealth or territory of the United States, the delivery of the functional equivalent of the foregoing in such jurisdiction.~~

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender, each Agent, and each of their respective Affiliates, in each case that is a counterparty to a Hedge Agreement (including any Person that is a Lender or an Agent (or any Affiliate of a Lender or an Agent) as of the Closing Date but subsequently, whether before or after entering into such Hedge Agreement, ceases to be an Agent or a Lender or any Affiliate of an Agent or a Lender, as the case may be); provided, that at any time a Lender is a Defaulting Lender and such Lender or its Affiliate enters into a Hedge Agreement, such Lender or Affiliate shall be deemed not to be a Lender Counterparty for purposes of such Hedge Agreement so long as such Lender is a Defaulting Lender.

“Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means, at any time of determination, the lesser of (i) $5,000,000, and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any time of determination, the sum of (i) the maximum aggregate undrawn amount that is, or at any time thereafter may become, available under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company. For all purposes of this Agreement, at any time of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Leverage Incurrence Multiple” means, as of any date of determination ~~during the periods set forth below, the correlative multiple set forth opposite such period below:~~, 1.75:1.00.

~~Periods~~	~~Leverage Incurrence Multiple~~
~~ClosingDate~~	~~2.50:1.00~~

~~Periods~~	~~Leverage Incurrence Multiple~~
~~through June 30, 2020~~
~~July 1, 2020 through December 31, 2020~~	~~2.25:1.00~~
~~January 1, 2021 through March 31, 2021~~	~~2.00:1.00~~
~~April 1, 2021 through June 30, 2021~~	~~1.75:1.00~~
~~July 1, 2021 through September 30, 2021~~	~~1.70:1.00~~
~~October 1, 2021 through December 31, 2021~~	~~1.65:1.00~~
~~January 1, 2022 and thereafter~~	~~1.50:1.00~~

“Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date, to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter in respect of which financial statements and a compliance certificate are being delivered, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter for which financial statements have previously been or were required to be delivered).

“LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, hypothecation, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or other right of occupation or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Licensing Management Agreement” means that certain Management Agreement, by and among Kona Grill Acquisition, LLC, and each of Kona Grill, Inc., a Delaware corporation, Kona Restaurant Holdings, Inc., a Delaware corporation, Kona Sushi, Inc., an Arizona corporation, Kona Macadamia, Inc., a Delaware corporation, Kona Texas Restaurants, Inc., a Texas corporation, Kona Baltimore, Inc., a Delaware corporation, Kona Grill International Holdings, Inc., a Delaware corporation, Kona Grill International, Inc., an Arizona corporation, and Kona Grill Puerto Rico, Inc., an Arizona corporation, effective as of October 4, 2019.

“Loan” means a Term Loan and a Revolving Loan.

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which Holding or its Subsidiaries operate or rely upon if such effect or development is reasonably likely to have a material adverse effect on Holdings and its Subsidiaries taken as a whole; (iii) the ability of any Credit Party to fully and timely perform its Obligations; (iv) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; (v) the validity, perfection or priority of a Lien in favor of Collateral Agent for the benefit of Secured Parties on the Collateral, taken as a whole, or (vi) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender, Issuing Bank or any other Secured Party under any Credit Document.

“Material Contract” means (i) the Related Agreements, (ii) the Licensing Management Agreement, (iii) any and all contracts or other arrangements to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (iv) all agreements, leases and other documents governing or evidencing transactions with Affiliates, including each agreement set forth on Schedule 6.12, (vi) all leases, management agreements and license agreements associated with a Restaurant location that generates at least $~~500,000~~1,500,000 of Restaurant Level EBITDA and (vi) those contracts and arrangements that are otherwise listed on Schedule 4.16.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of Holdings and its Subsidiaries with an individual principal amount (or Net Mark-to-Market Exposure) of $~~250,000~~1,000,000 or more or, solely for purposes of Section 8.1(b), that, collectively with any other Indebtedness in respect of which any relevant default or other specified event has occurred, has an aggregate principal amount of $~~500,000~~2,000,000 or more.

“Material Real Estate Asset” means any and all of the following: (i) all fee owned Real Estate Assets other than any Immaterial Fee-Owned Properties, (ii) all Leasehold Properties other than any Immaterial Leasehold Properties, (iii) any Real Estate Asset that Administrative Agent or the Requisite Lenders determine after the Closing Date, in their respective reasonable discretion, to be material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of any of Holdings and its Subsidiaries and designate in writing to be a “Material Real Estate Asset”, and (iv) any Real Estate Asset listed on Schedule 1.1(b).

“Maximum Credit Amount” means, at any time of determination, an amount equal to the product of (a) the sum of the trailing twelve months Consolidated Adjusted EBITDA of Holdings and its Subsidiaries as of the last day of the most recently ended month for which financial statements have been or were required to be delivered pursuant to Section 5.1(a) multiplied by (b) the then in effect Leverage Incurrence Multiple. The Maximum Credit Amount shall be determined on a Pro Forma Basis.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of Cash or Deposit Account balances, an amount equal to 105% of the amount of the Obligation with respect to which such Cash Collateral will be or has been provided and pledged and (ii) otherwise, an amount determined by Administrative Agent and Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, or similar instrument in form and substance reasonably acceptable to Administrative Agent.

“Mortgaged Real Estate Documents” means, with respect to each Material Real Estate Asset that is required to be subject to a Mortgage pursuant to this Agreement:

(i)one or more fully executed and notarized Mortgages encumbering such Material Real Estate Asset, in each case in proper form for recording in all appropriate places in all applicable jurisdictions;

(ii)(a) ALTA mortgagee title insurance policies or, solely to the extent that Collateral Agent in its sole discretion waives the requirement for a policy to be issued, unconditional commitments therefor, in each case issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Material Real Estate Asset (each, a “Title Policy”), each such Title Policy to be in amounts not less than the fair market value of each Material Real Estate Asset, together with a title report issued by a title company with respect thereto and dated not more than thirty days prior to the date of the applicable Mortgage, (b) copies of all documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent, and (c) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes

(including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each such Material Real Estate Asset in the appropriate real estate records;

(iii)(A) a completed Flood Certificate with respect to each such Material Real Estate Asset, which Flood Certificate shall (x) be addressed to Collateral Agent and (y) otherwise comply with the Flood Program and be in form and substance satisfactory to Collateral Agent in its sole discretion; (B) if the Flood Certificate indicates that such Material Real Estate Asset is located in a Flood Zone, Company’s written acknowledgment of receipt of written notification from Collateral Agent (x) as to the existence of such Material Real Estate Asset in a Flood Zone and (y) as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program; and (C) if such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that Company has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program or, solely to the extent agreed to by Collateral Agent in its sole discretion, excluded any structures existing in such Flood Zone from any such Mortgage in a manner satisfactory to Collateral Agent in its sole discretion;

(iv)ALTA surveys of such Material Real Estate Asset (other than any Leasehold Property, unless reasonably requested by Collateral Agent), certified to Collateral Agent and dated not more than thirty days prior to the date of the applicable Mortgage and otherwise in form and substance satisfactory to Collateral Agent in its sole discretion;

(v)an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state or province in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgage to be recorded in such state or province and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; and

(vi)reports and other information, in each case in form, scope and substance satisfactory to Administrative Agent in its sole discretion, regarding environmental matters relating to such Material Real Estate Asset, including any Phase I Report requested by Collateral Agent with respect to such Material Real Estate Asset; or, in the case of any Material Real Estate Asset located in any jurisdiction other than any state, commonwealth or territory of the United States, the delivery of the functional equivalent of the foregoing in such jurisdiction.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable fiscal month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Natural Person” means a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.

“Net Asset Sale Proceeds” means, with respect to any Disposition (other than Dispositions permitted under Section 6.9(a), (b) and (d)), an amount equal to: (i) Cash payments received by Holdings or any of its Subsidiaries from such Asset Sale (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment, as applicable), but only as and when so received), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (a) income or gains taxes payable by Holdings or any of its Subsidiaries as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries, net of underwriting discounts and commissions and other reasonable, out-of-pocket costs and expenses associated therewith, including reasonable legal fees and expenses, in each case, solely to the extent such discounts, commissions, costs, fees and expenses are paid to non-Affiliates.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including income or gains taxes payable by Holdings or any of its Subsidiaries as a result of any gain recognized in connection therewith during the tax period the Cash payments or proceeds are received.

“Net Leverage Ratio” means, as of any date of determination, the ratio of (i)(a) Consolidated Total Debt as of such date minus (b) Qualified Cash in excess of $2,000,000, but not to exceed $10,000,000, as of such date, to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter in respect of which financial statements and a compliance certificate are being delivered, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter for which financial statements have previously been or were required to be delivered).

“Net Mark-to-Market Exposure” of a Person means, as of any time of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the time of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that time).

“Non-Consenting Lender” as defined in Section 2.22.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” as defined in Section 2.19(c).

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several, or independent) of every nature of each Credit Party from time to time owed to the Agents (including former Agents), Issuing Bank the Lenders or any of them and Lender Counterparties, under any Credit Document or Secured Hedge Agreement, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees, expenses, indemnification or otherwise, in each case excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury and any successor Governmental Authority.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum, or articles of incorporation or organization, and its by-laws, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as applicable, and its operating agreement or limited liability company agreement, as applicable and (v) with respect to any Foreign Subsidiary, the functional equivalent of the foregoing as is customary in the applicable relevant jurisdiction. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court, intangible, recording, filing or documentary, excise, property, or similar Taxes (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“PACA” means the Perishable Agricultural Commodities Act of 1930, 7 U.S.C., Chapter 20A, § 499a et seq., and all regulations promulgated thereunder.

“PASA” means the Packers and Stockyards Act of 1921, 7 U.S.C., Chapter 9, §181 et seq., and all regulations promulgated thereunder.

“Paid in Full” and “Payment in Full” mean, with respect to any or all of the Obligations or Guaranteed Obligations, as the context requires, that each of the following events has occurred, as applicable: (a) the payment or repayment in full in immediately available funds of (i) the principal amount of all outstanding Loans, (ii) all accrued and unpaid interest, fees, premiums or other charges owing in respect of any Loan or Commitment or otherwise under any Credit Document, and (iii) all accrued and unpaid costs and expenses payable by any Credit Party to any Agent or Lender pursuant to any Credit Document, whether or not demand has been made therefor, including any and all indemnification and reimbursement claims that have been asserted by any such Person prior to such time, (b) the payment or repayment in full in immediately available funds or all other outstanding Obligations or Guaranteed Obligations other than unasserted contingent indemnification and contingent reimbursement obligations, (c) the termination in writing of all of the Commitments, (d) the termination in writing, expiration, Cash Collateralization, cancellation or expiration (without any pending drawing on), backstop, or rollover of all Letters of Credit to the satisfaction of each relevant Issuing Bank in its sole discretion, (e) the termination in writing, expiration, Cash Collateralization, novation, unwinding, or rollover of all Secured Hedge Agreements to the satisfaction of the applicable Lender Counterparties in their respective sole discretion and (e) upon the request of Administrative Agent, receipt by Administrative Agent of a release from the Credit Parties in favor of the Secured Parties in form and substance acceptable to Administrative Agent.

“Participant Register” as defined in Section 10.6(h)(i).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Pensions Act 2004” means the Pensions Act 2004 under the laws of England and Wales.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Pensions Schemes Act 1993” means the Pensions Schemes Act 1993 under the laws of England and Wales.

“Permitted Acquisitions” means an Acquisition by Company or a Wholly-Owned Guarantor Subsidiary of ~~any one or more “STK” or “Kona” brand restaurants (or any Person that owns and operates only “STK” or “Kona” brand restaurants)~~Capital Stock in, or the assets of, any business which constitutes a business permitted under Section 6.13, in each case so long as:

(i)no ~~Default or~~ Event of Default shall exist immediately prior thereto or would exist after giving effect thereto;

(ii)the chief financial officer or chief executive officer of Company shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating that, after giving effect to such Acquisition (and any incurrence of Indebtedness in connection therewith) on a Pro Forma Basis, ~~(i) the Leverage Ratio would not be greater than the ratio that is 0.25 to 1.00 less than the maximum ratio permitted under Section 6.8(b) as of the last day of the most recent Fiscal Quarter for which the Credit Parties were required to deliver financial statements pursuant to Section 5.1 and (ii)~~ the Credit Parties would otherwise be in compliance with the financial covenants set forth in Section 6.8 as of the last day of the most recent Fiscal

Quarter for which the Credit Parties were required to deliver financial statements pursuant to Section 5.1;

(iii)the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such Acquisition) First Priority perfected Liens (subject to Permitted Liens) in all property (including, without limitation, Capital Stock, but excluding, for the avoidance of doubt, any Leasehold Property) acquired, and Company shall have taken, or caused to be taken, each of the actions set forth in Sections 5.10, 5.11 and/or 5.13, as applicable;

(iv)in the case of the Acquisition of Capital Stock, all of the Capital Stock (except for any such Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary of Company in connection with such Acquisition shall be owned 100% by Company or a Wholly-Owned Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10, 5.11 and/or 5.13, as applicable;

(v)the Administrative Agent shall have received (a) not less than fifteen (15) days prior to the consummation of any such Acquisition (or by such later date as is approved by the Administrative Agent in its sole discretion), (1) a description of the material terms of such Acquisition, (2) audited financial statements (or, if unavailable, management-prepared financial statements) of the target of such Acquisition for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (3) consolidated projected balance sheets and income statements of Holdings and its Subsidiaries (giving effect to such Acquisition) and (b) promptly upon request of the Administrative Agent and in any event at least fifteen (15) Business Days prior to the consummation of such Acquisition (or by such later date as is approved by the Administrative Agent in its sole discretion) (1) a copy of the purchase agreement related to the proposed Acquisition (and any related documents reasonably requested by Administrative Agent and (2) a quality of earnings report (including cash proof analysis) with respect to the Person or assets or division to be acquired in accordance herewith;

(vi)after giving effect to such Acquisition and any incurrence of Indebtedness in connection therewith, Consolidated Liquidity shall be at least $~~3,000,000~~2,000,000;

(vii)such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Credit Party and the Target;

(viii)the aggregate ~~Acquisition Consideration for all such Acquisitions made during the term of this Agreement~~consolidated revenue of the Target and its Subsidiaries shall not exceed $~~5,000,000~~100,000,000 for the most recent trailing twelve month period;

(ix)any Person or assets or division as acquired in accordance herewith for the four quarter period most recently ended prior to  the date of such  Acquisition, shall  have generated earnings before income taxes, depreciation, and amortization during such period that shall exceed $0; and

(x)the chief financial officer or chief executive officer of Company shall have delivered to the Administrative Agent a certificate (which may be part of the pro forma Compliance Certificate required by clause (b) above) certifying that such Acquisition complies with the requirements of this definition.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact an individual, including name, street address, email address, telephone number, bank account information, credit card information, health-related information, any identification number issued by a governmental entity (including, without limitation, social security number and tax identification numbers), or any other information that is considered “personally identifiable information”, “personal information” or “personal data” under applicable Law

“Petition Date” means April 30, 2019.

“Phase I Report” means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (b) a current compliance audit setting forth an assessment of Holdings’, its Subsidiaries’ and such Facility’s current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

“Platform” as defined in Section 10.1(b).

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by the Company and each Guarantor in form and substance reasonably acceptable to Administrative Agent.

“Post-Closing Growers’ Lien Liabilities” as defined in Section 3.1(e)(i). “PPSA” means the Personal Property Security Act (Ontario) as in effect from time to time; provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or non-perfection or priority of the Collateral Agent’s Liens in any Collateral are governed by the personal property security laws or laws relating to movable property of any jurisdiction other than Ontario, “PPSA” shall also include those personal property security laws or laws relating to movable property in such other jurisdiction for the purposes of the provisions of this Agreement relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provisions.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), as in effect from time to time, or, if such source or rate is unavailable, any replacement or successor source or rate as determined by Administrative Agent. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be 200 West Street, New York, New York, 10282 (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Company and each Lender); provided further that all wires to Administrative Agent shall be made to the wiring instructions provided by Administrative Agent in writing from time to time.

“Pro Forma Basis” means a calculation giving pro forma effect to (i) the adjustments related to Subject Transactions described in “Consolidated Adjusted EBITDA” ~~and “Consolidated Fixed Charges”, as applicable~~, and (ii) when used with respect to determining the permissibility of any specific transaction hereunder, such specific transaction as if it were a Subject Transaction.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by (b) the aggregate Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender, by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

“Projections” as defined in Section 4.8.

“Protective Advances” as defined in Section 2.2(c).

“PSC Register” means a PSC register within the meaning of section 790C(10) of the UK Companies Act 2006.

“Protected Vendor” means any Person that is afforded the benefit of any Lien or trust upon agricultural or animal products sold to the Company and/or its Subsidiaries and/or any proceeds of such agricultural or animal products under any Growers’ Lien Law.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Cash” means, at any time of determination, the aggregate balance sheet amount of unrestricted Cash and, to the extent readily monetized, Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries as of such time that

(i) is free and clear of all Liens other than Liens in favor of Collateral Agent for the benefit of Secured Parties and non-consensual Permitted Liens, (ii) may be applied to payment of the Obligations without violating any law, contract, or other agreement, (iii) is in Controlled Accounts, and (iv) is not Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Recall” as defined in Section 4.30.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

~~“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by~~

~~the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.~~

~~“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third party purchasers and encumbrancers of the affected real property~~

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Adjusted LIBO Rate, 11:00 a. m. (London time) on the day that is two London banking days preceding the date of such setting and (2) if such Benchmark is not the Adjusted LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” as defined in Section 2.6(b).

“Regulation” as defined in Section 4.33.

“Regulation D” means Regulation D of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Reimbursement Date” as defined in Section 2.3(d).

“Related Agreements” means, collectively, the Closing Date Acquisition Agreement, the “Assignments of Restaurant Leases”, the “Assignment of Other Contracts”, the “Assignment of Intangible Property Assets”, the “Bill of Sale”, and the “Management Agreement” (as such terms are defined in the Closing Date Acquisition Agreement) and each other material agreement related thereto.

“Related Fund” means any Fund that is managed, advised, or administered by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or affiliate of an entity that manages, administers, or advises a Lender.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Board of Governors or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB, or any successor thereto.

“Replacement Lender” as defined in Section 2.22.

“Required Prepayment Date” as defined in Section 2.14(c).

“Requisite Class Lenders” means, at any time of determination for any Class of Lenders, Loans, and/or Commitments, as applicable, Lenders of such Class holding more than 50% of the aggregate Voting Power Determinants of such Class of Loans and Commitments held by all Lenders; provided that the amount of Voting Power Determinants of any Defaulting Lender shall be disregarded for purposes of this definition.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Lenders; provided that the amount of Voting Power Determinants of any Defaulting Lender shall be disregarded for purposes of this definition.

“Restaurant” means, collectively, each restaurant, similar facility and other point of sale of the Company or any Guarantor Subsidiary.

“Restaurant Level EBITDA” means, for any period, an amount determined for each Restaurant location equal to (i) the net income (or loss) for such Restaurant location for such period determined in conformity with GAAP plus (ii) in each case to the extent reducing such net income, the sum, without duplication, of the amounts for such period of (a) interest expense, plus (b) provisions for taxes based on income, plus (c) total depreciation expense, plus

(d) total amortization expense.

“Restricted Junior Payment” means (i) any dividend, other distribution, or liquidation preference, direct or indirect, on account of any shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock (other than any Disqualified Capital Stock) to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Holdings or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iv) management or similar fees payable to any Person owning Capital Stock in Holdings or any of its Affiliates (in each case, other than a Credit Party); and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

~~“Retained Excess Cash Flow” means the cumulative amount of Consolidated Excess Cash Flow (which amount shall not be less than zero) calculated for each Fiscal Year of the Company commencing with the Fiscal Year ending December 31, 2020 for which audited financial statements and a Compliance Certificate have been delivered to the Administrative Agent pursuant to Section 5.1(c) and 5.1(d), equal to the applicable percentages thereof that are not taken into account when calculating the prepayment in respect thereof required under Section 2.13(e) hereof.~~

~~“Retained Excess Cash Flow Amount” as of the applicable date of determination (i) Retained Excess Cash Flow, minus (ii) any Retained Excess Cash Flow previously utilized pursuant to Section 6.5(e).~~

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $12,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) ~~October 4~~August 6, ~~2024~~2026; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.14; and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender or Issuing Bank as of any time of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), and

(c)the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to its rating agency business.

“Sale Order” means that certain Order (A) Authorizing The Sale Of Substantially All Of The Debtors’ Assets Pursuant To Asset Purchase Agreement(S) Free And Clear Of Liens, Claims And Encumbrances, And Other Interests, And Other Interests; (B) Approving The Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases Related Thereto; And (C) Granting Related Relief entered on September 24, 2019 by the Bankruptcy Court in the Kona Bankruptcy Proceedings as Docket No. 428, as may be amended by further court order.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any Sanctions, including, as of the Closing Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. (including by OFAC, the U.S. Department of the Treasury, or the U.S. Department of State), or by the United Nations Security Council, Global Affairs Canada, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (ii) any Person located, operating, organized or resident in a Sanctioned Country or (iii) any Person owned or controlled, directly or indirectly, by any such Person described in clause (i) or (ii) of this definition.

“Sanctions” means sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC, U.S. Department of State, or U.S. Department of Commerce, (ii) the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury of the United Kingdom, (iii) Global Affairs Canada (including Canadian Sanction Laws) or (iv) any other relevant sanctions authority.

“Second Amendment Effective Date” means August 10, 2020.

“Secured Hedge Agreement” means, at any time of determination, any and all Hedge Agreements between any of the Credit Parties and either (x) GSB and any of its Affiliates and (y) any other Lender Counterparty so long as for purposes of this clause (y), the relevant Credit Parties or Lender Counterparties have provided Administrative Agent and Collateral Agent written notice and copies of such Hedge Agreements.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, including any Capital Stock and any Hedge Agreements or other derivatives.

“Securities Account” means any “securities account” as defined in Article 8 of the UCC and any “commodity account” as defined in Article 9 of the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (i) is entered into among Collateral Agent, the Securities Intermediary at which the applicable Securities Account is maintained, and the Credit Party having rights in or to the underlying financial assets credited to or maintained in such Securities Account and (ii) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Securities Account, or any similar agreement or notice necessary or advisable under the laws of jurisdictions outside of the United States or Canada to perfect (or the local law equivalent thereof) a Lien in such Securities Account.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means any “securities intermediary” or “commodity intermediary” as such terms are defined in the UCC.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Solvency Certificate” means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit F-2.

“Solvent”

(a)means, with respect to any Credit Party other than a Canadian Foreign Subsidiary or an English Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on such date of determination and reflected in the Projections or with respect to any transaction contemplated or to be undertaken after such date of determination; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification Topic 450-20);

(b)with respect to a Canadian Foreign Subsidiary means, that as of the date of determination, (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; and (iii) such Person has not ceased and is not unable to pay its current obligations in the ordinary course of business as they generally become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability;

(c)with respect to an English Credit Party means, that as of the date of determination, (i) that Person is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986, and would not become unable to do so as a consequence of entering into the Credit Documents to which it is a party or granting any security under the English Collateral Documents to which it is a party; (ii) that Person’s assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities) and that Person has the resources to discharge its debts as they fall due; and (iii) no corporate action, legal proceeding or other procedure or step described in paragraphs (1), (2) and (3) of Section 8.1(o) or creditor’s process described in Section 8.1(p) has been taken or, to the best of its knowledge, threatened in relation to that Person.

“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by, with respect to, or on behalf of the Closing Date Acquired Business in the Closing Date Acquisition Agreement as are material to the interests of the Administrative Agent and the Lenders, but only to the extent that Company or its applicable Affiliates have the right to terminate its (or their) obligations under the Closing Date Acquisition (or decline to consummate the Closing Date Acquisition) as a result of a breach of such representations and warranties.

“Specified Representations” shall mean the representations made by the Credit Parties on the Closing Date with respect to Sections 2.5, 4.1(a), 4.1(b), 4.3, 4.4(a), 4.4(d), 4.5, 4.6, 4.17 (solely with respect to the Investment Company Act of 1940), 4.18(b), 4.22 and 4.26 of this Agreement and Section 4.1(a)(vii) of the Security Agreement.

“Subject Transaction” as defined in “Consolidated Adjusted EBITDA”.

“Subordinated Indebtedness” means any Indebtedness that is contractually or structurally subordinated in payment or lien ranking to the Obligations or related Liens on terms and conditions satisfactory to the Administrative Agent.

“Subordination Agreement” means with respect to any Subordinated Indebtedness, the corresponding subordination or intercreditor agreement, if any, among Administrative Agent and/or Collateral Agent, on the one hand, and the creditor or creditors (or their respective agents) in respect of such Subordinated Indebtedness, on the other hand, which shall be in form and substance acceptable to Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Person or Persons (whether Directors, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless the context otherwise requires, references herein to a Subsidiary shall refer to a Subsidiary of Holdings.

“Swap Obligation” as defined in “Excluded Swap Obligation”.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Term Loan” means a term loan made by a Lender to the Company pursuant to Section 2.1(a).

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date immediately prior to giving effect to the funding of Term Loans is $48,000,000.

“Term Loan Exposure” means, with respect to any Lender, as of any time of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Maturity Date” means the earlier of (i) ~~October 4~~August 6, ~~2024~~2026, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Terminated Lender” as defined in Section 2.22.

“Title Policy” as defined in the definition of Mortgaged Real Estate Documents.

“Total Utilization of Revolving Commitments” means, as at any time of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (ii) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries to the extent paid or payable to non-Affiliates on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements, in each case to the extent approved in writing by Administrative Agent in its reasonable discretion.

“TTB” means the United States Alcohol and Tobacco Tax and Trade Bureau or its successor agency in the United States.

“Type of Loan” means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a LIBO Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent statute or law) as in effect in any applicable jurisdiction.

“UK Companies Act 2006” means the Companies Act 2006 as in force in England and Wales from time to time.

“U.S.” means the United States of America.

“USDA” means the United States Department of Agriculture or its successor agency in the United States.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

“U.S. Lender” as defined in Section 2.19(c).

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of one of Exhibits E-1, E-2, E-3 or E-4, as applicable.

“Voting Power Determinants” means, collectively, Term Loan Exposure and/or Revolving Exposure.

“WARN” as defined in Section 4.19.

“Weighted Average Yield” means, with respect to any Loan on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan.

“Wholly-Owned” means, in reference to any Subsidiary of a specified Person, that 100% of the Capital Stock of such Subsidiary (other than (x) Directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

“Wind-Down Budget” means the “Wind-Down Budget” as defined in the Sale Order.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“WURA” means the Winding-up and Restructuring Act (Canada).

1.2Accounting Terms, Financials Statements, Calculations, Etc. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, (i) for purposes of determining compliance with the financial covenants contained in this Agreement, any election by any Credit Party to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification Section 825-10 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards  Board on  August 17,  2010, the Proposed Accounting Standards Update, Leases (Topic 842), issued by the Financial Accounting Standards Board on May 16, 2013, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on December 31, 2018. For purposes of determining pro forma compliance with any financial covenant as of any date prior to the initial test date on which such financial covenant is to be tested hereunder, the level of any such financial covenant shall be deemed to be the covenant level for such initial test date. Notwithstanding anything to the contrary in this Agreement, for purposes of determining compliance with any basket, accordion or incremental feature, test, or condition under any provision of this Agreement or any other Credit Document, no Credit Party may retroactively divide, classify, re-classify or deem or otherwise treat a historical transaction as having occurred in reliance on a basket or exception that was not available at the time of such historical transaction or if and to the extent that such basket or exception was relied upon for any later transaction. When used herein, the term “financial statements” shall be construed to include all notes and schedules thereto. Whenever the terms “Holdings” or “Company” are used in respect of a financial covenant or a related definition, they shall be construed to mean “Holdings and its Subsidiaries on a consolidated basis” unless the context clearly requires otherwise. Except as otherwise provided therein, this Section 1.2 shall apply equally to each other Credit Document as if fully set forth therein, mutatis mutandis.

1.3Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. Any requirement for a referenced agreement, instrument, certificate or other document to be in “substantially” the form of an Appendix, Schedule, or Exhibit hereto means that such referenced document shall be in the form of such Appendix, Schedule, or Exhibit with such modifications to such form as are approved by Administrative Agent, and, in the case of any Collateral Document, Collateral Agent, in each case in such Agent’s sole discretion. The words “hereof”, “hereunder”, “hereby”, and words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The use herein of the words “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The use herein of the words “continuing”, “continuance”, “existing”, or any words of similar import or derivatives of any such words in reference to any Event of Default means that such Event of Default has not been expressly waived in accordance with Section 10.5. The word “will” shall be construed as having the same meaning and effect as the word “shall”. The words “assets” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties of any relevant Person or Persons. The terms lease and license shall be construed to include sub-lease and sub-license. Whenever the context may require, any pronoun shall be construed to include the corresponding masculine, feminine, and neuter forms. References to Persons include their respective permitted successors and assigns. Except as otherwise expressly provided herein, references to statutes, legislative acts, laws, regulations, and rules shall be deemed to refer to such statutes, acts, laws, regulations, and rules as in effect from time to time, including any amendments of the same and any successor statutes, acts, laws, regulations, and rules, unless any such reference is expressly limited to refer to any statute, act, law, regulation, or rule “as in effect on” a specified date. Except as otherwise expressly provided herein, any reference in or to this Agreement (including any Appendix, Schedule, or Exhibit hereto), any other Credit Document, or any other agreement, instrument, or other document shall be construed to refer to the referenced agreement, instrument, or document as assigned, amended, restated, supplemented, or otherwise modified from time to time, in each case in accordance with the express terms of this Agreement and any other relevant Credit Document unless such reference is expressly limited to refer to such agreement, instrument, or other document “as in effect on” a specified date. Unless otherwise expressly stated, if a Person may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Person but is intended to have substantially the same effects as the prohibited action. Except as otherwise provided therein, this Section 1.3 shall apply equally to each other Credit Document as if fully set forth therein, mutatis mutandis.

SECTION 2 LOANS AND LETTERS OF CREDIT

2.1	Term Loans.

(a)Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a term loan to Company in an amount equal to such Lender’s Term Loan Commitment. The Company may make only one borrowing under the Term Loan Commitment, which borrowing may only occur on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11(a) and 2.13, all amounts owed hereunder with respect to the Term Loans shall be Paid in Full no later than the Term Loan Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and fully without further action by any Person upon the funding of such Lender’s Term Loan Commitment on the Closing Date.

(b)Borrowing Mechanics for Term Loans.

(i)Company shall deliver to Administrative Agent a fully executed Funding Notice no later than three Business Days prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.

Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to the Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the accounts designated in writing by Company to Administrative Agent in the Funding Notice.

2.2	Revolving Loans.

(a)Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be Paid in Full no later than such date.

(b)Borrowing Mechanics for Revolving Loans.

(i)Except pursuant to Section 2.3(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, and Revolving Loans that are LIBO Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

(ii)Subject to Section 3.2(b), whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a LIBO Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan; provided that, if such Credit Date is the Closing Date, such Funding Notice may be delivered on the Closing Date with respect to Base Rate Loans and such period with respect to LIBO Rate Loans may be shorter than three Business Days if agreed by Administrative Agent in its sole discretion. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a LIBO Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

(iii)Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, will be provided by Administrative Agent to each applicable Lender with reasonable promptness, but (if Administrative Agent received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Company.

(iv)Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account as designated in writing to Administrative Agent on Funding Notice by Company.

(c)Protective Advances. Subject to the limitations set forth below, and whether or not an Event of Default or a Default shall have occurred and be continuing, Administrative Agent is authorized by Company and the Lenders, from time to time in Administrative Agent’s sole discretion (but Administrative Agent shall have absolutely no obligation to), to make Revolving Loans to Company on behalf of the Revolving Lenders, that Administrative Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Company pursuant to the terms of this Agreement and the other Credit Documents, including payments of principal, interest, fees and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”); provided, that the amount of Revolving Loans plus Protective Advances shall not exceed the Revolving Commitments then in effect. Protective Advances may be made even if the conditions precedent set forth in Section 3 have not been satisfied.   All Protective Advances shall be Base Rate Loans. Each Protective Advance shall be secured by the Liens in favor of Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. Company shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Revolving Commitment Termination Date and the date on which demand for payment is made by Administrative Agent.

2.3	Issuance of Letters of Credit and Purchase of Participations Therein.

(a)Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit at the request of and for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) thirty days prior to the Revolving Commitment Termination Date, and (2) the date that is one year from the date of issuance of such Letter of Credit; (vi) in no event shall any Letter of Credit be issued if the issuance thereof would violate one or more provisions of any applicable law, rule, or regulation or one or more policies of Issuing Bank applicable to letters of credit; (vii) each Letter of Credit shall be in form and substance reasonably satisfactory to Issuing Bank and issued in accordance with Issuing Bank’s standard operating procedures; and (viii) with respect to any Letter of Credit to be issued by GSB, such Letter of Credit shall be subject to the immediately succeeding sentence; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice from Company, Administrative Agent, or any Lender that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue any Letter of Credit or extend the expiry date or increase the amount of any outstanding Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage in an amount not less than the Minimum Collateral Amount. With respect to any Letter of Credit to be issued by GSB, without the consent of GSB, such Letter of Credit shall (i) have a stated final expiration date, (ii) not permit the transfer or assignment thereof (or the right to draw thereunder) without the prior written consent of GSB, (iii) not permit cancellation thereof without the consent of the beneficiary thereof, (iv) not be subject to any rules or practices other than the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 or such later supplement to or revision thereof as is in effect at the time of issuance of such Letter of Credit (“ISP”), (v) not cause the aggregate number of outstanding Letters of Credit issued by GSB under this Agreement at any time to exceed ten (10), (vi) not have more than one (1) beneficiary, (vii) have been the subject of a written notice of the Company’s request for issuance thereof that the Company has given Goldman Sachs Bank USA not less than three (3) Business Day’s prior to such requested issuance, (viii) not permit reduction of the amount thereof other than on an annual, quarterly, or monthly basis, (ix) for purposes of a demand for payment thereunder, require physical presentation to GSB of an original or copy thereof, together with any amendments thereto, (x) have attached thereto as an exhibit a form of demand for payment thereunder, (xi) not permit more than three (3) demands for payment thereunder, and (xii) in connection with any demand for payment thereunder, not require disbursement of such payment to the beneficiary thereof within seventy-two hours after such demand for payment is made.

(b)Notice of Issuance. Subject to Section 3.2(b), whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and Issuing Bank an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. At the request of Issuing Bank, Company shall also complete and submit to Issuing Bank the standard letter of credit application of Issuing Bank. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit in accordance with Issuing Bank’s standard operating procedures.

Upon the issuance of any Letter of Credit or amendment to a Letter of Credit, Issuing Bank shall promptly notify Administrative Agent and each Lender with a Revolving Commitment of such issuance or amendment, which notice shall be accompanied by a copy of such Letter of Credit or amendment.

(c)Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank or any proceeds thereof, by the respective beneficiaries, transferees, and assignees of proceeds of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible to any Credit Party, any Agent, any Lender, or any other party hereto for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance (or amendment) of any Letter of Credit, any drawing under any Letter of Credit, or any consent to the amendment or cancellation of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary, transferee or assignee of letter of credit proceeds of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts. Nothing in the previous sentence shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with any Letter of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith (i.e., honesty in fact), shall not give rise to any liability on the part of Issuing Bank to any Credit Party, any Agent, any Lender, or any other party hereto. Notwithstanding anything to the contrary contained in this Section 2.3(c), Company shall retain any and all rights it may have against Issuing Bank for any liability for direct damages (as opposed to punitive, exemplary, consequential, or punitive damages) arising solely out of the gross negligence or willful misconduct of Issuing Bank, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(d)Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall promptly notify Company and Administrative Agent, and Company shall reimburse Issuing

Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, the proceeds of which are so received. Nothing in this Section 2.3(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).

(e)Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount that is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.3(d), Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date on which it is so notified by Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this

Section 2.3(e) in the event that it is determined by a final non-appealable judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender that has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f)Obligations Absolute. The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.3(d) and the obligations of Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right that Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(g)Indemnification. Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) that Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h)Resignation and Removal of Issuing Bank. An Issuing Bank may resign as Issuing Bank upon sixty days prior written notice to Administrative Agent, Lenders and Company. An Issuing Bank may be replaced at any time by written agreement among Company, Administrative Agent, the replaced Issuing Bank (provided that the replaced Issuing Bank shall not be required to execute or deliver any written agreement if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding; provided, further, that Company shall promptly notify Issuing Bank upon the execution and delivery of any such written agreement by the parties thereto) and the successor Issuing Bank. Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, Company shall (A) pay all unpaid fees and other amounts accrued for the account of the replaced Issuing Bank and (B) Cash Collateralize or replace any existing Letters of Credit or cause a bank or other financial institution acceptable to the replaced Issuing Bank to issue backstop letters of credit (naming the replaced Issuing Bank as the beneficiary thereof and otherwise in form and substance satisfactory to the replaced Issuing Bank) in respect of existing Letters of Credit, in each case on terms satisfactory to the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

2.4	Pro Rata Shares; Availability of Funds.

(a)Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that (i) Administrative Agent declines to make a requested amount available to Company until such time as all applicable Lenders have made payment to Administrative Agent, (ii) a Lender fails to fund to Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement, and (iii) such Lender’s failure results in Administrative Agent failing to make a corresponding amount available to Company on the Credit Date, at Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Company through and including the time of Company’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

2.5Use of Proceeds. The proceeds of the Term Loans and the Revolving Loans, if any, made on the Closing Date shall be applied by Company to finance the purchase price for the Closing Date Acquisition, to refinance Existing Indebtedness and to pay Transaction Costs. The proceeds of the Revolving Loans and Letters of Credit made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Holdings and its Subsidiaries, excluding Restricted Junior Payments and prepayments of the Term Loans or other long-term Indebtedness for borrowed money. Letters of Credit shall be used by Company for working capital and general corporate purposes of Holdings and its Subsidiaries and may not be issued to any Credit Party or any of its Affiliates without the approval of Administrative Agent in its sole discretion. Notwithstanding anything to the contrary in this Agreement, no Credit Extension or proceeds thereof may be used in any manner that conflicts with Section 4.18(b) or Section 4.26(a).

2.6	Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)Register. Administrative Agent (or an agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender (with respect to (i) any entry relating to such Lender’s Loans, and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans)) at any reasonable time and from time to time upon reasonable prior notice.Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any Loan. Company hereby designates Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, Directors, employees, agents, sub-agents, and affiliates shall constitute “Indemnitees.”

(c)Promissory Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a promissory note or notes, in form and substance reasonably acceptable to Administrative Agent, to evidence such Lender’s Term Loan or Revolving Loan, as the case may be.

2.7	Interest on Loans and Letter of Credit Disbursements.

(a)Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)if a LIBO Rate Loan, at the Adjusted LIBO Rate plus the Applicable Margin.

(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBO Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c)In connection with LIBO Rate Loans there shall be no more than five Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a LIBO Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any LIBO Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBO Rate Loans for which an interest rate is then being determined for the applicable Interest Period and will promptly give notice thereof to Company and each Lender.

(d)Interest payable pursuant to Section 2.7(a) shall be computed on the basis of a three hundred sixty-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or with respect to a Base Rate Loan being converted from a LIBO Rate Loan, the date of conversion of such LIBO Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBO Rate Loan, the date of conversion of such Base Rate Loan to such LIBO Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; and (iv) shall be payable in cash.

(f)Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii)

thereafter, a rate that is the lesser of (y) two percent per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.

(g)Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a three hundred sixty-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender that has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

2.8	Conversion/Continuation.

(a)Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

(i)to convert at any time all or any part of any Term Loan or Revolving Loan equal to $250,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBO Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBO Rate Loan unless the Company shall pay all amounts due under Section 2.17 in connection with any such conversion; or

(ii)upon the expiration of any Interest Period applicable to any LIBO Rate Loan, to continue all or any portion of such Loan equal to $250,000 and integral multiples of $100,000 in excess of that amount as a LIBO Rate Loan.

(b)Subject to Section 3.2(b), Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBO Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBO Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then, for that day, such Loan shall be a Base Rate Loan.

2.9Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Laws) payable on demand at a rate that is two percent per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate that is two percent per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, any LIBO Rate Loans (a) may be converted to Base Rate Loans at the revocable election of Administrative Agent at any time after the occurrence of such Event of Default (irrespective of whether the Interest Period in effect at the time of such conversion has expired), and (b) unless Requisite Lenders otherwise consent in writing that LIBO Rate Loans are available, will automatically be converted to Base Rate Loans upon the expiration of the Interest Period in effect at the time any such increase in the interest rate is effective, and in each case thereupon shall become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is two percent per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of (i) the increased rates of interest provided for in this Section 2.9 or (ii) any amount of interest that is less than the amount due, in each case is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.10	Fees.

(a)Company agrees to pay to Lenders having Revolving Exposure:

(i)commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the Total Utilization of Revolving Commitments, times (2) one-half of one percent (0.50%) per annum; and

(ii)letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are LIBO Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.10(a) shall be paid to Administrative Agent as set forth in Section 2.15(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b)Company agrees to pay directly to Issuing Bank, for its own account, the following fees:

(i)a fronting fee equal to one-quarter of one percent (0.250%), per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

(ii)such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)All fees referred to in Section 2.10(a) and 2.10(b)(i) shall be calculated on the basis of a three hundred sixty-day year and the actual number of days elapsed and shall be payable monthly in arrears on the last day of each month during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d)In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon, including the fees set forth in the Fee Letter.

2.11	Scheduled Payments.

(a)Scheduled Installments: The principal amounts of the Term Loans shall be repaid in consecutive calendar quarterly installments of $~~120,000~~125,000 (each such payment, an “Installment”) on the last day of each calendar quarter (each, an “Installment Date”), commencing ~~December 31~~September 30, ~~2019~~2021, with a final installment equal to the aggregate outstanding principal amount of the Term Loans, together with all other amounts owed hereunder with respect thereto, to be paid on the Term Loan Maturity Date.

(b)All Revolving Loans, together with all other amounts owed hereunder with respect to any Revolving Commitments or Revolving Loans, shall be Paid in Full on the Revolving Commitment Termination Date.

2.12	Voluntary Prepayments/Commitment Reductions.

(a)Voluntary Prepayments.

(i)Any time and from time to time:

(1)with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount; and

(2)with respect to LIBO Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(d)) in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount.

(ii)All such prepayments shall be made:

(1)upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2)upon not less than three Business Days’ prior written or telephonic notice in the case of LIBO Rate Loans,

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such written notice for Term Loans or Revolving Loans, as the case may be, to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(a) with respect to Revolving Loans and Section 2.14(b) with respect to Term Loans.

(b)Voluntary Commitment Reductions.

(i)Company may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written notice Administrative Agent will promptly transmit to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount.

(ii)Company’s notice to Administrative Agent shall be irrevocable (unless otherwise agreed to by Administrative Agent in its sole discretion) and shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c)Partial Payments or Reductions. Notwithstanding anything in this Section 2.12 to the contrary, Company shall not partially prepay any Term Loan and/or partially reduce any Revolving Commitment or Term Loan Commitment unless (x) the sum of (1) the aggregate amount of the remaining Revolving Commitments, plus (2) the aggregate remaining unused Term Loan Commitments, plus (3) the remaining outstanding principal amount of the Term Loans is equal to at least twenty-five percent (25%) of (y) the sum of (1) the aggregate amount of the Revolving Commitments as of the Closing Date, plus (2) the aggregate principal amount of the Term Loans that have been funded pursuant to the Term Loan Commitments, plus (3) the initial stated principal amount of the Term Loan Commitments as of the Closing Date immediately prior to any funding thereof on the Closing Date to the extent such Term Loan Commitments have not been used.

2.13	Mandatory Prepayments/Commitment Reductions.

(a)Asset Sales. No later than the first Business Day following the date of receipt by any Credit Party or any of its Subsidiaries of any Net Asset Sale Proceeds (it being understood that such Net Asset Sale Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, that (i) so long as no ~~Default or~~ Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $~~250,000~~1,500,000 in any twelve consecutive month period, upon delivery of a written notice to Administrative Agent, Company shall have the option, directly or through one or more Subsidiaries, to invest Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in long-term productive assets of the general type used in the business of Company if such assets are purchased or constructed within ~~one~~two hundred ~~eighty~~seventy (~~180~~270) days following receipt of such Net Asset Sale Proceeds (and so long as any such individual or aggregate investment in the amount of $~~250,000~~1,500,000 or more in any twelve consecutive month period has been consented to by Administrative Agent and Required Lenders); provided further, pending any such reinvestment all Asset Sale Reinvestment Amounts shall be applied to prepay Revolving Loans to the extent then outstanding (without a reduction in Revolving Commitments) and, to the extent such Asset Sale Reinvestment Amounts exceed the amount required to prepay all such Revolving Loans, the balance thereof shall, if requested by Administrative Agent, be held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent.Notwithstanding the foregoing, with respect to the Las Vegas Termination Payments, the Company shall be required to prepay the Obligations by an amount equal to the Las Vegas Excess Termination Payments in accordance with Section 2.14(b) (in lieu of reinvestment), unless the Company has notified the Administrative Agent, in writing and prior to 30 days after receipt by Holdings or its Subsidiaries of any Las Vegas Termination Payments, of the specific investment into which such Las Vegas Excess Termination Payments shall be re-invested, in which case, the Las Vegas Excess Termination Payments may be reinvested in accordance with this Section 2.13(a) in such designated specific investment (or applied to prepay the Obligations in accordance with this Section 2.13(a)). In the event that the Asset Sale Reinvestment Amounts are not reinvested by Company prior to the earlier of (i) the last day of such ~~one~~two hundred ~~eighty~~seventy (~~180~~270) day period, and (ii) the date of the occurrence of an Event of Default, Administrative Agent shall apply such Asset Sale Reinvestment Amounts to the Obligations as set forth in Section 2.14(b).

(b)Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by any Credit Party or any of its Subsidiaries, or Administrative Agent as lender loss payee, of any Net Insurance/Condemnation Proceeds (it being understood that such Net Insurance/Condemnation Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no ~~Default or~~ Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $~~250,000~~1,500,000 in any twelve consecutive month period (such amounts, the “Insurance/Condemnation Reinvestments Amounts”), Company shall have the option, directly or through one or more of its Subsidiaries to invest such Insurance/Condemnation Reinvestment Amounts within one hundred eighty days of receipt thereof (the “Insurance/Condemnation Reinvestment Period”) in long term productive assets of the general type used in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the relevant assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided further, pending any such investment all such Insurance/Condemnation Reinvestment Amounts, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments) and, to the extent such Insurance/Condemnation Reinvestment Amounts exceed the amount required to prepay all such Revolving Loans, the balance thereof shall, if requested by Administrative Agent, be held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that such Insurance/Condemnation Reinvestment Amounts are not reinvested by Company prior to the earlier of (i) the expiration of the applicable Insurance/Condemnation Reinvestment Period, and (ii) the occurrence of an Event of Default, then, at such time, an Event of Default shall be deemed to have occurred and be continuing under this Section 2.13(b) until a prepayment is made (or any such escrow is applied by Administrative Agent as a prepayment) in an amount equal to such Insurance/Condemnation Reinvestment Amounts that have not been so reinvested.

(c)Issuance of Equity Securities. On the date of receipt by any Credit Party or any of its Subsidiaries of any Net Equity Proceeds from any Person other than a Credit Party (it being understood that any such Net Equity Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such Net Equity Proceeds, excluding any ~~such~~ Net Equity Proceeds ~~used for (x) purposes approved in writing by Administrative Agent in its sole discretion or (y) repayment of any loans incurred on May 4, 2020 pursuant to Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (together with all regulations and guidance issued by any Governmental Authority with respect thereto, and as in effect on the date hereof), solely to the extent (1) the Credit Parties provide written notice to Administrative Agent of such intended use and the amount of such Net Equity Proceeds prior to the receipt of such Net Equity Proceeds and (2) the Credit Parties use such Net Equity Proceeds solely for the purposes described in this clause (y) within two (2) Business Days of receipt~~received when no Event of Default has occurred and is continuing.

(d)Issuance of Debt. On the date of receipt by any Credit Party or any of its Subsidiaries of any Cash proceeds (it being understood that any such Cash proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof) from the incurrence of any Indebtedness of any Credit Party or any of its Subsidiaries, excluding any Cash proceeds received with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e)~~Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year December 31, 2020), the Company shall, no later than the date required for delivery of annual financial statements with respect to the such Fiscal Year pursuant to Section 5.1(c), prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to the Excess Cash Flow Percentage of such Consolidated Excess Cash Flow as of the last day of such Fiscal Year. Any amounts prepaid pursuant to this Section 2.13(e) with respect to any Fiscal Year in excess of the amounts required pursuant to the immediately preceding sentence shall be treated as voluntary prepayments made pursuant to Section 2.12(a)~~[Reserved].

(f)Extraordinary Receipts. On the date of receipt by Holdings or any of its Subsidiaries of any Extraordinary Receipts (it being understood that such Extraordinary Receipts shall be deposited in a Controlled Account on the same Business Day as receipt thereof), to the extent that aggregate Extraordinary Receipts exceed $1,000,000 in the twelve consecutive month period ending on the date of receipt, Company shall prepay Loans and/or Revolving Commitments shall be reduced as set forth in Section 2.14(b) in the amount of such Extraordinary Receipts.

(g)Revolving Loans. Company shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(h)Prepayment of Excess Outstanding Amounts. Concurrently with the delivery of the financial statements pursuant to Section 5.1(a), Company shall prepay Loans in an aggregate amount equal to 100% of the amount by which (x) the Consolidated Total Debt as of the date of such financial statements, exceeds (y) Consolidated Adjusted EBITDA for the twelve month period ending on the last day of fiscal month for which such financial statements were prepared, multiplied by the most recently applicable maximum Leverage Ratio set forth in Section 6.8(b). Notwithstanding the foregoing, no prepayments shall be required pursuant to this Section 2.13(h) from the Second Amendment Effective Date through March 31, 2022.

(i)Las Vegas Management Agreement Termination. Within one Business Day after receipt by Holdings or its Subsidiaries of any Las Vegas Termination Payments, Company shall prepay Loans in an aggregate amount equal to the amount necessary to cause the Leverage Ratio on the date of receipt by Holdings or its Subsidiaries of notice of termination of the Las Vegas Management Agreement, measured after giving pro forma effect to the termination thereof (and the exclusion of such revenue and related expenses from Consolidated EBITDA) not to exceed the Leverage Ratio of such date measured immediately prior to giving effect to the termination of the Las Vegas Management Agreement or this required prepayment.

(j)Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.13(a) through 2.13(i), Company shall deliver to Administrative Agent a certificate of a Chief Financial Officer demonstrating the calculation of the amount of the applicable net proceeds ~~or Consolidated Excess Cash Flow~~ and compensation owing to Lenders under any of the Credit Documents, if any, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of a Chief Financial Officer demonstrating the derivation of such excess.

2.14	Application of Prepayments/Reductions.

(a)Application of Voluntary Prepayments of Revolving Loans. Any prepayment of any Revolving Loan pursuant to Section 2.12 shall be applied to repay outstanding Revolving Loans to the full extent thereof.

(b)Application of Prepayments by Type of Loans. Any voluntary prepayments of Term Loans pursuant to Section 2.12 and any mandatory prepayment of any Loans pursuant to Section 2.13 shall be applied as follows:

first, to the payment of all fees, all expenses specified in Section 10.2 and all other amounts payable pursuant to the Fee Letter, in each case to the full extent thereof;

second, to the payment of any accrued interest at the Default Rate, if any;

third, to the payment of any accrued interest (other than Default Rate interest);

fourth, to prepay Term Loans applied ~~in inverse order of~~pro rata across maturity to reduce the remaining scheduled Installments of principal of the Term Loans;

fifth, to prepay the Revolving Loans and outstanding reimbursement obligations with respect to Letters of Credit to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

sixth, to Cash Collateralize Letters of Credit in an amount not less than the Minimum Collateral Amount and to further permanently reduce the Revolving Loan Commitments by the amount of such Cash Collateralization;

seventh, to further permanently reduce the Revolving Commitments to the full extent thereof;

eighth, to payment of any remaining Obligations then due and payable.

(c)Application of Prepayments of Loans to Base Rate Loans and LIBO Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBO Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to Section 2.17(d).

2.15	General Provisions Regarding Payments.

(a)All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due by wire transfer to an account designated by Administrative Agent from time to time that is maintained by Administrative Agent or its Affiliates for the account of the Lenders or Administrative Agent; provided that payments required to be made directly to Issuing Bank shall be so made. For purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day.

(b)All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payment received in respect of any Loan on a date when interest or premium is due and payable with respect to such Loan) shall be applied to the payment of interest and premium then due and payable before application to principal.

(c)Administrative Agent (or an agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBO Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)[Reserved]

(g)Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is Paid in Full.

(h)If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.16Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Fee Letter, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a portion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.16 shall not be construed to apply to (a) any payment made by any Credit Party pursuant to and in accordance with the express terms of any Credit Document (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.17	Making or Maintaining LIBO Rate Loans.

(a)Changed Circumstances/Temporary LIBOR Unavailability. In the event that Administrative Agent determines (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBO Rate Loans, that (i) subject to subsections (b) through (f) below, Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBO Rate Loans, (ii) by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBO Rate Loans on the basis provided for in the definition of Adjusted LIBO Rate, or (iii) the Adjusted LIBO Rate does not adequately and fairly reflect the cost to Lenders of making or maintaining such LIBO Rate Loans during such Interest Period, Administrative Agent will reasonably promptly give notice to Company and each Lender of such determination, whereupon (A) no Loans may be made as, or converted to, LIBO Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (B) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

(b)~~LIBOR Discontinuation.~~        Benchmark    Replacement    Setting. Notwithstanding anything to the contrary herein or in any other Credit Document:

(i)~~If at any time the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that (i) the circumstances set forth in clause (a) above have arisen and such circumstances are unlikely to be temporary or (ii) a Benchmark Discontinuance Event has occurred, the Administrative Agent and the Company shall endeavor to establish an alternate~~

~~replacement rate of interest to the Adjusted LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for bank loans in the United States at such time as well as to the Administrative Agent's operational requirements, and the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. If such replacement rate of interest as so determined would be less than zero, such rate shall be deemed to be zero. In order to account for the relationship of the replacement interest rate to the Adjusted LIBO Rate, additional spread adjustment and/or other adjustments may be taken into account in the replacement rate of interest to preserve the economic yield of the Lenders in effect as of, and as contemplated on, the Closing Date.~~ Replacing Adjusted LIBO Rate. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is Adjusted LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)~~Notwithstanding anything to the contrary in Section 10.5, the amendment referred to in clause (i) above shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received at least five Business Days' prior written notice of such amendment thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.~~ Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iii)~~To the extent that a Benchmark Immediate Discontinuance Event has occurred, until an alternate rate of interest shall be determined in accordance with this paragraph, (x) no Loans may be made as, or converted to, LIBO Rate Loans, and (y) any Funding Notice or Conversion/Continuation Notice given by Company with respect to LIBO Rate Loans shall be deemed to be rescinded by Company.~~ Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iv)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17(b).

(v)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Adjusted LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(c)Illegality or Impracticability of LIBO Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining, converting to, or continuation of its LIBO Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof that materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and such Affected Lender shall on that day give written or telephonic (promptly confirmed in writing) notice to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBO Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBO Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBO Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.   Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBO Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.17(d), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic (promptly confirmed in writing) notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).

(d)Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBO Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBO Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBO Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBO Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBO Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(e)Booking of LIBO Rate Loans. Any Lender may make, carry or transfer LIBO Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(f)Assumptions Concerning Funding of LIBO Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant LIBO Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBO Rate in an amount equal to the amount of such LIBO Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the U.S.; provided, however, each Lender may fund each of its LIBO Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

2.18	Increased Costs; Capital Adequacy.

(a)Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender (or its applicable lending office), Administrative Agent or any company controlling such Lender or Administrative Agent to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder, any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBO Rate Loans that are reflected in the definition of Adjusted LIBO Rate) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or agreeing to issue, amend, or participate in, or issuing, amending, or participating in Letters of Credit or to reduce any amount received or receivable by such Lender (or its applicable lending office) or Administrative Agent with respect thereto; then, in any such case, Company shall promptly pay to such Lender or Administrative Agent, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Person in its sole discretion shall determine) as may be necessary to compensate such Person for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender or Administrative Agent shall deliver to Company (in the case of a Lender, with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Person under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)Capital Adequacy and Liquidity Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(b)) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any Change in Law regarding capital adequacy or liquidity, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.18 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Company of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.19	Taxes; Withholding, Etc.

(a)Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b)Withholding of Taxes. If any Credit Party, Administrative Agent, or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement promptly after Company becomes aware of it; (ii) Company, Administrative Agent, or any other Person (acting as a withholding agent) shall be entitled to pay or cause to be paid any such Tax in accordance with applicable law; and (iii) if such Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including for any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment for Indemnified Taxes been required or made.

(c)Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall, to the extent such Lender is legally entitled to do so, deliver to Company and Administrative Agent, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code, Treasury Regulations, or other applicable law or reasonably requested by Company to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a U.S. Tax Compliance Certificate together with two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8IMY (or, in each case, any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Company on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY, and/or W-9 (or, in any case, any successor form), or a U.S. Tax Compliance Certificate and two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, or W-8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of U.S. federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(d)FATCA. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

(e)Payment of Other Taxes by Company. Without limiting the provisions of Section 2.19(b), Company shall timely pay to the relevant Governmental Authorities in accordance with applicable law or, at the option of the Administrative Agent timely reimburse it for the payment of, all Other Taxes.

(f)Indemnification by Credit Parties. Credit Parties shall jointly and severally indemnify Administrative Agent and any Lender for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19, until the Lender or Administrative Agent, as applicable, receives an amount equal to the sum it would have received had such Indemnified Taxes not been imposed) paid or payable by Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such

Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Credit Party shall be conclusive absent manifest error. Such payment shall be due within ten days of such Credit Party’s receipt of such certificate.

(g)Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent for (i) Indemnified Taxes attributable to such Lender (but only to the extent that Company has not already indemnified Administrative Agent therefor and without limiting the obligation of Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(h)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten days of such Lender’s receipt of such certificate. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this paragraph (g).

(h)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.19, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(i)Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(j)Defined Terms. For purposes of this Section 2.19, the term “Lender” includes any Issuing Bank.

2.20Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.20) agrees that, if such Lender requests payment under Section 2.17, 2.18 or 2.19, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender if, as a result thereof, the additional amounts payable to such Lender pursuant to Section 2.17, 2.18 or 2.19, as the case may be, in the future would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.21	Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to Issuing Bank hereunder; third, to Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21(d); fourth, as Company may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Company, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21(d); sixth, to the payment of any amounts owing to the Lenders or Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Company as a result of any judgment of a court of competent jurisdiction obtained by Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.21(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.10(a)(ii) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21(d).

(B)With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iii)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless Company shall have otherwise notified Administrative Agent at such time, Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a

Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.21(d).

(b)Defaulting Lender Cure. If Company, Administrative Agent, and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.21(a)(iii), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Company while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue, extend, increase or otherwise amend any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, increased or otherwise amended Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.21(d).

(d)Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Administrative Agent or Issuing Bank (with a copy to Administrative Agent) Company shall Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)Grant of Security Interest. Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below.

If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Company will, promptly upon demand by Administrative Agent (and in any event no later than two Business Days after such demand), pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.21 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by Administrative Agent and Issuing Bank that there exists excess Cash Collateral; provided that, (x) subject to the other provisions of this Section 2.21, the Person providing Cash Collateral and Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations, and (y) Cash Collateral shall not be released during the continuance of a Default or Event of Default; provided further that to the extent that such Cash Collateral was provided by Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

(e)Lender Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Lender Counterparty with respect to any Secured Hedge Agreement entered into while such Lender was a Defaulting Lender.

2.22Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18 or 2.19, (ii) the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become and continue to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.21(b) within five Business Days after Company’s or Administrative Agent’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and such Terminated Lender shall pay the fees, if any, payable in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender, or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17, 2.18 or 2.19 or under any other Credit Document; provided, such assignment shall not be deemed a prepayment and Company shall not be required to pay any prepayment premium or other similar amount that would be payable pursuant to the Fee Letter in connection with a voluntary prepayment or otherwise; (3) such assignment does not conflict with applicable law, and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Administrative Agent may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused (which Company shall be obligated to do upon any such election by Administrative Agent) each outstanding Letter of Credit issued thereby to be cancelled or Cash Collateralized in an amount equal to the Minimum Collateral Amount. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Administrative Agent exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by

Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

2.23	Limitation on Interest.

If any provision of this Agreement or of any of the other Credit Documents would obligate Company or any other Credit Party to make any payment of interest or other amount payable to any Agent or any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by such Agent or such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Agent or such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Agent or such Lender under Section 2.8, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Agent or such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if an Agent or Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), Company shall be entitled, by notice in writing to such Agent or such Lender, to obtain reimbursement from such Agent or such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Agent or such Lender to Company. Any amount or rate of interest referred to in this Section 2.23 shall be determined in accordance with GAAP as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Term Loan Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

2.24	Interest Act (Canada).

For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Credit Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or the actual number of days in such other period of time, respectively. The Company confirms that it fully understands and is able to calculate the rate of interest applicable hereunder based on the methodology for calculating per annum rates provided for in this Agreement.

SECTION 3 CONDITIONS PRECEDENT

3.1Closing Date. The obligation of each Lender or Issuing Bank, as applicable, to enter into this Agreement and to make any Loan, or to issue any Letter of Credit, as applicable, on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date (in each case, except to the extent required to be satisfied as a condition subsequent in accordance with Section 5.15):

(a)Credit Documents. Administrative Agent shall have received sufficient copies of this Agreement, the Fee Letter, promissory notes, if any are requested, the Pledge and Security Agreement, the other Collateral Documents listed on Schedule 3.1, each other Credit Document to be dated as of the Closing Date, in each case as Administrative Agent shall request, in form and substance satisfactory to Administrative Agent, and originally executed and delivered by each applicable Credit Party and each other Person party thereto.

(b)Organizational Documents; Incumbency. Administrative Agent shall have received in respect of each Credit Party (i) sufficient copies of each Organizational Document as Administrative Agent shall request, in each case certified by an Authorized Officer of such Credit Party and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party executing any Credit Documents to which it is a party or other authenticated specimen of signature of each person authorized to executed the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement, the other Credit Documents and the Related Agreements, in each case, to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an appropriate Authorized Officer as being in full force and effect without modification or amendment; (iv) except in respect of an English Credit Party, a good standing certificate or other equivalent evidence, if applicable, from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

(c)Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, both before and after giving effect to the transactions contemplated by Related Agreements, shall be as set forth on Schedule 4.1.

(d)Capitalization of Holdings and Company. The corporate and capital structure of Holdings and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent.

(e)Consummation of Closing Date Acquisition.

(i)(1) The Related Agreements and the Sale Order shall each be in form and substance satisfactory to Administrative Agent in its sole discretion, shall have been executed and delivered and be in full force and effect in accordance with their respective terms and no material provision thereof shall have been modified or waived in any respect without the consent of Administrative Agent, (2) all conditions set forth in the Closing Date Acquisition Agreement and the Sale Order shall have been satisfied prior to or concurrently with the effectiveness of this Agreement or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent, (3) the Closing Date Acquisition shall have become effective in accordance with the terms of the Closing Date Acquisition Agreement and the Sale Order, (4) the Bankruptcy Court shall have entered the Sale Order in accordance with Section 9 of the Closing Date Acquisition Agreement and the Sale Order shall not have been reversed or stayed, (5) the aggregate cash consideration paid in connection with the Closing Date Acquisition shall not exceed $25,000,000, (6) the aggregate liabilities assumed by the Credit Parties in the Closing Date Acquisition, including accounts payable and payables or Growers’ Lien Liabilities, shall not exceed $5,000,000, (7) all Growers’ Lien Liabilities that were not expressly assumed by Holdings and its Subsidiaries in the Kona Bankruptcy Proceeding pursuant to Section 2.3(k) of the Closing Date Acquisition Agreement and that either (i) were timely filed on or before the bar date of September 5, 2019 set by the Bankruptcy Court in the Sale Order or (ii) arose after the Petition Date but only to the extent such Growers’ Lien Liabilities came due and payable prior to the Closing Date either (I) have been paid in full prior to the Closing Date in the Kona Bankruptcy Proceeding or (II) shall be paid by the Debtors (as defined in the Sale Order) in accordance with paragraph 17 of the Sale Order (the items described in this subclause (II), the “Post-Closing Growers’ Lien Liabilities”), (8) with respect to the Closing Date Acquisition, other than as set forth in Section 2.3(k) of the Closing Date Acquisition Agreement, no trust pursuant to Growers’ Lien Laws in favor of a Protected Vendor is in existence that owns the assets or other property in the possession of, or being used, collected or administered by, Holdings or any of its Subsidiaries and (9) other than as set forth in Section 2.3(k) of the Closing Date Acquisition Agreement, none of the payables or other liabilities being assumed by Holdings and its Subsidiaries in Closing Date Acquisition Agreement constitute Grower's Lien Liabilities.

(ii)Administrative Agent shall have received a fully executed or conformed copy of the Related Agreements, any documents executed in connection therewith on or prior to the Closing Date (including all exhibits, schedules, annexes or other attachments thereto, any amendment, restatement, supplement or other modification thereof, and any related side letter) and the Licensing Management Agreement.

(f)Existing Indebtedness. On the Closing Date, Holdings and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder.

(g)Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company’s reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

(h)Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Related Agreements to occur on or prior to the Closing Date (including the entering into of the Credit Documents and the Related Agreements to be delivered on the Closing Date) and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements to occur on or prior to the Closing Date or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(i)[Reserved]

(j)Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party shall have delivered to Collateral Agent.

(i)evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, file and register PPSA applications for registration or financing statements, originals of securities, instruments, chattel paper, notices, and Deposit Account Control Agreements on all Deposit Accounts and Securities Account Control Agreements on all Securities Accounts, in each case, other than Excluded Accounts);

(ii)(A) a completed Collateral Questionnaire dated the Closing Date, together with all attachments contemplated thereby, (B) the results of recent searches, by a Person satisfactory to Collateral Agent, of all effective PPSA financing statements (or equivalent filings) made with respect to any personal property of any Credit Party in each jurisdiction where Collateral Agent considers it to be necessary or reasonably desirable that such searches be conducted, together with copies of all such filings disclosed by such search, and (C) PPSA financing change statements (or similar documents) duly executed or authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective PPSA financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii)fully executed and, as appropriate, notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions;

(iv)opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

(v)evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including (i) a Landlord Collateral Access Agreement executed by the landlord of any leased location that is the headquarters of the Credit Parties or at which material books and records are maintained, and by the applicable Credit Party and (ii) an Intercompany Note and Subordination) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(k)Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Closing Date Acquisition, related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, (iii) pro forma consolidated income statements of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Closing Date Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, and (iv) the Projections.

(l)Evidence of Insurance. Collateral Agent shall have received a certificate from each applicable Credit Party’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and lender loss payee thereunder to the extent required under Section 5.5.

(m)Opinions of Counsel to Credit Parties. Agents, Issuing Bank, Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Stoel Rives LLP, Bennett Jones LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, each as counsel for Credit Parties as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date and in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents, Issuing Bank and Lenders).

(n)Fees and Expenses. Company shall have paid to each Agent the fees payable on or before the Closing Date referred to in Section 2.10 and all expenses payable pursuant to Section 10.2 that have accrued to the Closing Date.

(o)Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Company dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated by this Agreement, the other Credit Documents and the Related Agreements to be consummated on the Closing Date and the Credit Extensions to be made on the Closing Date, Company and its Subsidiaries each is and will be Solvent.

(p)Closing Date Certificate. Holdings and Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(q)Closing Date. Lenders shall have made the Term Loans to Company on or before October 4, 2019.

(r)No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding, hearing, or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Closing Date Acquisition, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could have a Material Adverse Effect.

(s)Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice.

(t)Minimum EBITDA. The pro forma income statement delivered pursuant to Section 3.1(l) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that the Company shall have generated trailing twelve month Consolidated Adjusted EBITDA for the twelve month period ending June 30, 2019 of at least $22,500,000.

(u)Minimum Liquidity. Company shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, Company shall have at least $10,000,000 of Cash and/or Availability of Revolving Commitments. Revolving Credit Exposure drawn on the Closing Date shall not exceed $2,000,000.

(v)Maximum Leverage Ratio. The pro forma balance sheet delivered pursuant to Section 3.1(l) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the ratio of (i) total Indebtedness for Company and its Subsidiaries as of the Closing Date, to (ii) pro forma Consolidated Adjusted EBITDA for the twelve-month period ending June 30, 2019 shall not be greater than 2.25:1.00.

(w)No Material Adverse Change. Since December 31, 2018, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(x)Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(y)Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice, which shall include detailed instructions directing the disbursement of the proceeds of the Term Loans on the Closing Date.

(z)Representations Accurate; Absence of Defaults. As of the Closing Date, all Specified Representations and Specified Acquisition Agreement Representations shall be true and correct, and no event shall have occurred and be continuing or would result from the funding of the Term Loans that would constitute an Event of Default or a Default.

(aa) KYC Documentation. (i) At least ten days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(ii) At least five days prior to the Closing Date, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Credit Party.

(bb) Service of Process. On the Closing Date, Administrative Agent shall have received evidence that each Credit Party that is a Foreign Subsidiary has irrevocably appointed the Company for the purpose of service of process.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2	Conditions to Each Credit Extension.

(a)Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit (or, at Company’s request, to amend any Letter of Credit to extend its term or increase its amount), on any Credit Date, occurring after the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii)After making the Credit Extensions requested on such Credit Date, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (y) Availability would be $0 or greater;

(iii)As of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof;

(iv)As of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v)On or before the date of issuance of any Letter of Credit, Administrative Agent and Issuing Bank shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

(vi)The Chief Financial Officer of the Company shall have delivered a Chief Financial Officer’s Funding Certificate representing and warranting and otherwise demonstrating to the satisfaction of Administrative Agent that, as of such Credit Date, Company reasonably expects, after giving effect to the proposed borrowing and based upon good faith determinations and projections consistent with the Financial Plan, to be in compliance with all operating and financial covenants set forth in this Agreement as of the last day of the current Fiscal Quarter~~; and~~

(vii)~~After giving effect to such Credit Extension (excluding any proceeds thereof that will be applied, other than with respect to the Term Loans or other Loans made on the Closing Date, in the ordinary course of business and consistent with~~

~~past practices within two (2) Business Days after such Credit Extension, as certified by the Chief Financial Officer in the Chief Financial Officer’s Funding Certificate and evidenced by a reasonably detailed written summary of such uses of proceeds attached thereto), the aggregate Cash and Cash Equivalents of Holdings and its Subsidiaries will not exceed $4,000,000~~.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender, such request is warranted under the circumstances.

(b)Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent (or in the case of an Issuance Notice, Administrative Agent and Issuing Bank). In lieu of delivering a Notice, Company may give Administrative Agent (or in the case of an Issuance Notice, Administrative Agent and Issuing Bank) telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance, extension, or increase of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent (or in the case of an Issuance Notice, Administrative Agent and Issuing Bank) on or before the close of business on the date that telephonic notice is given. In the event of a discrepancy between the telephonic notice and the written notice, the written notice shall govern. In the case of any Notice that is irrevocable once given, if Company provides telephonic notice in lieu of such Notice in writing, such telephone notice shall also be irrevocable once given. Neither Administrative Agent, Issuing Bank, nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent or Issuing Bank, as applicable, believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

(c)Each request for a borrowing of a Loan by or for any issuance, extension or increase of a Letter of Credit for the account of Company hereunder shall constitute a representation and warranty by Company as of the applicable Credit Date that the conditions contained in Section 3.2(a) have been satisfied.

Notwithstanding the foregoing, until thirty (30) days following the First Amendment Effective Date, no Lender shall be obligated to make any Loan, or Issuing Bank to issue any Letter of Credit (or amend any Letter of Credit to extend its term or increase its amount), unless otherwise consented to by Administrative Agent in its sole discretion.

SECTION 4 REPRESENTATIONS AND WARRANTIES

In order to induce Agents, Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Closing Date Acquisition):

4.1Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing (if applicable and provided that an English Credit Party shall not be required at any time to make such good standing representation and warranty) under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority (i) to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and (ii) to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing (if applicable and provided that an English Credit Party shall not be required at any time to make such good standing representation and warranty) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect..

4.2Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding that upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, additional Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Closing Date Acquisition.

4.3Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract, any Related Agreement, or any other material Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of

Collateral Agent, for the benefit of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract, any Related Agreement, or any other material Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents that have been obtained on or before the Closing Date and have been disclosed in writing to Lenders.

4.5Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for the approval of the Bankruptcy Court evidenced by the Sale Order and filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

4.6Binding Obligation. Each Credit Document required to be delivered hereunder has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and that in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

4.8Projections. On and as of the Closing Date, the projections of Holdings and its Subsidiaries for the period of Fiscal Year 2019 through and including Fiscal Year 2024, including monthly projections for fiscal month during the Fiscal Year in which the Closing Date takes place, (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable.

4.9No Material Adverse Change. Since December 31, 2018, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10[Reserved]

4.11Adverse Proceedings, etc. There are no Adverse Proceedings that could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective Affiliates in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such Adverse Proceedings, in each case during the term of this Agreement. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective Affiliates in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such violations, in each case during the term of this Agreement, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective Affiliates in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such defaults, in each case during the term of this Agreement.

4.12Payment of Taxes. All federal, state and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable (other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings and/or its applicable Subsidiary, as the case may be). There is no proposed tax assessment of $~~100,000~~1,000,000 or more against Holdings or any of its Subsidiaries that is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13Properties.

(a)Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property), and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.5 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, including an indication as to whether each such Real Estate Asset constitutes a Material Real Estate Asset within the meaning of clauses (i) or (ii) of the definition thereof, an Immaterial Fee Owned Property within the meaning of clause (a) of the definition thereof, or an Immaterial Leasehold Property within the meaning of clause (a) of the definition thereof, as applicable and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles. As of the Closing Date, the Credit Parties do not own any Real Estate Assets in fee simple.

4.14Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or liability of Holdings, any of its Subsidiaries or any of their respective Affiliates in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such defaults, in each case during the term of this Agreement.

4.16Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, together with any updates provided pursuant to Section 5.1(l), (a) all such Material Contracts are in full force and effect, (b) no defaults currently exist thereunder, and (c) each such Material Contract has not been amended, waived, or otherwise modified except as permitted under this Agreement.

4.17Governmental Regulation.Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18Federal Reserve Regulations; Exchange Act.

(a)Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b)No portion of the proceeds of any Credit Extension has or will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

4.19Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice or similar unlawful employment-related practice that could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective Affiliates in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such practices, in each case during the term of this Agreement. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of

Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a) and (b) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect or result in liabilities in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities. No Credit Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar federal or state law that remains unpaid or unsatisfied and could reasonably be expected to result in a Material Adverse Effect or is in excess of $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities.

4.20Employee Benefit Plans.

(a)Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter that would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

(b)Neither Holdings nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and neither Holdings nor any of its Subsidiaries is or has at any time been

“connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

4.21Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by this Agreement or the Related Agreements, except as payable to Agents and Lenders.

4.22Solvency. Each Credit Party is and, upon the incurrence of any Credit Extension by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23Related Agreements.

(a)Delivery. Holdings and Company have delivered to Administrative Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof, any agreement required to be delivered in connection with any Related Agreement at or prior to the closing of the transactions contemplated by such Related Agreement (including any side letter executed or otherwise required by any of the parties thereto), and (ii) copies of any amendment, restatement, supplement or other modification to or waiver under each Related Agreement entered into after the date hereof (including any such modification accomplished via a side letter or any other document).

(b)Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Related Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates); provided that such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof. Notwithstanding anything in the Related Agreement to the contrary, the representations and warranties of each Credit Party set forth in this Section 4.23 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders

(c)Governmental Approvals. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Closing Date Acquisition have been obtained and are in full force and effect.

(d)Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Closing Date Acquisition set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent, waived, and (ii) the Closing Date Acquisition has been consummated in accordance with the Related Agreements and all applicable laws.

4.24Compliance with Statutes, Etc.Each of Holdings and its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries (it being understood, in the case of any statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities that are specifically referred to in any other provision of this Agreement, the Credit Parties shall also be required to represent and/or comply with, as applicable, the express terms of such provision).

4.25Disclosure. (a) No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or that should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.26Sanctions; Anti-Corruption and Anti-Bribery Laws; Anti-Terrorism and Anti-Money Laundering Laws; Etc.

(a)None of Holdings, any of its Subsidiaries, any Affiliate of any such Person, or any of their respective Directors, officers or, to the knowledge of any Credit Party, employees, agents, or advisors of any such Person is a Sanctioned Person or who is otherwise designated pursuant to Canadian Anti-Terrorism Laws. Each of Holdings, its Subsidiaries, its Affiliates and their respective Directors, officers and, to the knowledge of any Credit Party, employees, agents and advisors is in compliance with and has not violated (i) Sanctions, (ii) Anti-Corruption and Anti-Bribery Laws, and (iii) Anti-Terrorism and Anti-Money Laundering Laws and (iv) the Canadian Anti-Money Laundering Laws, the Canadian Anti-Terrorism Laws or any other provincial, territorial, local or foreign laws relating to “know your customer” and anti-money laundering rules and regulations or terrorist financing. No part of the proceeds of any Credit Extension has or will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Sanctioned Person (or who is otherwise designated pursuant to Canadian Anti-Terrorism Laws) or in any Sanctioned Country, (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any Person in violation of any Anti-Corruption and Anti-Bribery Laws, or (C) otherwise in any manner that would result in a violation of Sanctions, Anti-Terrorism and Anti-Money Laundering Laws, or Anti-Corruption and Anti-Bribery Laws by any Person.

(b)Commencing on the applicable date set forth in Section 5.15, Holdings and its Subsidiaries currently maintain policies, procedures and controls that are designed (and otherwise comply with applicable law) to ensure that each of Holdings, its Subsidiaries, and each Controlled Entity, and each of their respective Directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Sanctions, Anti-Terrorism and Anti-Money Laundering Laws and Anti-Corruption and Anti-Bribery Laws.

4.27Senior Indebtedness. The Obligations of each Credit Party, as applicable, constitute “Senior Indebtedness” or a term of similar import under and as defined in each definitive document governing the Subordinated Indebtedness. The Obligations guaranteed by each Guarantor hereunder, as applicable, constitute “Guarantor Senior Indebtedness” or a term of similar import under and as defined in each definitive document governing the Subordinated Indebtedness.

4.28Government Contracts. As of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority, and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), the Financial Administration Act (Canada), or any similar state or local law.

4.29Growers’ Liens.

(a)As of the Closing Date, the existing Farm Product Purchase Agreements do not result in the creation of a Lien under Growers’ Lien Laws. Company and its Subsidiaries are in compliance with all notifications and instructions received from creditors of Protected Vendors delivered pursuant to Growers’ Lien Laws. Company and its Subsidiaries have not, within the one-year period immediately prior to the date hereof, received written notice pursuant to the applicable provisions of the Food Security Act or pursuant to the Uniform Commercial Code from (i) any of its suppliers or sellers of Farm Products (individually, a “Farm Products Seller” and collectively, the “Farm Product Sellers”), (ii) any secured party of any such Farm Products Seller or (iii) the Secretary of State (or the equivalent official) of any state in which Farm Products purchased by Company or such Subsidiary are produced, in any case advising or notifying Company or such Subsidiary of the intention of such Farm Products Seller or other Person to preserve the benefit of any trust applicable to any property of Company or such Subsidiary established in favor of such Farm Products Seller or other Person or of the existence or claim of a Lien in and to any Farm Products that may be or have been purchased by Company or such Subsidiary (all of the foregoing, together with any such notices as Company or any of its Subsidiaries may at any time hereafter receive, collectively, the “Food Security Act Notices”).

(b)As of the Closing Date (i) with respect to the Closing Date Acquisition, other than as set forth in Section 2.3(k) of the Closing Date Acquisition Agreement, no Protected Vendor has any claim against Holdings or any of its Subsidiaries or any of their properties for any account payable or other balance arising on or prior to the Petition Date, (ii) all payables and other liabilities owed to Protected Vendors that were not expressly assumed by Holdings and its Subsidiaries in the Kona Bankruptcy Proceeding pursuant to Section 2.3(k) of the Closing Date Acquisition Agreement either (I) have been paid in full prior to the Closing Date or (II) constitute Post-Closing Growers’ Lien Liabilities to be paid by the Debtors (as defined in the Sale Order) or (III) were not valid claims or timely filed claims in the Kona Bankruptcy Proceeding, (iii) with respect to the Closing Date Acquisition, other than as set forth in Section 2.3(k) of the Closing Date Acquisition Agreement, no trust pursuant to Growers’ Lien Laws in favor of a Protected Vendor is in existence that owns the assets or other property in the possession of, or being used, collected or administered by, Holdings or any of its Subsidiaries, (iv) other than as set forth in Section 2.3(k) of the Closing Date Acquisition Agreement, none of the payables or other liabilities being assumed by Holdings and its Subsidiaries in Closing Date Acquisition Agreement constitute Grower's Lien Liabilities and (v) the amounts of all accounts payable and other balances due and payable after the Closing Date to Protected Vendors by Holdings and its Subsidiaries are set forth on Schedule 4.29 together with the exact legal names of such Protected Vendors.

4.30Food Safety Laws. The operations of Company and each of its Subsidiaries are and have been in compliance in all material respects with all applicable Food Safety Laws, including obtaining, maintaining and complying with all permits, licenses, or other approvals required by any Food Safety Law; (ii) no written notice, request for information, order, complaint or penalty has been received by Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of or liability under any Foods Safety Laws, in each case relating to Company or any of its Subsidiaries; (iii) Company and each of its Subsidiaries’ recordkeeping practices comply in all material respects with the requirements of the Food Safety Laws, including FDA regulations implementing the Public Health Security and Bioterrorism Preparedness and Response Act of 2002; (iv) Company and each of its Subsidiaries have practices in place to ensure continuing compliance with the safety and labeling requirements of applicable Food Safety Laws, including, to the extent applicable to Company and its Subsidiaries, requirements related to sanitary transportation, supplier verification, hazard analysis and critical control points, food safety plans, food defense, current good manufacturing practices, sanitation standard operating procedures, temperature control, environmental monitoring, food additives, beer production, wine and spirits labeling, and menu labeling; (v) to the knowledge of Company and each of its Subsidiaries, all of the food and alcohol products produced or sold by Company and each of its Subsidiaries (a) have been properly handled and stored and are properly manufactured, packaged and labeled and fit for human consumption or other intended use, (b) are not and have not been adulterated, misbranded or otherwise violative within the meaning of the United States Federal Food, Drug, and Cosmetic Act as amended, the Federal Alcohol Administration Act as amended, and any regulations promulgated thereunder, or under any other Food Safety Laws, and (c) bear and have borne all required warning statements and allergen declarations; (vi) Company and each of its Subsidiaries have, in a timely manner, filed with the applicable Governmental Authorities all required reports, including reports involving serious injury related by a reasonable probability to the consumption of any product; (vii) Company and its Subsidiaries have not received notice from the FDA, TTB or any other Governmental Authority, or has knowledge, that there are any circumstances existing which would be reasonably likely to lead to any enforcement action or loss of, or refusal to renew, any permit, license, or approval related to the making of or sale of any food or alcohol product; and (viii) there is not currently, and has not been during the past three (3) years preceding the Closing Date, nor is there under consideration or investigation by Company or any of its Subsidiaries, any seizure, withdrawal, recall, suspension or detention of any product manufactured or sold by Company or any of its Subsidiaries (a “Recall”) nor, to the knowledge of Company or any of its Subsidiaries, is there any investigation or proceeding by the FDA, TTB, USDA, or any other Governmental Authority seeking any such Recall or enforcement action.

4.31Indemnification and other Similar Obligations. As of the Closing Date, Holdings and its Subsidiaries have not agreed to indemnify, reimburse or otherwise be held liable in any form for indemnification or similar obligations of any officer, director, manager or similar Person of any Person owning Capital Stock in Holdings (or any direct or indirect parent of Holdings) and Holdings’ Subsidiaries with respect to events arising on or prior to the Closing Date.

4.32Data Privacy and Security.

(a)Holdings and its Subsidiaries have implemented commercially reasonable procedures, including firewall protections and regular virus scans, designed to ensure that software used in the operation of their business is materially free of any code designed to (or intended to): (i) disrupt, disable, harm, or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, or (ii) compromise the privacy or data security of a user or damage or destroy any data or file without the user’s consent. The information technology systems and databases used by Holdings and its Subsidiaries are sufficient in all material respects for the needs of their business and in accordance with customary industry standards and practices. There has been no (x) failure or other substandard performance of any such information technology system or database that has caused any material disruption to the business of Holdings and its Subsidiaries or (y) to the knowledge of the Credit Parties, unauthorized intrusions or breaches of security with respect to any information technology systems and databases used by Holdings and its Subsidiaries.

(b)Each of Holdings and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with all applicable requirements of law and Contractual Obligations regarding the collection, protection, storage, use, processing, disclosure, retention and transfer of Personal Information and (ii) has commercially reasonable safeguards in place to protect Personal Information in their possession or control from unauthorized access by other Persons.

(c)There have not been, to the knowledge of the Credit Parties, any material unauthorized intrusions or breaches of the security of any of the information technology systems and databases, any material unauthorized access or use of any Personal Information or other information stored or contained therein or accessed or processed thereby, or any material compromise of the confidentiality, integrity, or availability of Personal Information or the physical, technical, administrative, or organizational safeguards put in place by Holdings or any of its Subsidiaries that relate to the protection of Personal Information. No Person has, to the knowledge of the Credit Parties, made any illegal or unauthorized use of Personal Information that was controlled by or on behalf of Holdings or any of its Subsidiaries and is in the possession or control of Holdings or any of its Subsidiaries. To the knowledge of the Credit Parties, no facts or circumstances exist that could reasonably be expected to give rise to any such unauthorized intrusion or breach, unauthorized access or use, or compromise.

(d)Neither Holdings nor any of its Subsidiaries has received any, and there has not been any written complaint delivered to any regulatory or other governmental body or official, foreign or domestic, or any audit, proceeding, investigation (whether formal or informal), or claim against or relating to Holdings or any of its Subsidiaries by any private party or any regulatory or other governmental body or official, foreign or domestic, regarding the collection, use, retention, storage, transfer, disposal, disclosure or other processing of Personal Information, and no such complaint, audit, proceeding, investigation or claim has been threatened in writing against Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

4.33Canadian Defined Benefit Plan. No Credit Party or any of their Subsidiaries maintains, sponsors, administers, participates in or contributes to any Canadian Defined Benefit Plan.

4.34Governmental Contracts. No Credit Party’s accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada) or any other similar law.

4.35Centre of main interests and establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Credit Party that is a Foreign Subsidiary incorporated under the laws of a member state of the European Union is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.”

SECTION 5 AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until Payment in Full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1Financial Statements and Other Reports. Unless otherwise provided below, Holdings will deliver to Administrative Agent and Lenders:

(a)Monthly Reports. As soon as available, and in any event within thirty days after the end of each fiscal month (including fiscal months that began prior to the Closing Date for which financial statements were not previously delivered commencing with the fiscal month ending July 31, 2019 (but for the fiscal months ending July 31, 2019 and August 31, 2019, the Holdings shall be required to deliver such financial statements by October 15, 2019), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Holdings and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior fiscal months or periods (and, in connection therewith, copies of any restated financial statements for any impacted fiscal month or period) a Financial Officer Certification and a Narrative Report with respect thereto, a Key Performance Indicator Report for such period and any other operating reports prepared by management for such period;

(b)Quarterly Financial Statements. As soon as available, and in any event within forty-five days after the end of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending September 30, 2019), the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c)Annual Financial Statements. As soon as available, and in any event within ninety days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2019), (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Plante Morgan or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report and accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) (such report shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (z) restated monthly or quarterly financials for any impacted periods);

(d)Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e)Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(f)Notice of Default. Promptly and in any event within three days after any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(g)Notice of Adverse Proceedings. Promptly and in any event within ~~one day~~three days after any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to result in a Material Adverse Effect or liability of Holdings, any of its Subsidiaries or any of their respective Affiliates in excess of $~~100,000, individually, or $250,000,~~2,000,000 in the aggregate for all such Adverse Proceedings or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

(h)ERISA and Employment Matters. (i) Promptly and in any event within ~~one day~~three days after becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) promptly and in any event within one day after the same is available to any Credit Party, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request, (iii) promptly and in any event within one day after any Credit Party implements or sends notice of a plant closing or mass layoff (as defined in WARN) to employees, a written notice specifying the nature thereof and copies of each such notice sent by such Credit Party, (iv) promptly and in any event within one day after becoming aware of the filing of any charge of discrimination or similar Adverse Proceeding (A) for which Holdings or any of its Subsidiaries does not have insurance coverage or (B) with respect to which it is reasonably foreseeable that Holdings or any of its Subsidiaries could have liability in excess of applicable insurance coverage limits, written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters; and (v) promptly and in any event within one day after becoming aware of any strike, work stoppage, walkout, or similar material labor dispute or union organizing activity, a written notice specifying the nature thereof and what action Holdings or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

(i)Financial Plan. As soon as practicable and in any event no later than ~~thirty~~forty-five days after the end of each Fiscal Year, a consolidated plan and financial forecast and updated model for next Fiscal Year (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with ~~pro forma Compliance Certificates for each such Fiscal Year and~~ an explanation of the assumptions on which such forecasts are based, and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each fiscal month of each such Fiscal Year ~~and (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Loans~~;

(j)Insurance Report. As soon as practicable and in any event ~~by~~not later than forty-five days after the ~~last day~~end of each Fiscal Year, one or more certificates from the Credit Parties’ insurance broker(s) together with accompanying endorsements, in each case in form and substance satisfactory to Administrative Agent, and a report outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

(k)Notice of Change in Board of Directors. With reasonable promptness and in any event within ~~ten~~fifteen days after such change, written notice of any change in the Board of Directors of Holdings or Company;

(l)Notice Regarding Material Contracts or Material Indebtedness. Promptly, and in any event within ~~two~~three days after (i)(A) any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or (B) any new Material Contract is entered into, or (ii) after any officer of any Credit Party or any of its Subsidiaries obtaining knowledge (A) of any condition or event that constitutes an event of default under any Material Contract, Related Agreement, or Material Indebtedness, (B) that any event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Contract a termination or assignment right thereunder, or (C) that notice has been given to any Credit Party or any of its Subsidiaries asserting that any such condition or event has occurred, a certificate of an Authorized Officer of the applicable Credit Party specifying the nature and period of existence of such condition or event and, in the case of clause (i), including copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)) and, in the case of clause (ii), as applicable, explaining the nature of such claimed event of default, and including an explanation of any actions being taken or proposed to be taken by such Credit Party or Company with respect thereto;

(m)Environmental Reports and Audits. As soon as practicable and in any event within ten days following receipt thereof, copies of all environmental audits, reports, and notices with respect to environmental matters at any Facility or that relate to any environmental liabilities of Holdings or its Subsidiaries that, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or in liabilities that exceed $~~100,000, individually, or $250,000,~~2,000,000 in the aggregate for all such liabilities, in each case, during the term of this Agreement;

(n)Information Regarding Collateral. (a) Company will furnish to Collateral Agent prior written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or formation, or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or PPSA, as applicable, or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is lost, stolen, damaged or destroyed;

(o)Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent a certificate of an Authorized Officer (i) either (A) confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(o) or (B) identifying such changes and (ii) certifying that all UCC financing statements (including fixture filings, as applicable), all supplemental intellectual property security agreements, and any and all other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such Collateral Questionnaire) to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(p)Aging Reports. ~~Together with each delivery of financial statements of Company and each other Credit Party pursuant to Sections 5.1(b)~~Promptly upon request by Administrative Agent, (i) a summary of the accounts receivable aging report of each Credit Party as of the end of such period, and (ii) a summary of accounts payable aging report of each Credit Party as of the end of such period;

(q)Tax Returns. As soon as practicable and in any event within fifteen days following the filing thereof, copies of each federal income tax return filed by or on behalf of any Credit Party;

(r)KYC Documentation. (i) As soon as practicable and in any event within ten days following the Administrative Agent’s or any Lender’s request therefor after the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(ii) As soon as practicable and in any event within five days following the Administrative Agent’s or any Lender’s request therefor after the Closing Date in connection with any change in ownership of any Credit Party, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Credit Party.

(s)Certain Accounts Payable. Concurrently with the delivery of the monthly financial statements required under Section 5.1(a), a monthly trial balance showing accounts payable with respect to Farm Products or subject to Growers’ Liens , in each case outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion.

(t)Data Privacy:. Promptly and in any event within three days after any officer of Holdings or Company obtaining knowledge of any breach in any material respect of any applicable law, industry standard or Contractual Obligation relating to the collection, use, retention, storage, transfer, disposal, disclosure or other processing of Personal Information, notification of such breach.

(u)Other Information. (A) Promptly and in any event within ten days of their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its Security holders acting in such capacity or by any Subsidiary of Holdings to its Security holders acting in such capacity, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) promptly after any request, such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

Documents required to be delivered pursuant to Section 5.1(b) or (c) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Company posts such documents, or provides a link thereto on Company’s website listed on Appendix B; or (b) on which such documents are posted on Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) until the Administrative Agent has confirmed its receipt of an electronic copy of any such document, the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender if so requested by Administrative Agent or any such Lender and (y) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

To the extent practical, together with any delivery of financial information required under this Section 5.1, the Credit Parties shall deliver to the Administrative Agent an Excel spreadsheet containing such financial information.

5.2Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Company with respect to its existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3Payment of Taxes and Claims.

(a)Each Credit Party will, and will cause each of its Subsidiaries to, pay all federal and state income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

(b)Holdings shall ensure that neither it nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

5.4Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) such casualty insurance, public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each parcel of real estate that is owned or leased by Holdings or the Company that is located in a community that participates in the National Flood Program, in each case in compliance with any applicable regulations of the Board of Governors, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each liability insurance policy, name Collateral Agent, for the benefit of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a lender loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of Secured Parties as the lender loss payee thereunder, and (iii) in each case, provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true, and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

5.7Lenders Meetings. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent or, if agreed to by Administrative Agent in its sole discretion, via a conference call or other teleconference) at such time as may be agreed to by Company and Administrative Agent.

5.8Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all (i) Food Safety Laws and (ii) Environmental Laws) (it being understood, in the case of any laws, rules, regulations, and orders specifically referred to any other provision of this Agreement, the Credit Parties shall also be required to represent and/or comply with, as applicable, the express terms of such provision), (ii) Growers’ Liens Laws, (iii) all Sanctions, Anti-Corruption and Anti-Bribery Laws, and Anti-Terrorism and Anti-Money Laundering Laws in accordance with Section 4.26(a). Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain the policies and procedures described in Section 4.26(b).

5.9	Environmental.

(a)	Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i)as soon as practicable  following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

(ii)~~promptly upon~~as soon as practicable following the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or resulting in liabilities that exceed $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect or in liabilities that exceed $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities, and (3) Holdings or Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect or to liabilities that exceed $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv)~~prompt~~as soon as practicable, written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in liabilities that exceed $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities or (B) adversely affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental

Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in liabilities that exceed $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in liabilities that exceed $~~250,000, individually, or $500,000,~~2,000,000 in the aggregate for all such liabilities.

5.10Additional Guarantors. In the event that any Person becomes a Subsidiary of any Credit Party, such Credit Party shall, ~~concurrently with~~within twenty (20) days of such Person becoming a Subsidiary, (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement and/or party to the applicable Collateral Documents by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement and/or any other counterpart or joinder agreement required under the applicable Collateral Documents, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent in connection therewith, including such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(j), 3.1(~~k~~l)~~, 3.1(m),~~ and 3.1(~~n~~m), and the execution and delivery or joinder to the Intercompany Note and Subordination; provided that the Collateral Agent shall not require or request any mortgages, deeds of trust or similar Collateral Documents in connection with any Leasehold Property. In addition, such Credit Party shall deliver, or cause such Subsidiary to deliver, as applicable, all such documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent in order to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, in 100% of the Capital Stock of such Subsidiary under the Pledge and Security Agreement (including, as applicable, original certificates evidencing such Capital Stock and related powers or instruments of transfer executed in blank, as applicable) and/or party the applicable Collateral Documents. With respect to each such Subsidiary, Company shall send to Administrative Agent ~~prior written~~ notice within twenty (20) days of such Person becoming a Subsidiary of Company setting forth with respect to such Person (i) the date on which such Person ~~is intended to become~~became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof automatically upon such Person becoming a Subsidiary. Notwithstanding the foregoing, the Credit Parties may, at their option, exclude any Foreign Subsidiaries from the requirements of this Section 5.10 and Section 5.11 to the extent (I) no ~~Default or~~ Event of Default has occurred and is continuing or would result from such exclusion and (II) the aggregate amount of Consolidated Adjusted EBITDA and consolidated total assets attributable to such Foreign Subsidiaries (measured in a manner that eliminates all intercompany transactions with the Credit Parties and without giving effect to any exclusion of Consolidated Net Income or Consolidated Adjusted EBITDA attributable to such Foreign Subsidiaries from the definitions of Consolidated Net Income and Consolidated Adjusted EBITDA, respectively) does not in the aggregate exceed 5% of Consolidated Adjusted EBITDA and 5% of consolidated total assets during any period (the “Excluded Foreign Subsidiary Threshold”); provided, that, if at any time the Excluded Foreign Subsidiary Threshold is exceeded, the Company shall promptly (and in any event within one (1) Business Days) notify the Administrative Agent of such occurrence and shall, within ten (10) days (or such long period that the Administrative Agent shall agree to in its sole discretion) of such occurrence (A) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries that shall no longer be excluded by the requirements of this Section 5.10 and Section 5.11 until the Credit Parties are in compliance with the Excluded Foreign Subsidiary Threshold and (B) cause each such Foreign Subsidiary (and any Credit Party owning the Capital Stock of each such Foreign Subsidiary) to comply with the requirements of this Section 5.10 and Section 5.11.

5.11	Additional Locations and Material Real Estate Assets.

(a)Fee-Owned Real Estate Assets. In the event that any Credit Party acquires a fee-owned Material Real Estate Asset or a fee-owned Real Estate Asset owned on the Closing Date becomes a fee-owned Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly notify Collateral Agent thereof, and on the same date as acquiring or leasing such fee-owned Material Real Estate Asset, or within thirty days after any Real Estate Asset owned or leased on the Closing Date becomes a fee-owned Material Real Estate Asset (or at such later time as is approved by Collateral Agent in its sole discretion), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgaged Real Estate Documents (and all such mortgages, documents, instruments, agreements, opinions and certificates described in the applicable Collateral Documents) with respect to each such fee-owned Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such fee-owned Material Real Estate Asset.

(b)~~Leasehold Real Estate Assets. In the event that any Credit Party acquires a Leasehold Property that is a Material Real Estate Asset after the Closing Date or a Leasehold Property becomes a Material Real Estate Asset after the Closing Date, then such Credit Party, contemporaneously with leasing such Material Real Estate Asset, or within thirty days after any Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset (or~~

~~at such later time as is approved by Collateral Agent in its sole discretion), shall use commercially reasonable efforts to take all such actions and execute and deliver, or cause to be executed and delivered all Leasehold Property Documents and Mortgaged Real Estate Documents with respect to each such Leasehold Property that Collateral Agent shall reasonably request.~~[Reserved]

(c)Appraisals. In addition to the foregoing, Company shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals with respect to fee-owned Material Real Estate Assets as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Mortgage.

(d)Other New Locations. In the event that any Credit Party leases a new headquarters location or other location where material books and records are stored in physical form or enters into an arrangement with a third party for a new headquarters or for physical or electronic storage of any material books and records or other material information of the Credit Parties’ related to their business or operations, in each case, such Credit Party shall use commercially reasonable efforts to obtain a Landlord Collateral Access Agreement or a similar instrument executed by the relevant lessor or other counterparty in favor of Collateral Agent for the benefit of the Secured Parties with respect to such location or arrangement simultaneously with entering into such lease or other arrangements. Without limiting the foregoing, the Credit Parties shall at all times ensure that the Administrative Agent has access to the Credit Parties’ material books and records whether through a Landlord Collateral Access Agreement, electronic access or as otherwise reasonably agreed between the Administrative Agent and Company.

5.12	Growers’ Liens.

(a)So long as Company or any of its Subsidiaries purchases agricultural products from Protected Vendors, Company or such Subsidiary shall monitor the receipt of notices of Liens and/or trusts (or of any intent to preserve any rights or benefits pursuant to any trust created in favor of any supplier, seller or agent or disclosing a security interest created by a seller of Farm Products) on its assets and notices of non-payment or dishonored checks, in each case, under PACA, PASA, the Food Security Act and any other Growers’ Lien Laws, and provide prompt written notice thereof to Administrative Agent upon receipt thereof.

(b)Company shall notify the Administrative Agent in writing within ~~two~~three (~~2~~3) Business Days after receipt Company or any of its Subsidiaries of any Food Security Act Notice or amendment to a previous Food Security Act Notice and provide Agent with a copy of such Food Security Act Notice or amendment.

(c)Company and its Subsidiaries shall comply with all applicable Food Security Act Notices during their periods of effectiveness under the Food Security Act, including directions to make payments to the Farm Products Sellers by issuing payment instruments directly to the Farm Products Sellers’ secured party or jointly payable to the Farm Products Sellers and the Farm Products Sellers’ secured party, as specified in the Food Security Act Notice, so as to terminate or release the security interest in Farm Products maintained by such

Farm Products Seller or any secured party with respect to the properties of such Farm Products Seller under the Food Security Act.

(d)If Company or any of its Subsidiaries purchases Farm Products from Persons who produce Farm Products in any state with a central filing system certified by the U.S. Secretary of Agriculture, (i) Company or such Subsidiary, as the case may be, shall register as a buyer with the Secretary of State of such state (or the designated system operator), (ii) Company shall forward promptly to the Administrative Agent a copy of each such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator), and (iii) if requested by the Administrative Agent, Company thereafter shall deliver to the Administrative Agent, not later than ~~twenty~~thirty (~~20~~30) days after the end of each Fiscal Quarter, a schedule of such Farm Product Sellers which shall (i) be prepared as of the last day of the immediately preceding Fiscal Quarter, (ii) set forth the complete legal name and address of each such Farm Product Seller, and (iii) set forth the aggregate purchase price of all Inventory purchased by Company and its Subsidiaries from each such Farm Product Seller during each of the two immediately preceding Fiscal Quarters.

(e)Company shall and shall cause each of its Subsidiaries to maintain written records pertaining to perishable agricultural commodities and by-products in its possession to which a constructive trust under PACA is applicable. All terms used in this Section 8.26(e) and defined in PACA shall have the meanings ascribed to such terms therein. All material licenses that the Company or any of its Subsidiaries are required to hold pursuant to PACA or any similar state statute or regulation shall be valid and effective at all times. Company and its Subsidiaries will take all actions necessary to maintain or renew such licenses, including but not limited to the payment of all license fees in compliance with any and all provisions of PACA or any similar state statute or regulation, and, upon the request of the Administrative Agent, Company will provide the Administrative Agent with evidence of the renewal or continued existence of such licenses. Company shall and shall cause its Subsidiaries to timely pay any outstanding invoices for perishable agricultural commodities purchased from any vendor subject to the provisions of PACA; provided that in the event that any such invoice requires payment upon delivery, payment shall be made on such date of delivery; provided further that any such invoice may be paid at a later date after delivery of such commodities so long as (i) if requested by the Administrative Agent, Company or such Subsidiary has provided evidence reasonably satisfactory to the Administrative Agent of prior course of dealing with any such vendor substantially in accordance with standard industry practices of Company and its Subsidiaries, or (ii) Company or such Subsidiary has requested or obtained a waiver of the applicable vendor’s rights under PACA. Company shall and shall cause each of its Subsidiaries to pay, in the event that written notification other than on an invoice is received from any vendor of perishable agricultural commodities subject to the provisions of PACA of its intent to enforce its rights under PACA, the related invoice in full promptly following such receipt and promptly notify the Administrative Agent of such receipt; provided that such invoice may remain unpaid if, and only so long as, (i) appropriate legal or administrative action has either been commenced or is being diligently pursued or defended by Company or such Subsidiary, or (ii) the ability of the vendor to pursue any rights or enforce any liens or trusts provided under PACA has been stayed or otherwise legally prohibited during the pendency of such action.

(f)Company shall and shall cause each of its Subsidiaries to maintain written records pertaining to livestock and poultry in its possession to which a constructive trust under PASA is applicable. All terms used in this Section 5.12(f) and defined in PASA shall have the meanings ascribed to such terms therein. Company shall and shall cause its Subsidiaries to timely pay any outstanding invoices for livestock and poultry purchased from any vendor subject to the provisions of PASA; provided that in the event that any such invoice requires payment upon delivery, payment shall be made on such date of delivery; provided further that any such invoice may be paid at a later date after delivery so long as (i) if requested by the Administrative Agent, Company or such Subsidiary has provided evidence reasonably satisfactory to the Administrative Agent of prior course of dealing with any such vendor substantially in accordance with standard industry practices of Company and its Subsidiaries, or (ii) Company or such Subsidiary has requested or obtained a waiver of the applicable vendor’s rights under PASA. Company shall and shall cause each of its Subsidiaries to pay, in the event that written notification other than on an invoice is received from any vendor of livestock and poultry subject to the provisions of PASA of its intent to enforce its rights under PASA, the related invoice in full promptly following such receipt and promptly notify the Administrative Agent of such receipt; provided that such invoice may remain unpaid if, and only so long as, (i) appropriate legal or administrative action has either been commenced or is being diligently pursued or defended by Company or such Subsidiary, or (ii) the ability of the vendor to pursue any rights or enforce any liens or trusts provided under PASA has been stayed or otherwise legally prohibited during the pendency of such action.

5.13Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents or to perfect, achieve better perfection of, or renew the rights of Collateral Agent for the benefit of Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Holdings or any Subsidiary that may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by a First Priority Lien on substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and each of its Subsidiaries.

5.14Miscellaneous Covenants. Unless otherwise consented to by Agents and Requisite Lenders:

(a)Separateness. Holdings will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity that is an Affiliate of such entity (other than Holdings and its Subsidiaries); (ii) not commingle its funds or assets with those of any other entity that is an Affiliate of such entity (other than Holdings and its Subsidiaries); and (iii) provide that its Board of Directors will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

(b)Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Collateral Agent, including Controlled Accounts and, if requested by Collateral Agent at any time in its sole discretion, blocked account and sweep arrangements.

(c)Communication with Accountants. ~~Each~~Solely during the continuation of an Event of Default, each Credit Party executing this Agreement authorizes Administrative Agent to communicate directly with such Credit Party’s independent certified public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with Administrative Agent and each Lender information relating to any Credit Party or any of its Subsidiaries with respect to the business, results of operations and financial condition of any Credit Party or any of its Subsidiaries; provided however, that Administrative Agent or the applicable Lender, as the case may be, shall provide Company with notice at least two Business Days prior to first initiating any such communication.

(d)Activities of Management. Each member of the senior management team of each Credit Party shall devote all or substantially all of his or her professional working time, attention, and energies to the management of the businesses of the Credit Parties.

(e)~~Post Closing Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, as applicable, satisfy the requirements set forth on Schedule 5.15 on or before the respective date specified for each such requirement or such later date as is agreed to by Administrative Agent in its sole discretion.~~[Reserved].

5.15Data Privacy and Security. Each Credit Party shall, and shall cause its Subsidiaries to (i) implement and maintain commercially reasonable measures, procedures and practices to safeguard the security and integrity of its information technology systems, databases, and software; (ii) use commercially reasonable efforts to implement security patches or upgrades that are generally available for its information technology systems; (iii) comply in all material respects with all obligations under applicable law, applicable industry standard requirements, and Contractual Obligations to maintain the privacy of Personal Information and provide accurate notice of its privacy practices on all of its websites (and through any client side and web interface products); (iv) implement and maintain commercially reasonable safeguards to protect Personal Information in their possession or control from unauthorized access by other Persons; and (v) conduct customary diligence on all vendors that will collect, store, process, retain, use or transfer any such Personal Information on behalf of the Credit Parties and their Subsidiaries.

5.17UK PSC Register. Each English Credit Party shall (a) maintain its PSC Register in accordance with the requirements of section 790B the UK Companies Act 2006 and will provide a copy of the same to the Collateral Agent upon request; (b) notify the Collateral Agent of its intention to issue, or its receipt of any warning notice or restrictions notice under Schedule

1B of the UK Companies Act 2006 in respect of its shares and provide a copy of such warning notice or restrictions notice to the Collateral Agent in each case before it issues or promptly following receipt of such notice; and (c) generally, within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the UK Companies Act 2006 from any company incorporated in the United Kingdom whose shares are subject to the English Collateral Documents.

SECTION 6 NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until Payment in Full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)the Obligations;

(b)Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note and Subordination, and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of all Obligations pursuant to the terms of the Intercompany Note and Subordination, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

(c)[Reserved]

(d)Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for customary indemnification or from customary guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements in connection with permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries and customary and reasonable indemnity obligations entered into the ordinary course of business of a Credit Party pursuant to the terms of such Credit Party’s bylaws, operating agreement or other similar constituent documents;

(e)Indebtedness that may be deemed to exist pursuant to any performance, surety, appeal or similar bonds or statutory obligations incurred in the ordinary course of business, and guarantee obligations in respect of any such Indebtedness;

(f)Indebtedness in respect of (i) netting services, overdraft protections and other services provided in connection with deposit accounts and (ii) unsecured Indebtedness in respect of corporate credit cards, p-cards and similar cards in an aggregate outstanding amount not to exceed $~~500,000~~1,000,000 at any time, in each case, incurred in the ordinary course of business;

(g)guaranties by Company of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guaranteed is unsecured and/or subordinate to the Obligations (in payment or Lien priority), then such guaranties shall also be unsecured and/or subordinated to the Obligations to the same extent as such guaranteed Indebtedness;

(h)Indebtedness existing on the date hereof and described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(i)Indebtedness in an aggregate amount not to exceed at any time $~~1,000,000~~2,000,000 consisting of (x) Capital Lease Obligations and (y) other purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall (i) be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (ii) constitute not less than 100% of the aggregate consideration paid with respect to such asset;

(j)obligations under Hedge Agreements permitted pursuant to Section 6.7;

(k)Indebtedness owed to insurance carriers consisting of unpaid premiums (not in excess of one year’s premium) and incurred in the ordinary course of business of the Credit Parties;

(l)unsecured Subordinated Indebtedness issued by ~~Holdigns~~Holdings to former officers, managers, and employees thereof, or to their respective estates, spouses or former spouses, in each case issued to such Persons upon the death or separation from employment of such person to finance the purchase or redemption of Capital Stock of Holdings so long as (i) no ~~Default or~~ Event of Default has occurred and is continuing at the time of such issuance or would result from the incurrence of such Indebtedness and (ii) the aggregate amount of such Indebtedness does not to exceed $~~500,000~~1,000,000;

(m)unsecured Subordinated Indebtedness subject to a Subordination Agreement in an aggregate amount not to exceed $10,000,000; provided, that the Lenders were offered the right of first offer to provide the Subordinated Indebtedness, provided, further, that if the Lenders have indicated their intent to provide the Subordinated Indebtedness within five Business Days of request by the Loan Parties (and provided a commitment letter or similar agreement to provide such Subordinated Indebtedness within 15 Business Days), then such Subordinated Indebtedness may be provided by a party or parties selected by the Loan Parties in their sole discretion on terms no more favorable (as to term and pricing) to the Credit Parties than those of Subordinated Indebtedness offered by one or more Lenders during such five or fifteen Business Day period, as applicable; and

(n)~~(m)~~ other unsecured Indebtedness of Holdings and its Subsidiaries (other than Indebtedness of the types listed in Section 6.1(a) – (~~l~~m)) that is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in its sole discretion and does not exceed an aggregate principal amount equal to $~~500,000~~1,500,000.

Notwithstanding anything to the contrary herein, any Subsidiary of ~~the Borrower~~Company that is not a Guarantor shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for borrowed money, notes or bonds other than the Obligations (and with respect to any Subsidiaries organized in Italy, such Subsidiaries shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness).

6.2Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or any income, profits, or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits, or royalties under the UCC of any State, the PPSA of any Canadian province or territory or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:

(a)Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document or any Secured Hedge Agreement;

(b)Liens for Taxes if obligations with respect to such Taxes are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP so long as the aggregate amount of such Taxes does not exceed $~~500,000~~1,000,000 at any time outstanding;

(c)statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case that do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries and that, in the aggregate for any parcel of real property subject thereto, do not materially detract from the value of such parcel;

(f)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g)Liens solely on any customary cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)purported Liens evidenced by the filing of precautionary UCC or the PPSA, as applicable, financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Company or such Subsidiary;

(l)Liens existing on the Closing Date and described in Schedule 6.2 and any renewals, refinancings or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.1(h) and (iii) to the extent such Lien was subordinated to the Obligations prior to such renewal, refinance or extension, then it shall remain subordinated on the same terms;

(m)Liens securing Indebtedness permitted pursuant to Section 6.1(i); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n)Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.1(h) and not being enforced by the judgment creditor;

(o)Liens on insurance premiums in favor of the applicable insurance carrier securing Indebtedness permitted pursuant to Section 6.1(k); and

(p)other Liens other than the types listed in Section 6.2(a) through (o) securing Indebtedness or other obligations in an aggregate principal amount not to exceed $~~500,000~~750,000 at any time outstanding.

Notwithstanding anything in this Section 6.2 to the contrary, in no event shall any obligations of any Credit Party under any Hedge Agreement be secured by any Lien, except for any Secured Hedge Agreement that is secured by the Liens permitted under clause (a)(i) of this Section 6.2 in accordance with the terms of this Agreement.

Notwithstanding anything to the contrary herein, any Subsidiary of ~~the Borrower~~Company that is not a Guarantor shall not, directly or indirectly, create, incur or assume any consensual Liens that secure Indebtedness for borrowed money, notes or bonds other than Liens in favor of the Administrative Agent to secure the Obligations (and with respect to any Subsidiaries organized in Italy, such Subsidiaries shall not, directly or indirectly, create, incur or assume any consensual Liens).

6.3Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party shall enter into or permit any of its Subsidiaries to enter into any agreement prohibiting, or triggering any requirement for equitable and ratable sharing of Liens or any similar obligations upon, the creation or assumption of any Lien upon any Credit Party’s properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

6.5Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a)~~Any~~any Subsidiary of Company may declare and pay dividends or make other distributions to Company or any Credit Party that is a Wholly-Owned Guarantor Subsidiary;

(b)so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings in an aggregate amount not to exceed $250,000 in any trailing twelve month period, solely to the extent necessary to permit Holdings to pay general administrative costs and expenses that are attributed directly to or reasonably allocated to Company and its Subsidiaries, and in each case only so long as Holdings promptly (and in any event, within one (1) Business Day) applies the amount of any such Restricted Junior Payment for such purpose;

(c)so long as no Event of Default exists or would result therefrom, any Credit Party may redeem, acquire, retire, repurchase or settle its Capital Stock held by former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of such Credit Party, in each case upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity incentive plan or any other employment inventive agreements, in an aggregate amount for all such Restricted Junior Payments not to exceed

$500,000 in any fiscal year;

(d)Holdings may declare and make dividend payments or other distributions payable solely in its Capital Stock; and

(e)~~So~~so long as after giving pro forma effect thereto, no Default or Event of Default exists and is continuing or would ~~exist~~be caused thereby and the Company is in compliance with the ~~future~~financial covenant set forth in Section 6.8(b), Holdings may ~~make other Restricted Junior Payments in the form of stock buybacks in~~redeem, repurchase or otherwise acquire its Capital Stock for an aggregate amount after the Third Amendment Effective Date not to exceed ~~the Retained Excess Cash Flow Amount (and Subsidiaries of Holdings may make Restricted Payments to Holdings to fund the foregoing amount)~~$10,000,000.

Notwithstanding anything in this Section 6.5 to the contrary, no amount shall be permitted to be distributed by any Credit Party to pay, or otherwise in connection with, any Tax resulting from the cancellation or discharge of Indebtedness.

6.6Restrictions on Subsidiary Distributions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company, in each case, other than restrictions (i) in the Credit Documents, (ii) in agreements evidencing purchase money Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

6.7Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Acquisition or make or own any Investment (including if made as an Acquisition) in any Person, including any Joint Venture, except:

(a)Investments in Cash and Cash Equivalents;

(b)(i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date in any Guarantor Subsidiaries of Company and (iii) so long as (A) no Default has occurred and is continuing or would result from such Investment and (B)after giving effect to such Investment, Consolidated Liquidity is at least $~~3,000,000~~2,000,000, additional Investments by the Credit Parties in Subsidiaries that are not Guarantor Subsidiaries in an aggregate amount not to exceed (1) $~~500,000~~1,000,000 in any Fiscal Year and (2) $~~1,000,000~~2,000,000 in the aggregate;

(c)Investments (i) in any Securities voluntarily accepted in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d)intercompany loans to the extent permitted under Section 6.1(b);

(e)~~Investments in Company or any of its Guarantor Subsidiaries for purposes of making Consolidated Capital Expenditures permitted by Section 6.8(c) in respect of fixed assets directly owned by Company or any of its Guarantor Subsidiaries;~~[Reserved]

(f)loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $~~250,000~~350,000 at any time outstanding;

(g)the Closing Date Acquisition;

(h)Investments existing on the Closing Date described in Schedule 6.7;

(i)Guaranties permitted by Section 6.1;

(j)Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of customers and suppliers, in each case, arising in the ordinary course of business and consistent with past practices;

(k)deposits in Deposit Accounts and Securities Accounts made in the ordinary course of business and in compliance with the other terms of this Agreement;

(l)other Investments (other than Investments of the types listed in Section 6.7(a) - (k)) in an aggregate amount not to exceed $~~500,000~~1,500,000 during the term of this Agreement;

(m)unsecured Guaranties from Holdings or Letters of Credit issued on behalf of Holdings to support real property lease obligations of any Person that is not a Credit Party, expiring within three years after the underlying lease was first signed, in an aggregate amount not to exceed $2,500,000;

(n)Permitted Acquisitions; and

(o)until the date that is 60 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), deposits into a cash collateral account to secure the Bank of America Letters of Credit in an aggregate amount not to exceed $1,682,000.00 at any time.

Notwithstanding anything in this Section 6.7 to the contrary, (A) in no event shall any Credit Party make any Investment that results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5, (B) in no event shall the Credit Parties make Investments in any Joint Venture or any Person that is not a Guarantor Subsidiary (except as permitted in Section 6.7(b), Section 6.7(d) and Section 6.7(m) provided no Investments may be made in the Inactive Subsidiaries) and (C) in no event shall the aggregate Investments made by Credit Parties in any Person that is not a Guarantor Subsidiary (including any such Investments consisting of intercompany loans) be made in any form other than Cash (except as permitted in Section 6.7(m)).

6.8	Financial ~~Covenants~~Covenant.

(a)~~Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2020 to be less than the correlative ratio indicated:~~

~~Fiscal Quarter Ending~~	~~Fixed Charge Coverage Ratio~~
~~March 31, 2020~~	~~1.35:1.00~~
~~June 30, 2020, September 30, 2020, December 31, 2020~~	~~1.20:1.00~~
~~March 31, 2021, June 30, 2021~~	~~1.35:1.00~~
~~September 30, 2021 and on the last day of any Fiscal Quarter ending thereafter~~	~~1.50:1.00~~

~~Notwithstanding the foregoing, solely for the purposes of testing the financial covenant at the end of each Fiscal Quarter pursuant to this Section 6.8(a), the Credit Parties shall not be required to comply with Section 6.8(a) for the Fiscal Quarters ending June 30, 2020; September 30, 2020; December 31, 2020; March 31, 2021; June 30, 2021; September 30, 2021 and December 31, 2021; provided, that, for the avoidance of doubt, the Credit Parties shall continue to be required to comply with any condition hereunder (whether in connection with an incurrence test or otherwise) that requires pro forma compliance with the Fixed Charge Coverage Ratio for any of such Fiscal Quarters.~~

(b)~~Leverage Ratio. Holdings shall not permit the Leverage Ratio as of the~~ last ~~day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2019, to exceed the correlative ratio indicated:~~

~~Fiscal Quarter Ending~~	~~Leverage Ratio~~
~~December 31, 2019, March 31, 2020~~	~~2.75:1.00~~
~~June 30, 2020~~	~~3.00:1.00~~
~~September 30, 2020, December 31, 2020~~	~~2.75:1.00~~
~~March 31, 2021~~	~~2.00:1.00~~
~~June 30, 2021~~	~~1.75:1.00~~
~~September 30, 2021~~	~~1.70:1.00~~
~~December 31, 2021~~	~~1.65:1.00~~
~~March 31, 2022 and~~	~~1.50:1.00~~

~~Fiscal Quarter Ending~~	~~Leverage Ratio~~
~~on the last day of any Fiscal Quarter ending thereafter~~

~~Notwithstanding the foregoing, solely for the purposes of testing the financial covenant at the end of each Fiscal Quarter pursuant to this Section 6.8(b), the Credit Parties shall not be required to comply with Section 6.8(b) for the Fiscal Quarters ending June 30, 2020; September 30, 2020; December 31, 2020; March 31, 2021; June 30, 2021; September 30, 2021 and December 31, 2021; provided, that, for the avoidance of doubt, the Credit Parties shall continue to be required to comply with any condition hereunder (whether in connection with an incurrence test or otherwise) that requires pro forma compliance with the Leverage Ratio for any of such Fiscal Quarters.~~

(c)~~Maximum Consolidated Capital Expenditures. Holdings shall not, and~~ shall ~~not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding maximum amount set forth below opposite such Fiscal Year; provided, if any portion of such maximum amount for any Fiscal Year or Fiscal Quarter, as applicable, (as adjusted in accordance with this proviso) is not utilized, then an amount not utilized of up to fifty percent (50)% of the maximum amount for such period permitted under this clause (c) may be utilized in the immediately succeeding Fiscal Year solely to the extent the maximum amount set forth below for such immediately succeeding year has been utilized:~~

~~Fiscal Year~~	~~Consolidated Capital Expenditures~~
~~2020~~	~~$7,000,000~~
~~2021~~	~~$7,000,000~~
~~2022~~	~~$8,000,000~~
~~2023 and for each Fiscal Year thereafter~~	~~$8,000,000~~

(d)~~Minimum Consolidated Liquidity. Holdings shall not permit Consolidated Liquidity at any time to be less than (i) from the period through the Closing Date through and~~

~~including May 7, 2020, $1,500,000, (ii) from the First Amendment Effective Date through and including December 31, 2021, $4,000,000 and (iii) at all times thereafter, $1,500,000.~~

(a)     ~~(e) Net Leverage Ratio.~~ Holdings shall not permit the Net Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending ~~September 30, 2020 and ending with the Fiscal Quarter ending December~~March 31, 2021, to exceed ~~the correlative ratio indicated:~~2.00:1.00.

~~Fiscal Quarter Ending~~	~~Net Leverage Ratio~~
~~September 30, 2020~~	~~2.85:1.00~~
~~December 31, 2020~~	~~3.60:1.00~~
~~March 31, 2021~~	~~3.10:1.00~~
~~June 30, 2021~~	~~2.10:1.00~~
~~September 30, 2021~~	~~2.10:1.00~~
~~December 31, 2021~~	~~1.90:1.00~~

6.9Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation (including through a plan of division), or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), except:

(a)any Subsidiary of Company may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger involving Company, Company shall be the continuing or surviving Person, and in the case of any other such merger, a Wholly-Owned Guarantor Subsidiary shall be the continuing or surviving Person;

(b)Disposition of assets between Credit Parties (other than Holdings);

(c)Asset Sales, the proceeds of which (i) are less than $250,000 with respect to any single Asset Sale or series of related Asset Sales, and (ii) when aggregated with the proceeds of all other Asset Sales made within the trailing twelve month period, are less than $500,000; provided (1) the proceeds received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of 143

Company), (2) no less than 90% thereof shall consist of Cash paid upon the closing of each applicable Asset Sale, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a);

(d)sales of inventory to unaffiliated customers in the ordinary course of business;

(e)disposals of obsolete or worn out property in the ordinary course of business;

(f)(i) dispositions of accounts receivable in the ordinary course of business and consistent with past practices in connection with the collection or compromise thereof; (ii) non-exclusive licenses, sublicenses, leases or subleases granted in the ordinary course of business consistent with past practices to others not interfering in any material respect with the business of Holdings and its Subsidiaries; and (iii) the disposition of Cash Equivalents for fair market value;

(g)to the extent constituting a disposition not otherwise permitted hereunder, the granting of Liens permitted by Section 6.2, the making of Restricted Junior Payments permitted by Section 6.5 and the making of Investments permitted by Section 6.7.

Notwithstanding anything to the contrary contained in the Credit Documents, no Credit Party shall, nor shall it permit any of its Subsidiaries to (1) consummate any “Division” (as defined in Section 18-217 of the Delaware Limited Liability Company Act) or similar organizational change that may hereafter be permitted under any applicable statute and (2) sell, transfer or otherwise dispose of any assets or property to an Inactive Subsidiary.

6.10Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify Directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify Directors if required by applicable law.

6.11Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

6.12Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Holdings or any of its Subsidiaries (or any Affiliate of such holder) or with any Affiliate of Holdings or of any such holder; provided, however, that the Credit Parties and their Subsidiaries may enter into or permit to exist any such transaction if both (i) Administrative Agent has consented thereto in writing prior to the consummation thereof and (ii) the terms of such transaction are not less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; further; provided, that the foregoing restrictions shall not apply to (a) any transaction among Company and any Wholly-Owned Guarantor Subsidiary or any of them; (b) reasonable and customary fees paid to members of the Board of Directors of Holdings or any of its Subsidiaries; (c) reasonable and customary compensation arrangements for officers and other employees of Holdings or any of its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.12. Company shall disclose in writing each transaction with any holder of 5% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder to Administrative Agent.

6.13Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in (i) any business other than (A) the businesses engaged in by such Credit Party on the Closing Date and any such reasonably related, ancillary or complimentary thereto, and (B) such other lines of business as may be consented to by Administrative Agent and Requisite Lenders, or (ii) any business or activities that conflict with Section 4.26(a).

6.14Permitted Activities of Holdings and other Persons. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Credit Documents, and the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased (as lessee), or licensed (as licensee) by it other than Permitted Liens of the types described in Section 6.2(a) through (d); (c) engage in any business or activity or own any assets other than (i) directly holding 100% of the Capital Stock of Company; (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d)consolidate with or merge with or into, or Dispose all or substantially all its assets to, any Person; (e) Dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. The Company shall not permit any Inactive Subsidiary (other than JEC II, LLC and Bridge Hospitality, LLC) to (1) hold or own any assets, (2) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever, (3) create or suffer to exist any Lien upon any property or assets or (4) engage in any business or activity. Holdings and its Subsidiaries shall not make any Investments in or transfer any assets to the Inactive Subsidiaries.

6.15Amendments or Waivers of Certain Related Agreements. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, waiver of, or side letter affecting any of its rights under any Related Agreement after the Closing Date in any manner that is materially adverse to the Credit Parties, ~~the~~ Administrative Agent or the Lenders without in each case obtaining the prior written consent of Administrative Agent and Requisite Lenders to such amendment, restatement, supplement or other modification, waiver or side letter.

6.16Amendments or Waivers with Respect to Certain Indebtedness. Except to the extent expressly permitted under the terms of the corresponding Subordination Agreement, no Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness.

6.17Fiscal Year; Accounting Policies. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year end from December 31 or make any change in its accounting policies that is not required under GAAP.

6.18Deposit Accounts and Securities Accounts. From and after the ~~date required on Schedule 5.15~~Third Amendment Effective Date, no Credit Party will establish or maintain a Deposit Account or a Securities Account that is not a Controlled Account; provided, that, Company shall have a period of ~~30~~45 days (or such longer period as the Administrative Agent shall agree in writing) following the establishment of such a Deposit Account or Securities Account to cause such Deposit Account or Security Account to become a Controlled Account. From and after the ~~date required on Schedule 5.15~~Third Amendment Effective Date, no Credit Party will deposit proceeds in a Deposit Account that is not a Controlled Account or deposit, acquire, or otherwise carry any security entitlement or commodity contract in a Securities Account that is not a Controlled Account; provided, that, the foregoing shall not apply to Excluded Accounts.

6.19Amendments to Organizational Agreements and Material Contracts. No Credit Party shall (a) amend or permit any amendments to any Credit Party’s or any of its Subsidiaries’ Organizational Documents in any manner that is materially adverse to the Credit Parties, Administrative Agent or the Lenders; or (b) amend, terminate, or waive or permit any amendment, termination, or waiver of any provision of, any Material Contract, Related Agreement, or Material Indebtedness if such amendment, termination, or waiver would be materially adverse to the Credit Parties, ~~the~~ Administrative Agent or the Lenders (it being agreed that any amendment that increases the rent, fees or other obligations payable by a Credit Party under any lease that is a Material Contract will be deemed materially adverse to the Lenders to the extent the landlord under such lease has a first priority Lien on any Collateral that is prior to the Lien granted to the Administrative Agent under the Credit Documents).

6.20Prepayments of Certain Indebtedness. No Credit Party shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness of any Credit Party or any of its Subsidiaries prior to its scheduled maturity, other than (i) the Obligations, and (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9.

6.21Use of Proceeds. No Credit Party shall use the proceeds of any Term Loans, Revolving Loans or Letters of Credit except as set forth in Section 2.5.

6.22~~New Restaurants~~[Reserved]~~. No Credit Party shall acquire, form, start or lease any new Restaurant or other food service location without the written consent of the Administrative Agent, other than up to two (2) new Restaurants and locations in any calendar year established after the Closing Date under the STK and Kona Grill brands (or derivative concepts thereof)~~.

6.23Canadian Defined Benefit Plans. No Credit Party shall, nor shall it permit any of its Subsidiaries to establish, maintain, sponsor, administer, participate in or contribute to any Canadian Defined Benefit Plan.

SECTION 7 GUARANTY

7.1Guaranty of the Obligations. Subject to the provisions of Section 7.2 and any limitations set forth in the definition of the term Guarantor, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of Beneficiaries the due and punctual Payment in Full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest that, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)this Guaranty is a guaranty of payment when due and not of collectability. Other than in respect of a Canadian Foreign Subsidiary, this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations that has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Secured Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Secured Hedge Agreement; and

(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Secured Hedge Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to depart from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any Secured Hedge Agreement, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Secured Hedge Agreement, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any Secured Hedge Agreement or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims that Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than Payment in Full of all Obligations; (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, any Secured Hedge Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms hereof (other than the defense of payment of the Obligations).

7.6Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other Credit Party with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any other Credit Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Credit Party, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for Administrative Agent for the benefit of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any Distribution collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent for the benefit of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. For purposes of this Section 7.7, “Distribution” means, with respect to any Indebtedness subordinated pursuant to this Section 7.7, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, (b) any redemption of or purchase or other acquisition of such Indebtedness from the Obligee Guarantor by any other Person, and (c) the granting of any lien or security interest to or for the benefit of the Obligee Guarantor or any other Person in or upon any property of any Person to secure such Indebtedness.

7.8Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, Directors or any agents acting or purporting to act on behalf of any of them.

7.10Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Secured Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time any such Secured Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and any Secured Hedge Agreement, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

7.11Bankruptcy, etc.

(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense that Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations that are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order that may relieve any Credit Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)In the event that all or any portion of the Guaranteed Obligations are paid by any Credit Party, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

(d)This Guaranty does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.

7.12Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale (provided that Administrative Agent and Collateral Agent may, after receipt of a written certificate of a Chief Financial Officer of Company or Holdings certifying that such transaction is permitted pursuant to the Credit Documents, execute and deliver any documentation reasonably requested by Company in writing to further evidence or reflect any such release, all at the expense of Company).

7.13Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Credit Party hereunder to honor all of such Credit Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until the Guaranteed Obligations shall have been Paid in Full. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8 EVENTS OF DEFAULT

8.1Events of Default. If any one or more of the following conditions or events shall occur:

(a)Failure to Make Payments When Due. Failure by Company to pay (i) the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (iii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit or any Cash Collateralization required pursuant to Section 2.21(d); or (iv) when due any interest on any Loan or any fee or any other amount due hereunder within ~~two~~three (~~2~~3) Business Days after the date due.

(b)Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Material Indebtedness, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party or any of its Subsidiaries with respect to any other term of (1) one or more items of Material Indebtedness, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), with or without the passage of time, to cause, that Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or other redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 5.1, Section 5.2, Section 5.6, Section 5.7, Section 5.10, Section 5.11, Section 5.14, 5.15 or Section 6 or (ii) Section 5.3 or Section 5.5 and such failure under this clause (ii) continues for ~~three~~ten days after the earlier of (A) an officer of such Credit Party becoming aware of such default or (B) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(d)Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made; provided that such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof; or

(e)Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other paragraph of this Section 8.1 or consisting of a condition or status that is expressly required to exist or be satisfied at a specific time, and such term has not been fully and permanently performed or complied with within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(f)Involuntary Bankruptcy; Appointment of Receiver, etc. Other than any English Credit Party: (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, Company or any of its Subsidiaries in an involuntary case under any Debtor Relief Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or provincial law; or (ii) an involuntary case shall be commenced against Holdings, Company or any of its Subsidiaries under any Debtor Relief Law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. Other than with respect to any English Credit Party: (i) Holdings, Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings, Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings, Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $~~250,000 or (ii)~~2,000,000 in the aggregate ~~at any time an amount in excess of $500,000~~ (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)Dissolution. Any order, judgment or decree shall be entered against any ~~Credit Party~~of Holdings, Company or any of its Subsidiaries decreeing the dissolution or split up of such ~~Credit Party or any of its Subsidiaries~~Person and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j)Employee Benefit Plans. (i) There shall occur one or more ERISA Events that individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $~~500,000~~2,000,000 during the term hereof; (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code; or (iii) Holdings or any of its Subsidiaries shall permit its unfunded pension fund and other employee benefit plan obligation and liabilities to remain unfunded, other than in accordance with applicable law; or

(k)Change of Control. A Change of Control shall occur; or

(l)Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the Payment in Full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Payment in Full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity of or perfection of any Lien in any Collateral granted or purported to be granted pursuant to the Collateral Documents; or

(m)Subordinated Indebtedness. Any series, class or type of Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Credit Parties hereunder, as provided in the corresponding Subordination Agreement or the subordination terms of such Subordinated Indebtedness, if applicable, or as a result of any structural change thereto, or any Credit Party, any Affiliate of any Credit Party, or the holders of 25% or more of such series, class or type of such Subordinated Indebtedness shall so assert;

(n)Insolvency of English Credit Parties. An English Credit Party: (i) is unable or admits inability to pay its debts as they fall due or is deemed to, or is declared to, be unable to pay its debt under applicable law (in each case, other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets except where the same would result in or require the taking of any corporate action, legal proceedings, insolvency filing, cessation of trading and/or any other procedure or steps referred to in Section 8.1(o) below); or (ii) suspends or threatens to suspend making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Secured Party in its capacity as such) with a view to rescheduling any of its indebtedness; or (iv) has a moratorium ~~is~~ declared in respect of ~~an~~its indebtedness ~~of any English Credit Party~~. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium; or

(o)Insolvency Proceedings of English Credit Parties. (i) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(1)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration; or

(2)reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any English Credit Party; or

(3)a composition, compromise, assignment or arrangement with any creditor (other than a Secured Party) of any English Credit Party; or

(4)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any English Credit Party or any of its respective assets, or any analogous procedure or step is taken in any jurisdiction.

(ii)	Clause (n)(i) above shall not apply to:

(1)any proceedings which are frivolous or vexatious and which, if capable of remedy, are discharged, stayed or dismissed within 60 days of commencement or, if earlier, the date on which it is advertised (or such other period as agreed between Holdings and the Administrative Agent); or

(2)(in the case of an application to appoint an administrator or commence proceedings) any proceedings which the Administrative Agent is satisfied will be withdrawn before it is heard or will be unsuccessful; or

(3)any step or procedure contemplated in relation to a merger that is permitted under Section 6.8; or

(p)Creditors’ Process of English Credit Parties. Any expropriation, attachment, sequestration, distress or execution or analogous process in any jurisdiction affects any asset or assets of an English Credit Party (having a value in excess of $~~100,000~~2,000,000).

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans and the amount of unreimbursed drawings under Letters of Credit, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; (D) Administrative Agent shall direct Company to Cash Collateralize (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to Cash Collateralize) Letters of Credit in an amount not less than the Minimum Collateral Amount; and (E) Administrative Agent and Collateral Agent may enforce any other rights and remedies available to it under any Credit Document or under applicable law.

SECTION 9 AGENTS

9.1Appointment of Agents. GSB is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes GSB, in such capacity, to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Agent (other than Administrative Agent and Collateral Agent), without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Each Agent (other than Administrative Agent and Collateral Agent), may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Company. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations are permitted to be incurred and subordinated in right of payment to the Obligations hereunder and/or are permitted to be secured by Liens on all or a portion of the Collateral, each Lender authorizes Administrative Agent and Collateral Agent, as applicable, to enter into intercreditor agreements, subordination agreements and amendments to the Collateral Documents to reflect such arrangements on terms that are acceptable to Administrative Agent and Collateral Agent, in their respective sole discretion, as applicable. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3	General Immunity.

(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Holdings or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)Exculpatory Provisions. No Agent (which term shall, for purposes of this Section 9.3(b), include Issuing Bank) nor any of its officers, partners, Directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent (i) under or in connection with any of the Credit Documents, or (ii) with the consent or at the request of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), in each case except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. No Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, may be in violation of the automatic stay under any Debtor Relief Law, or may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Such appointing Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of any Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by an Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the applicable Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d)Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Credit Party or a Lender. In the event that Administrative Agent shall receive such a notice, Administrative Agent will endeavor to give notice thereof to the Lenders; provided, that failure to give such notice shall not result in any liability on the part of Administrative Agent.

9.4Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Credit Party or any Affiliate of any Credit Party (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

9.5Lenders’ Representations, Warranties and Acknowledgment.

(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Term Loan and/or Revolving Loans on the Closing Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

(c)Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls (A) any trade obligations or Indebtedness of any Credit Party or any of their respective Subsidiaries or Affiliates or (B) any Capital Stock of any Credit Party or any of their respective Subsidiaries or Affiliates and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase (A) any trade obligations or Indebtedness of any Credit Party described in clause (c)(i)(A) above or (B) Capital Stock described in clause (c)(i)(B) above, in each case without the prior written consent of Administrative Agent.

(d)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Lead Arranger and their respective Affiliates that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder have been satisfied in connection therewith;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(e)In addition, unless the immediately preceding clause (d)(i) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in the immediately preceding clause (d)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the Lead Arranger and their respective Affiliates that:

(i)none of the Agents, the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Credit Document or any documents related hereto or thereto);

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Agents, the Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(f)The Administrative Agent and the Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

9.6Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent (including Issuing Bank, which shall be treated as an Agent for purposes of this Section 9.6), their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; provided, further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence

9.7Successor Administrative Agent and Collateral Agent.

(a)Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders, Issuing Bank and Company. Administrative Agent shall have the right to appoint a financial institution to act as successor Administrative Agent hereunder in such notice, subject to the reasonable satisfaction of Company and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earliest of (i) thirty days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by Company (so long as no Default or Event of Default exists) and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the resigning Administrative Agent, then the Requisite Lenders shall have the right, upon five Business Days’ notice to Company and Issuing Bank, to appoint a successor Administrative Agent and Collateral Agent. If neither the

Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent automatically upon the effectiveness of such resignation; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent and the resigning Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such resigning Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation of GSB or its successor as Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation of GSB or its successor as Collateral Agent. After any resigning Administrative Agent’s ‘resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.   Any successor Administrative Agent appointed pursuant to this Section 9.7 shall, automatically upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(b)In addition to the foregoing, Collateral Agent may resign at any time by giving prior written notice thereof to Lenders, Issuing Bank and the Company. Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of Company and the Requisite Lenders and Collateral Agent’s resignation shall become effective on the earliest of (i) thirty days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Company (so long as no Default or Event of Default exists) and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Collateral Agent has not already been appointed by the resigning Administrative Agent, then Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Collateral Agent for the benefit of the Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Collateral Documents, and the resigning or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any resigning or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was Collateral Agent hereunder.

(c)Any resignation of GSB or its successor as Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation of GSB or its successor as Issuing Bank, if applicable, and any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Issuing Bank, if applicable, for all purposes hereunder. In such event Company shall Cash Collateralize any Letters of Credit issued in an amount not less than the Minimum Collateral Amount by the resigning Administrative Agent in its capacity as Issuing Bank, as applicable.

(d)Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of GSB without the prior written consent of, or prior written notice to, Company or the Lenders; provided, that Company and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.

9.8	Collateral Documents and Guaranty.

(a)Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided, that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure, or any other obligation whatsoever to any holder of Obligations with respect to any Secured Hedge Agreement. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as

applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.8. Upon the reasonable request of Company, Administrative Agent and/or Collateral Agent may, after receipt of a written certificate of a Chief Financial Officer of Company or Holdings certifying that such transaction is permitted pursuant to the Credit Documents, execute and deliver any such release documentation reasonably requested by Company in connection with such permitted releases as described above, all at the expense of Company.

(b)Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the other Credit Documents may be exercised solely by Administrative Agent or Collateral Agent, as applicable, for the benefit of Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii), or otherwise of the Bankruptcy Code), Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c)Rights under Secured Hedge Agreements. No Secured Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(vii) of this Agreement and Section 9 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations have been Paid in Full, upon request of Company, Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Secured Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Secured Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e)No Duty. Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(f)Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a Secured Party with possession or control has priority over the security interest of another Secured Party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the other Secured Parties, except as otherwise expressly provided in this Agreement. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.

9.9Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.19(g), if the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

9.10Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due the Lenders, Issuing Bank and Administrative Agent under Sections 2.10, 10.2 and 10.3 allowed in such judicial proceeding); and

(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.10, 10.2 and 10.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.10, 10.2 and 10.3 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained in this Section 9.10 shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11Bankruptcy Plan Voting. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, each Lender shall submit any vote on a plan of reorganization or similar disposition plan of restructuring or liquidation (a "Reorganization Plan") to the Administrative Agent so that it is received by the Administrative Agent no later than three (3) Business Days prior to voting deadline established pursuant to the terms of such Reorganization Plan or any court order establishing voting procedures with respect to the Reorganization Plan (the "Voting Procedures Order"). If Lenders constituting more than half of the total number of Lenders and having or holding more than two-thirds of the aggregate Voting Power Determinants of all Lenders timely vote to accept the Reorganization Plan, the Administrative Agent shall submit a ballot on behalf of all Lenders voting to accept the Reorganization Plan in accordance with the terms of the Reorganization Plan or the Voting Procedures Order. If Lenders constituting more than half of the total number of Lenders and having or holding more than two-thirds of the aggregate Voting Power Determinants of all Lenders do not timely vote to accept the Reorganization Plan, the Administrative Agent shall submit a ballot on behalf of all Lenders voting to reject the Reorganization Plan in accordance with the terms of the Reorganization Plan or the Voting Procedures Order. For purposes of calculating the total number of Lenders and the number of Lenders voting to accept the Reorganization Plan, Lenders that are Affiliates shall be deemed to be a single Lender. No Lender may submit a ballot with respect to a Reorganization Plan in contravention of the procedures set forth in this Section 9.11, and the Administrative Agent is irrevocably authorized by each Lender to withdraw any vote submitted by such Lender in contravention of the procedures set forth in this Section 9.11.

SECTION 10 MISCELLANEOUS

10.1	Notices.

(a)Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent or Issuing Bank shall be sent to such Person’s mailing address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the mailing address as indicated on Appendix B or otherwise indicated to Administrative Agent and Company in writing. Each notice hereunder shall be in writing and may be personally served or sent by facsimile (excluding any notices to any Agent or Issuing Bank in its capacity as such) or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed; provided, no notice to any Agent or Issuing Bank in its capacity as such shall be effective until received by such Agent or Issuing Bank; provided, further, any such notice or other communication shall, at the request of an Agent, be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by such Agent from time to time.

(b)	Electronic Communications.

(i)Notices and other communications to any Agent, Lenders, Issuing Bank, and any Credit Party hereunder may be delivered or furnished by other electronic communication (including e mail and Internet or intranet websites, including Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform (the “Platform”)) pursuant to procedures approved by Administrative Agent in its sole discretion, provided that, notwithstanding the foregoing, in no event will notices by electronic communication be effective to any Agent, any Lender, or any applicable Issuing Bank pursuant to Section 2 if any such Person has notified Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Any Agent may, in its sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. In the case of any notices by electronic communication permitted in accordance with this Agreement, unless Administrative Agent otherwise prescribes, (A) any notices and other communications permitted to be sent to an e-mail address shall be delivered during normal business hours and deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment, but excluding any automatic reply to such e-mail), except that, if such notice or other communication is not sent prior to noon, local time at the location of the recipient, then such notice or communication shall be deemed not to have been received until the opening of business on the next Business Day for the recipient, at the earliest, and (B) notices or communications permitted to be posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and clearly identifying an accessible website address therefor.

(ii)Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, Directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to any of the Credit Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or Administrative Agent’s transmission of communications through the Platform. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.

(iv)Each Credit Party, each Lender, Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v)All uses of the Platform shall be governed by and subject to, in addition to this Section 10.1, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi)Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

10.2Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Credit Parties agree to pay promptly (a) all Administrative Agent’s actual and reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the Agents’ costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) all the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining, and preserving Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) any Agent’s actual costs and reasonable fees, expenses, and disbursements of any auditors, accountants, consultants or appraisers’; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent, Issuing Bank and Lenders in enforcing or preparing for enforcement of any Obligations of or in collecting or preparing to collect any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with any actual or prospective sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any actual or prospective refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to or in contemplation of any insolvency or bankruptcy cases or proceedings, including the engagement of a restructuring advisor or consultant satisfactory to Administrative Agent in its sole discretion.

10.3	Indemnity and Related Reimbursement.

(a)In the event that an Indemnitee becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person relating to or arising out of any Indemnified Liabilities and whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees that on demand it will reimburse such Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

(b)In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Indemnitee, from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee under this Section 10.3(b) with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise directly from the gross negligence or willful misconduct of such Indemnitee, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(c)To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referenced to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Company hereby waives, releases and agrees not to sue upon any such claim or such damages whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(d)Each Credit Party also agrees that no Indemnitee will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other Person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Lender, Issuing Bank, or Agent in performing its funding obligations under this Agreement or any Letter of Credit; provided, however, that in no event will any such Lender, Issuing Bank, or Agent have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Issuing Bank’s, or Agent’s, or their respective Affiliates’, Directors’, employees’, attorneys’, agents’ or sub-agents’ activities arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referenced to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.   No other party hereto shall be liable for the obligations of any Defaulting Lender in failing to make any Loans or other extension of credit hereunder.

10.4Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender, Issuing Bank, and their respective Affiliates are each hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other obligations or Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the Obligations of any Credit Party to such Lender or Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set off, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.16 and 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, Issuing Bank, and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of set off) that such Lender, such Issuing Bank or their respective Affiliates may otherwise have.

10.5	Amendments and Waivers.

(a)Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c) and except as otherwise provided in clauses (i) or (ii) of Section 2.17(b), no amendment, modification, termination or waiver of any provision of the Credit Documents (excluding the Fee Letter), or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Requisite Lenders; provided that Administrative Agent may, with the consent of Company (and without any requirement for consent from any other Person), amend, modify, or supplement this Agreement or any other Credit Document to cure any obvious typographical error, incorrect cross-reference, defect in form, inconsistency, omission or ambiguity (in each case, as concluded by Administrative Agent in its sole discretion), so long as Lenders and Issuing Bank have received at least five Business Days’ prior written notice thereof and Administrative Agent has not received, within five Business Days after delivery of such notice, a written notice from Requisite Lenders stating that the Requisite Lenders (and, if such amendment, modification, or supplement directly affects any right or obligation of Issuing Bank, Issuing Bank) object to such amendment.

(b)Affected Lenders’ Consent. Subject to Section 10.5(d), without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, waiver or consent shall be effective if the effect thereof would:

(i)extend the scheduled final maturity of any Loan or any promissory note issued pursuant to Section 2.6;

(ii)waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv)reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee or premium payable under this Agreement; provided, that (A) only the consent of the Requisite Lenders shall be necessary to amend the Default Rate in Section 2.9, to waive any prospective obligation of Company to pay interest at the Default Rate, or to restore any right of Company to convert or continue Loans as LIBO Rate Loans that was revoked at the direction of Requisite Lenders or automatically pursuant to any provision of this Agreement, and (B) only the consent of Administrative Agent shall be necessary to revoke any election by Administrative Agent to impose interest at the Default Rate or to revoke any right of Company to convert or continue Loans as LIBO Rate Loans;

(v)waive or extend the time for payment of any such interest, fees, or premiums;

(vi)reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders or any specific Lenders is required;

(viii)amend the definition of “Requisite Lenders”, “Pro Rata Share” or “Voting Power Determinants”;

(ix)release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except (A) as expressly provided in the Credit Documents on the Closing Date, (B) in connection with a “credit bid” undertaken by Collateral Agent with the consent or at the direction of Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other provision of the Bankruptcy Code or any other Debtor Relief Law, or (C) in connection with any other sale or disposition of assets in connection with an enforcement action with respect to the Collateral that is permitted pursuant to the Credit Documents and consented to or directed by Requisite Lenders; or

(x)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, except as expressly provided in any Credit Document.

(c)Other Consents. Subject to Section 10.5(d), no amendment, modification, termination or waiver of any provision of the Credit Documents (excluding the Fee Letter), or consent to any departure by any Credit Party therefrom, shall:

(i)increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii)amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each directly and adversely affected Class; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(iii)amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension consisting of a Revolving Loan or a Term Loan without the consent of Requisite Class Lenders of such Class of Loans;

(iv)amend, modify, terminate, or waive any provision hereof directly relating to the Letter of Credit Sublimit or any Letter of Credit without the consent of Issuing Bank;

(v)alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.14 without the consent of Requisite Class Lenders of each Class that is being allocated a lesser repayment or prepayment as a result thereof; provided, Administrative Agent and the Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered;

(vi)amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of Administrative Agent and of Issuing Bank;

(vii)amend, modify, or waive any provision of this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Secured Hedge Agreements or the definitions of “Lender Counterparty”, “Secured Hedge Agreement”, “Obligations” or “Secured Obligations” (as such term or any similar term is defined in any relevant Collateral Document) in each case in a manner adverse to any Lender or Lender Counterparty with Obligations then outstanding without the written consent of any such Lender or Lender Counterparty; or

(viii)amend, modify, terminate or waive any provision of Section 9 as the same directly or indirectly applies to any Agent, or any other provision hereof as the same directly or indirectly applies to the rights or obligations of any Agent, in each case in any manner adverse to such Agent without the consent of such Agent.

(d)Defaulting Lender Consent. Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, termination, waiver or consent hereunder (and any amendment, modification, termination, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, termination, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(e)Execution of Amendments, Etc.   Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender, each Credit Party, and each future Credit Party.

(f)Compensation for Amendments. Notwithstanding anything to the contrary in any Credit Document, unless otherwise agreed to by Administrative Agent in its sole discretion no Credit Party may, nor may it permit any of its Subsidiaries to, directly or indirectly (including by being complicit in or otherwise facilitating any such action by any Person owning Capital Stock in Holdings, any of their Affiliates or Subsidiaries or any direct or indirect holders or beneficial owners of any such Person’s Capital Stock) pay or otherwise transfer any consideration, whether by way of interest, fee, or otherwise, to or for the benefit of any current or prospective Lender or any of its Affiliates (other than any customary fees paid to Administrative Agent or any of its Affiliates as consideration for arranging, structuring, or providing other services in connection therewith and customary upfront fees to be received by any new lender providing new loans or new commitments) for or as an inducement to any action or inaction by such Lender or any of its Affiliates, including any consent, waiver, approval, disapproval, or withholding of any of the foregoing in connection with any required or requested approval, amendment, waiver, consent, or other modification of or under any Credit Document or any provision thereof unless such consideration is first offered to all then existing Lenders in accordance with their respective Pro Rata Shares and is paid to any such Lenders that act in accordance with such offer.

(g)Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification, or similar transaction permitted by the terms of this Agreement pursuant to a cashless settlement mechanism approved by Company, Administrative Agent and such Lender.

10.6	Successors and Assigns; Participations.

(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and Issuing Bank. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and Issuing Bank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Indemnitee Agent Parties, Affiliates of each of the Agents, Issuing Bank and Lenders, and any other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans (including principal and stated interest) listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following Administrative Agent’s acceptance of a fully executed an Assignment Agreement, together with the forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(e). Each assignment shall be recorded in the Register promptly following acceptance by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. It is intended that the Register be maintained such that the Loans are in “registered form” for the purposes of the Internal Revenue Code.

(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignment shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)to any Person meeting the criteria of clause (i)(a) or clause (ii)(a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Administrative Agent; and

(ii)to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent and, solely in the case of any assignment of Revolving Commitments, the consent of Issuing Bank (such Issuing Bank consent not to be unreasonably withheld, delayed, or conditioned); provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the  assigning Lender) with respect to the  assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount (x) as may be agreed to by Company and Administrative Agent, (y) as shall constitute the aggregate amount of the Term Loans or Term Loan Commitments of a particular Class of the assigning Lender or (z) as is assigned by an assigning Lender to an Affiliate or Related Fund of such Lender) with respect to the assignment of Term Loans.

(d)	Mechanics.

(i)Assignments and assumptions of Loans and Commitments by Lenders shall be effected by execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.19(c), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs or any Affiliate thereof or (z) in the case of an assignee that is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(ii)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Company and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, Issuing Bank, and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and/or Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); (iv) it will not provide any information obtained by it in its capacity as a Lender to any Credit Party or any of its Affiliates; and (v) neither such Lender nor any of its Affiliates owns or controls any trade obligations or Indebtedness of any Credit Party or any Capital Stock of any Credit Party.

(g)Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to each Letter of Credit until the cancellation or expiration of (without any pending drawing on) such Letters of Credit and the reimbursement of any amounts drawn thereunder, and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any

Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any promissory note pursuant to Section 2.6, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable promissory notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new promissory notes in accordance with Section 2.6, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new or remaining Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h)	Participations.

(i)Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates or any Natural Person) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(h) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of Company, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to any Loan or Commitment (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, Section 1.163-5 of the proposed United States Treasury Regulations or any applicable temporary, final or other successor relations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to any Loan or Commitment for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)Unless otherwise agreed to by Administrative Agent, the holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, any promissory note evidencing a Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii)Company agrees that each participant shall be entitled to the benefits of Sections 2.17(d), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with Company’s prior written consent (not to be unreasonably withheld, delayed, or conditioned), and (y) a participant shall not be entitled to the benefits of Section 2.19 unless such participant agrees, for the benefit of Company, to comply with Section 2.19 as though it were a Lender; (it being understood that any documentation required under Section 2.19(c) and (d) shall be delivered to the participating Lender). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though such participant were a Lender, provided such participant agrees to be subject to Section 2.16 as though it were a Lender.

(i)Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its promissory notes issued pursuant to Section 2.6, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7Independence of Covenants.      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(d), 2.18, 2.19, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.3(b) and 9.6 shall survive the Payment in Full of the Obligations.

10.9No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, Issuing Bank, or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent, Issuing Bank, and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Secured Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10Marshalling; Payments Set Aside. None of any Agent, Issuing Bank, nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, for the benefit of Lenders or Issuing Bank), or any Agent, Issuing Bank, or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11Severability. In case any provision in or obligation hereunder or under any Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

10.12Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any promissory note issued pursuant to Section 2.6 or otherwise with respect to the Obligations without first obtaining the prior written consent of Administrative Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or any other Credit Document with respect to the Obligations shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders (as applicable).

10.13Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.15CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (V) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE U.S. SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (V) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT

MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT AGENTS, ISSUING BANK, AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

10.16WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17Confidentiality. Each Agent and each Lender (which term, for purposes of this Section 10.17, shall include Issuing Bank) shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses identified as such by Holdings or Company and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s or such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by each Credit Party that, in any event, Administrative Agent may disclose any such information to the Lenders and other Agents, and any Agent or Lender may make (i) disclosures of such information to Affiliates of such Lender or such Agent and to their respective officers, Directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts, or agents on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Credit Party and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other substantially similar confidentiality restrictions), (iii) disclosure on a confidential basis to any rating agency when required by it,(iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Company promptly thereof to the extent not prohibited by law), (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority (including the NAIC) purporting to have jurisdiction over such Person or any of its Affiliates, (viii) disclosure to any Lenders’ financing sources; provided that prior to any disclosure such financing source is informed of the confidential nature of the information, (ix) disclosure to rating agencies and (x) disclosures with the consent of the relevant Credit Party. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties)(collectively, “Trade Announcements”). No Lender or Credit Party shall (a) issue any Trade Announcement, (b) use or reference in advertising, publicity, or otherwise the name of Goldman Sachs, any Lender or any of their respective Affiliates, partners, or employees, or (c) represent that any product or any service provided has been approved or endorsed by Goldman Sachs, any Lender, or any of their respective Affiliates, except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent.

10.18Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Obligations hereunder are Paid in Full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.20Entire Agreement. This Agreement, together with the other Credit Documents (including any such other Credit Document entered into prior to the date hereof), reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, made prior to the date hereof.

10.21PATRIOT Act. Each Lender, Issuing Bank, and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit

Party and other information that will allow such Lender, Issuing Bank, or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.22Electronic Execution of Assignments and Credit Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or any other Credit Document shall in each case be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that Administrative Agent or Collateral Agent may request, and upon any such request the Credit Parties shall be obligated to provide, manually executed “wet ink” signatures to any Credit Document.

10.23No Fiduciary Duty. Each Agent, Issuing Bank, Lender, and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their equity holders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equity holders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equity holders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

10.24Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.25	Limitations Act, 2002.

Each of the parties hereto agrees that any and all limitation periods provided for in the Limitations Act, 2002 (Ontario) shall be excluded from application to the Obligations and any undertaking, covenant, indemnity or other agreement of any Credit Party provided for in any Credit Document to which it is a party in respect thereof, in each case to fullest extent permitted by such Act.

10.26	Language.

The parties herein have expressly requested that this Agreement and all related documents be drawn up in the English language. A la demande expresse des parties aux présentes, cette convention et tout document y afférent ont été rédigés en langue anglaise.

10.27	Joint and Several Obligations.

Notwithstanding any other provision contained herein or in any other Credit Document, if a “secured creditor” (as that term is defined under the BIA) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Canadian Foreign Subsidiary’s Obligations, to the extent such Obligations are secured, shall be several obligations and not joint or joint and several obligations.

10.28	Judgment Currency.

(a)If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.28 referred to as the “Judgment Currency”) an amount due under any Credit Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.28 being hereinafter in this Section 10.28 referred to as the “Judgment Conversion Date”).

(b)If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.28(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Credit Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 10.28(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Credit Documents.

(c)The term “rate of exchange” in this Section 10.28 means the rate of exchange at which Administrative Agent, on the relevant date at or about 12:00 noon, would be prepared to sell, in accordance with Administrative Agent’s normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE ONE GROUP, LLC, as the Company

By:
Name:
Title:

THE ONE GROUP HOSPITALITY, INC., as
Holdings

By:
Name:
Title:

LITTLE WEST 12TH LLC

By:
Name:
Title:

BASEMENT MANAGER, LLC

By:
Name:
Title:

MPD SPACE EVENTS, LLC

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK MIDTOWN HOLDINGS, LLC

By:
Name:
Title:

STK MIDTOWN, LLC

By:
Name:
Title:

ONE MARKS, LLC

By:
Name:
Title:

WSATOG (MIAMI) LLC

By:
Name:
Title:

STK MIAMI, LLC

By:
Name:
Title:

STK MIAMI SERVICE, LLC

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

STK-LA, LLC

By:
Name:
Title:

STK – LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

STK ORLANDO LLC

By:
Name:
Title:

STK CHICAGO LLC

By:
Name:
Title:

STK WESTWOOD, LLC

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

STK DENVER, LLC

By:
Name:
Title:

STK DALLAS, LLC

By:
Name:
Title:

STK REBEL AUSTIN, LLC

By:
Name:
Title:

STK TEXAS HOLDINGS, LLC

By:
Name:
Title:

STK TEXAS HOLDINGS II, LLC

By:
Name:
Title:

STK REBEL SAN DIEGO, LLC

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

STK ROOFTOP SAN DIEGO, LLC

By:
Name:
Title:

STK IBIZA, LLC

By:
Name:
Title:

THE ONE GROUP – STKPR, LLC

By:
Name:
Title:

THE ONE GROUP - MENA, LLC

By:
Name:
Title:

THE ONE GROUP - QATAR VENTURES, LLC

By:
Name:
Title:

THE ONE GROUP – MEXICO, LLC

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

SEAPORT REBEL RESTAURANT LLC

By:
Name:
Title:

STK NASHVILLE, LLC

By:
Name:
Title:

TOG MARKETING LLC

By:
Name:
Title:

STK ASPEN, LLC

By:
Name:
Title:

TOG ORLANDO F&B MANAGER LLC

By:
Name:
Title:

KONA GRILL ACQUISITION, LLC

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

TOG KONA MACADAMIA, LLC

By:
Name:
Title:

TOG KONA BALTIMORE, LLC

By:
Name:
Title:

TOG KONA TEXAS, LLC

By:
Name:
Title:

TOG KONA SUSHI, LLC

By:
Name:
Title:

T.O.G. (UK) LIMITED

By:
Name:
Title:

HIP HOSPITALITY LIMITED

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

T.O.G. (ALDWYCH) LIMITED

By:
Name:
Title:

CA ALDWYCH LIMITED

By:
Name:
Title:

9401415 CANADA LTD.

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA,
as Administrative Agent, Collateral Agent and a Lender

By:
Name:
Title:

[Signature Page to Credit and Guaranty Agreement]

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Term Loan Commitments

Lender	Initial Term Loan Commitment	Pro Rata Share
Goldman Sachs Bank USA	$48,000,000.00	100%
Total	$48,000,000.00	100%

APPENDIX A-1-1

APPENDIX A-2

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Goldman Sachs Bank USA	$12,000,000.00	100%
Total	$12,000,000.00	100%

APPENDIX A-2-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

THE ONE GROUP, LLC

The ONE Group, LLC

1624 Market St. STE. 311

Denver, CO 80202

Attention: Mr. Emanuel Hilario, Chief Executive Officer

Email: EHilario@TOGrp.com

Company Website: www.TOGrp.com

THE ONE GROUP HOSPITALITY, INC.

The ONE Group Hospitality, Inc.

1624 Market St. STE. 311

Denver, CO 80202

Attention: Mr. Emanuel Hilario, Chief Executive Officer

Email: EHilario@TOGrp.com

Company Website: www.TOGrp.com

in each case, with a copy to:

Stoel Rives LLP

760 SW Ninth Avenue, Suite 300

Portland, OR 97205

Attention: Kevin D. Burnett

Email: kevin.burnett@stoel.com

GOLDMAN SACHS BANK USA

as Administrative Agent, Collateral Agent,

and a Lender, to its Principal Office set forth below

Goldman Sachs Bank USA

2001 Ross Avenue

Suite 2800

Dallas, Texas 75201

Attention: Kona Grill Account Manager

Email: hugh.brown@gs.com; ryan.ruud@gs.com; and gs-slg-notices@gs.com

And, in any event, with a copy (which copy shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree St., NE

Atlanta, GA 30309

Attention: Carolyn Z. Alford

Email: czalford@kslaw.com

Schedule 3.1

Closing Date Collateral Documents

Part A: English and Welsh Law Collateral Documents

1.

English law Debenture, dated as of October 4, 2019, granted by T.O.G. (UK) Limited, HIP Hospitality Limited, T.O.G. (Aldwych ) Limited, CA Aldwych Limited in favor of Goldman Sachs Bank USA., including, amongst others, a share charge by T.O.G. (UK) Limited with respect to its shares in the following entities:

a.	HIP Hospitality Limited
b.	T.O.G. (Aldwych ) Limited
c.	CA Aldwych Limited
2.	English law Share Charge, dated as of 4 October, 2019, granted by The One Group LLC in favor of Goldman Sachs Bank USA. with respect to its shares in T.O.G. (UK) Limited.

Part B: Canadian Collateral Documents

1.	Canadian Security Agreement, by and between 9401415 Canada Ltd. and Goldman Sachs Bank USA.

~~Schedule 5.15~~

~~Certain Post-Closing Matters~~

~~1.         On or prior to October 11, 2019 (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered to the Administrative Agent true and correct copies of the current charters of each of the following Subsidiaries certified by the applicable secretary of state (or other applicable governing body) of the state of organization or formation of such Subsidiaries: Basement Manager, LLC; STK Aspen, LLC; STK Atlanta, LLC; STK Chicago LLC; STK Dallas, LLC; STK Denver, LLC; STK Miami, LLC; STK Miami Service, LLC; STK Midtown, LLC; STK Orlando LLC; STK Rebel Austin, LLC; STK Rebel San Diego, LLC; STK Rooftop San Diego, LLC; STK Westwood, LLC; STK-LA, LLC; STK – Las Vegas, LLC; TOG Kona Sushi, LLC; TOG Kona Texas, LLC; TOG Marketing LLC; TOG Orlando F&B Manager LLC.~~

~~2.         On or prior to the date that is 15 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered insurance endorsements as required by Section 5.5 to the Administrative Agent in form and substance satisfactory to the Administrative Agent.~~

~~3.         On or prior to the date that is 15 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent that all outstanding taxes due and owing by Holdings and its Subsidiaries have been paid and any tax liens in excess of $5,000 in the aggregate associated therewith have been released.~~

~~4.         On or prior to the date that is 21 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the English Credit Parties shall deliver evidence satisfactory to Administrative Agent that the English Collateral Documents, to the extent applicable, have been registered at the Companies House~~

~~5.         On or prior to the date that is 30 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered to the Administrative Agent evidence that the Credit Parties have updated cyber and data security policies and procedures in form and substance reasonably acceptable to the Administrative Agent and have instituted an annual training program with respect thereto.~~

~~6.         On or prior to the date that is 30 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall use commercially reasonable efforts to deliver to the Administrative Agent evidence that all UCC filings in any jurisdiction with respect to Liens granted to landlords or their Affiliates that have priority over the Lien security the Obligations have been terminated in form and substance satisfactory to the Administrative Agent.~~

~~7.         On or prior to the date that is 30 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered to the~~

~~Administrative Agent evidence that UCC-3 termination statements have been filed with respect to the following UCC-1 filings:~~

~~Name of Debtor~~	~~Name of Secured Party~~	~~Secretary of State Filing Jurisdiction~~	~~Original UCC Filing Number~~	~~Date of original UCC Filing~~
~~STK Denver, LLC~~	~~BankUnited, N.A.~~	~~Colorado~~	~~20142099690~~	~~10/24/14~~
~~STK Miami Service, LLC and STK Miami, LLC~~	~~Edward Don & Company~~	~~Florida~~	~~20080823397X~~	~~5/2/08~~
~~STK Westwood, LLC~~	~~BankUnited, N.A.~~	~~California~~	~~14-7434065903~~	~~10/24/14~~
~~STK Midtown, LLC (also covers Little West 12~~th ~~LLC; STK Miami, LLC; STK Atlanta, LLC; STK Westwood, LLC; STK Chicago LLC; STK Orlando LLC)~~	~~American Express Bank, FSB~~	~~Illinois~~	~~22151223~~	~~2/28/17~~

~~8.         On or prior to the date that is 60 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered a Landlord Collateral Access Agreement with respect to the headquarters of the Credit Parties at which material books and records or other material information of the Credit Parties and their Subsidiaries are held: provided, that, if such Landlord Collateral Access Agreement cannot be obtained within 60 days (or such later date as the Administrative Agent shall agree in writing) after the Credit Parties have used commercially reasonable efforts to do so, then at all times thereafter the Credit Parties shall maintain a copy of any material books and records and other material information of the Credit Parties and their Subsidiaries at an owned location or at an alternative leased location for which a Landlord Collateral Access Agreement has been delivered to the Administrative Agent.~~

~~9.         On or prior to the date that is 60 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have delivered a Deposit Account Control Agreement and/or Securities Account Control Agreement, as applicable, with respect to Deposit Accounts or Securities Accounts, as applicable, provided, that, the foregoing shall not apply to Excluded Accounts.~~

~~10.       On or prior to the date that is 60 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have caused the Bank of America Letters of Credit and all cash collateral arrangements and reimbursement obligations with respect thereto to be terminated and released.~~

~~11.       On or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Post-Closing Growers’ Lien Liabilities shall have been paid in full out of the Wind-Down Budget.~~

~~12.       On or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties and all of their Subsidiaries shall establish and maintain policies, procedures, trainings and controls reasonably acceptable to the Administrative Agent that are designed (and otherwise comply with applicable law) to ensure that each of Holdings, its Subsidiaries, and each Controlled Entity, and each of their respective Directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Sanctions, Anti-Terrorism and Anti-Money Laundering Laws, and Anti-Corruption and Anti-Bribery Laws, including with respect to vendor diligence, and shall have conducted training of its employees and vendors with respect thereto.~~

~~13.       On or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties and all of their Subsidiaries shall establish and maintain policies, procedures and controls reasonably acceptable to the Administrative Agent that are designed (and otherwise comply with applicable law) to ensure that each of Holdings and its Subsidiaries and each of their respective Directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future laws, applicable industry standards and Contractual Obligations regarding the collection, use, retention, storage, transfer, disposal, disclosure or other processing of Personal Information.~~

~~14.       On or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall cause STK DC, LLC to (a) be merged with and into a Credit Party (with such Credit Party as the surviving Person), (b) be dissolved or liquidated in accordance with applicable law or (c) become a Guarantor under the Loan Documents and have satisfied the requirements in Section 5.10 with respect thereto.~~

~~15.       On or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall use commercially reasonable efforts to cause JEC II, LLC, Bridge Hospitality, LLC and BBCLV, LLC to (a) be merged with and into a Credit Party (with such Credit Party as the surviving Person), (b) be dissolved or liquidated in accordance with applicable law or (c) become a Guarantor under the Loan Documents and have satisfied the requirements in Section 5.10 with respect thereto.~~

~~16.       On or prior to the date that is 120 days after the Closing Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have used commercially reasonable efforts to take all such actions and execute and deliver, or cause to be executed and delivered all Leasehold Property Documents and Mortgaged Real Estate Documents with respect to all Leasehold Property that are Material Real Estate Assets on the Closing Date.~~

~~17.       On or prior to the date that is 90 days after the First Amendment Effective Date (or such later date as the Administrative Agent shall agree in writing), the Credit Parties shall have obtained all licenses and permits necessary or advisable to operate all restaurants and~~

~~locations covering the Kona Grill brand (including all licenses and permits reflected on Schedules 2 and 3 of the Licensing Management Agreement).~~